                                                                    EXHIBIT 4.27

                                                                  CONFORMED COPY

================================================================================

                      AMENDED AND RESTATED TRUST AGREEMENT

                              entered into between

                           TELEFONICA DEL PERU S.A.A.,
                           as Transferor and Servicer

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee,

                               for the benefit of
                  each of the holders from time to time of the
                          certificates issued hereunder

                          Dated as of December 16, 1998

                  Amended and Restated as of December 17, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.    Definitions ................................................     2

                                   ARTICLE II

                               CREATION OF TRUST;
                        PURCHASE AND SALE OF CERTIFICATES

SECTION 2.01.    Declaration of Trust .......................................    17
SECTION 2.02.    Security Interest ..........................................    17
SECTION 2.03.    Authority to Issue Certificates ............................    18
SECTION 2.04.    Form of Certificates .......................................    19
SECTION 2.05.    Registration of Certificates ...............................    21
SECTION 2.06.    Replacement of Certificates ................................    22
SECTION 2.07.    Payments on Certificates ...................................    23
SECTION 2.08.    Statement of Rights in Certificates ........................    23
SECTION 2.09.    Certain Transfer Restrictions ..............................    23

                                   ARTICLE III

            RIGHTS OF CERTIFICATEHOLDERS; ESTABLISHMENT OF ACCOUNTS
               AND APPLICATION OF COLLECTIONS AND OTHER PAYMENTS

SECTION 3.01.    Rights of Certificateholders and the holder of the
                    Transferor Certificate ..................................    26
SECTION 3.02.    Establishment of Accounts ..................................    26
SECTION 3.03.    Application of Collections .................................    29
SECTION 3.04.    Payments to the Trust ......................................    33
SECTION 3.05.    Investment of Funds ........................................    33
SECTION 3.06.    Distribution of Redemption Price ...........................    34

                                   ARTICLE IV

                          SPECIFIED EVENTS, SHORTFALLS
                               AND EFFECTS THEREOF

SECTION 4.01.    Specified Events ...........................................    34
SECTION 4.02.    Notices Upon the Occurrence of a Specified Event ...........    37
SECTION 4.03.    Redemption Obligation ......................................    37

                                    ARTICLE V

                              THE TRUSTEE'S DUTIES;
                        APPOINTMENT OF SUCCESSOR TRUSTEE

SECTION 5.01.    Acceptance of Trust ........................................    38
SECTION 5.02.    Representations and Warranties of the Trustee ..............    38
SECTION 5.03.    Duties and Responsibilities of the Trustee .................    38
SECTION 5.04.    Trustee Not Liable for Purchased Receivables; Performance
                    of Trustee's Duties .....................................    40
SECTION 5.05.    Resignation and Removal; Appointment of Successor Trustee ..    42
SECTION 5.06.    Acceptance of Appointment by Successor Trustee .............    43
SECTION 5.07.    Merger or Consolidation of Trustee .........................    43
SECTION 5.08.    Certain Procedural Matters .................................    43
SECTION 5.09.    Appointment of Co-Trustee or Separate Trustee ..............    45
SECTION 5.10.    Appointment of Paying Agent ................................    46

                                   ARTICLE VI

                                TRUSTEE COVENANTS

SECTION 6.01.    Application of Moneys ......................................    47
SECTION 6.02.    Distribution of Statements and Other Information ...........    47
SECTION 6.03.    Requests for Information ...................................    48
SECTION 6.04.    Returns ....................................................    49

                                   ARTICLE VII

                    TELEFONICA DEL PERU'S DUTIES AS SERVICER

SECTION 7.01.    Performance of Service Arrangements ........................    49
SECTION 7.02.    Covenants of Telefonica del Peru as Servicer of the
                    Purchased Receivables ...................................    49
SECTION 7.03.    Additional Designated Carriers .............................    52
SECTION 7.04.    Receivables Files ..........................................    53
SECTION 7.05.    Administration and Servicing of Receivables ................    54

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

SECTION 8.01.    Representations and Warranties of Telefonica del Peru ......    56
SECTION 8.02.    Representations and Warranties of the Trustee ..............    59
SECTION 8.03.    Further Assurances .........................................    61

                                   ARTICLE IX

                        COVENANTS OF TELEFONICA DEL PERU

SECTION 9.01.    Affirmative Covenants ......................................    61
SECTION 9.02.    Negative Covenants .........................................    62
SECTION 9.03.    Financial Statements and Reports ...........................    64
SECTION 9.04.    Expenses ...................................................    65
SECTION 9.05.    Certain Indemnities ........................................    66
SECTION 9.06.    Securities Laws ............................................    66
SECTION 9.07.    Taxes ......................................................    67

                                    ARTICLE X

                        CONCERNING THE CERTIFICATEHOLDERS

SECTION 10.01.   Control of Trustee by Certificateholders ...................    67
SECTION 10.02.   Evidence of Action Taken by Certificateholders .............    68
SECTION 10.03.   Proof of Execution of any Request, Consent or Other
                    Instruments and of Holding of Certificates ..............    68
SECTION 10.04.   Certificates Owned by Telefonica del Peru and Certain
                    Other Persons ...........................................    68
SECTION 10.05.   Right of Revocation of Action Taken ........................    68

                                   ARTICLE XI

                                   REDEMPTION

SECTION 11.01.   Optional Redemption by Telefonica del Peru .................    69
SECTION 11.02.   Optional Redemption for Tax Reasons ........................    69
SECTION 11.03.   Notice of Redemption .......................................    69
SECTION 11.04.   Investment Grade Option ....................................    70

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.01.   Benefits of Agreement ......................................    71
SECTION 12.02.   Amendment or Waiver ........................................    71
SECTION 12.03.   Binding Upon Assigns .......................................    72
SECTION 12.04.   Notices ....................................................    72
SECTION 12.05.   Construction ...............................................    73
SECTION 12.06.   Termination; Dissolution ...................................    73
SECTION 12.07.   Severability ...............................................    74
SECTION 12.08.   GOVERNING LAW ..............................................    74

SECTION 12.09.   WAIVER OF IMMUNITY; SUBMISSION TO JURISDICTION; AGENT ......    74
SECTION 12.10.   Use of English Language ....................................    76
SECTION 12.11.   Trustee's Fees and Expenses ................................    76
SECTION 12.12.   Counterparts ...............................................    76
SECTION 12.13.   Entire Agreement ...........................................    76
SECTION 12.14.   Limitation on Rights of Certificateholders .................    76
SECTION 12.15.   Certificates Nonassessable and Fully Paid ..................    77
SECTION 12.16.   Remedies Cumulative ........................................    77
SECTION 12.17.   Rule 144A Information ......................................    77
SECTION 12.18.   WAIVER OF JURY TRIAL .......................................    77
SECTION 12.19.   REVERSION OF TRUST ESTATE; TERMINATION OF SECURITY
                    INTERESTS ...............................................    78

Exhibits and Schedules to the Trust Agreement

Exhibits
Exhibit A-1   Form of Rule 144A Global Certificate (Section 2.03(a))
Exhibit A-2   Form of Regulation S Global Certificate (Section 2.03(a))
Exhibit A-3   Form of Definitive Certificate (Section 2.04(b))
Exhibit B     Form of Transferor Certificate (Section 2.03(d))
Exhibit C     Form of Account Statement (Section 6.02(a))
Exhibit D     Form of Identification of Collections (Section 7.05(a)(v))
Exhibit E     Form of Notice of Face Amounts (Section 7.05(a)(vi))
Exhibit F     Form of Notice of Delinquent Payments (Section 7.05(a)(vii))
Exhibit G     Form of Officer's Certificate (Section 9.01(a))
Exhibit H     Form of Instructions of Sale and Payment
Exhibit I     Form of Notice of Closing Date and Effectiveness
Exhibit J     Form of Notice of Termination Date
Exhibit K     Form of Daily Statement
Exhibit L     Form of Notice of Termination of Designated Carrier (Section 7.03(b))

Schedules

Schedule 1    Amended Amortization Schedule
Schedule 2    Disputes with Designated Carriers regarding the Service Arrangements
                 (Section 8.01(k)(l))
Schedule 3    Actions at Law, Suits in Equity and Proceedings pending against Telefonica del
                 Peru or its Assets (Section 8.01 (n))
Schedule 4    List of Designated Carriers
Schedule 5    Service Arrangements

     This AMENDED AND RESTATED TRUST AGREEMENT, dated as of December 16, 1998, and amended and restated as of December 17, 2001 (as the same may be amended, modified or supplemented pursuant to Section 12.02 hereof, this "Agreement"), is entered into by Telefonica del Peru S.A.A., a sociedad anonima abierta organized under the laws of Peru (together with its successors and assigns, hereinafter called "Telefonica del Peru"), and The Bank of New York, a New York banking corporation, not in its individual capacity, but solely as trustee (together with its successors and assigns, hereinafter called the "Trustee") for the benefit of the holders from time to time of trust certificates issued hereunder (collectively, the "Certificateholders") and the holder of the Transferor Certificate. Unless otherwise defined herein, capitalized terms used in the recitals below have the meanings given thereto in Article I hereof.

                              W I T N E S S E T H:

     WHEREAS, on December 16, 1998, Telefonica del Peru and the Trustee entered into a Trust Agreement (the "Original Trust Agreement");

     WHEREAS, pursuant to the Original Trust Agreement, Telefonica del Peru and the Trustee established a trust known as the Telefonica del Peru Grantor Trust (the "Trust"), a New York grantor trust, pursuant to which the Trustee acts as trustee for the benefit of the holders of the Certificates and the Transferor Certificate and for the purpose of acquiring and holding Purchased Receivables and other assets comprising the Trust Estate on behalf and for the benefit of such Certificateholders;

     WHEREAS, simultaneously with the effectiveness of the Original Trust Agreement, pursuant to the Transfer Agreement, Telefonica del Peru sold, transferred, assigned, delivered and conveyed to the Trust all of Telefonica del Peru's right, title and interest in and to (i) the Purchased Receivables, (ii) all funds collected or to be collected in respect of the Purchased Receivables and (iii) all other payments by any Person in respect of the foregoing, and all assets related thereto, proceeds therefrom, and payments under or distributions in respect thereof, in consideration for (A) the issuance by the Trust of the Certificates; (B) the transfer of the proceeds of the sale and issuance of the Certificates to Telefonica del Peru (less the initial Reserve Amount Cap and the Transaction Expenses); and (C) the Transferor Certificate;

     WHEREAS, this Agreement amends and restates the Original Trust Agreement;
and

     WHEREAS, the amendments to the Original Trust Agreement set forth in this Agreement have been approved by the Required Percentage of Certificateholders.

     NOW THEREFORE, in consideration of the covenants and premises herein contained and other consideration, the receipt and sufficiency of which is hereby acknowledged, Telefonica del Peru and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. The following terms for all purposes of this Agreement shall have the respective meanings hereinafter specified.

     "Account Statement" shall mean, with respect to the Certificates, the report referred to in Section 6.02(a) hereof, the form of which is attached hereto as Exhibit C.

     "Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations from time to time promulgated thereunder.

     "Additional Amounts" shall have the meaning set forth in Section 9.07(a) hereof.

     "Additional Designated Carrier Requirements" shall have the meaning set forth in Section 7.03(a) hereof.

     "Adjusted Face Amount" shall mean, as of any date of determination, for each Certificate, the Original Face Amount thereof less the aggregate amount of all distributions made by the Trustee from time to time prior to such date in reduction of the Original Face Amount pursuant to this Agreement; provided, however, that the Adjusted Face Amount of any Certificate shall never be less than zero.

     "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by, or is under common control with, such first Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall have the meaning set forth in the first paragraph hereof.

     "Amortization Amount" shall mean, with respect to any Payment Date, the amount set forth under the column heading "Amortization Amount" next to such Payment Date on Schedule 1 hereto.

     "Authorized Denominations" shall mean, with respect to the Certificates, denominations of $250,000 and integral multiples of $1,000 in excess thereof.

     "Authorized Officer" shall mean (i) as to Telefonica del Peru, one of its managers or higher officers, (ii) as to any Certificateholder of a Certificate, an authorized officer of such Certificateholder, (iii) as to the initial Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement, (iv) as to any successor Trustee, any officer or officers identified in its certificate accepting its appointment as Trustee hereunder or in any Officer's Certificate delivered thereafter by such Trustee to the Certificateholders, with a copy delivered to Telefonica del Peru, and (v) as to any other Person not listed above, an authorized officer of such Person.

     "Base Receivables Amount," with respect to each Collection Period, shall be equal to the sum of:

          (a) the Certificate Interest for such Collection Period,

          (b) the Amortization Amount scheduled to be paid on the Certificates on the related Payment Date, and

          (c) all Additional Amounts for such Collection Period which are not paid by Telefonica del Peru or the Trustee directly to the applicable taxing authority, if any.

     "Benefit Plan" shall have the meaning assigned thereto in Section 2.09(b) hereof.

     "Book-Entry Certificates" shall mean certificates evidencing a beneficial interest in the applicable Certificates, ownership of which shall be recorded and transfers of which shall be made through book entries by the Depository, provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates have been issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates".

     "Business Day" shall mean any day other than a Saturday, Sunday or any day on which banking institutions in The City of New York, United States or Lima, Peru are permitted or required by law, executive order or governmental decree to remain closed.

     "Carrier Notices" shall mean the Instructions, the Notice of Closing, the Notice of Termination Date, the Designated Carrier Termination Notice and other notices to the Designated Carriers related thereto.

     "Cedel" shall mean Cedel S.A.

     "Certificate" shall have the meaning specified in Section 2.03(a) hereof.

     "Certificate Account" shall have the meaning specified in Section 3.02(b) hereof.

     "Certificate Balance" shall mean, as of any date of determination, the initial Certificate Balance (which amount shall be equal to the sum of the Original Face Amounts of all of the Certificates which, in turn, shall be equal to the Purchase Price) less the aggregate amount of all distributions made by the Trustee from time to time prior to such date in reduction of the Certificate

Balance pursuant to this Agreement (which amount shall be equal to the sum of the Adjusted Face Amounts of all of the Certificates as of such date).

     "Certificateholders" shall mean the Person or Persons who hold Certificates at any given time as shown on the Register maintained by the Trustee.

     "Certificate Interest" shall mean, with respect to each Collection Period in respect of the Certificates, interest on the Certificates (which shall be payable in arrears on the Payment Date immediately succeeding such Collection Period) in an amount equal to the sum of (i) the product of (a) the Certificate Rate, (b) the average Certificate Balance in respect of the Certificates during the preceding Collection Period (or in the case of the first Payment Date, the Purchase Price) after giving effect to all payments in respect of the Amortization Amount or otherwise in respect of principal made in respect of the Certificates on such preceding Payment Date, and (c) the number of days in the related Collection Period divided by 360 (assuming months of 30 days), (ii) the amount of Certificate Interest accrued during any prior Collection Period but not distributed on any prior Payment Date, and (iii) to the extent permitted by law, the product of (A) the Certificate Rate plus 1% per annum, (B) the amount, if any, of interest accrued on the Certificates during any prior Collection Period which was not distributed on any prior Payment Date, and (C) the number of days in the related Collection Period divided by 360 (assuming months of 30 days).

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository).

     "Certificate Owner Certification" shall mean, with respect to any Certificate Owner, a written certification of such Certificate Owner, addressed to the Trustee and Telefonica del Peru (with a copy delivered to Telefonica del Peru by such Certificate Owner), stating (i) that the Person signing such Certification is a Certificate Owner on the date set forth in such certification, (ii) that such Person shall promptly notify the Trustee and Telefonica del Peru in writing when it ceases to be a Certificate Owner (and in any event shall so notify the Trustee and Telefonica del Peru promptly after receipt of the first monthly Account Statement after it ceases to be a Certificate Owner), (iii) that, with respect to notices, reports, certificates, instruments, opinions, documents and other information (collectively, "Information") to be furnished to it pursuant to Section 6.02(b) or its designee pursuant to Section 6.03, as the case may be, such Person agrees to be bound by all of the provisions of this Agreement that apply to a Certificateholder of Certificates regarding receipt, use and possession of Information (including without limitation the provisions thereof regarding Confidential Information) and (iv) the address for delivery of Information to such Certificate Owner.

     "Certificate Purchase Agreement" shall mean the certificate purchase agreement dated as of December 9, 1998 between Telefonica del Peru, the Trustee and the Initial Purchaser.

     "Certificate Rate" shall mean 7.48% per annum.

     "Closing Date" shall mean the date on which the Certificates are originally issued in accordance with Section 2.03 hereof.

     "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date hereof and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collection Account" shall have the meaning specified in Section 3.02(a) hereof.

     "Collection Period" shall mean the period commencing with the day after any Semiannual Cut-Off Date and ending on the next succeeding Semiannual Cut-Off Date; provided that, with respect to the first Collection Period, such period shall commence with the Closing Date and end on the next succeeding Semiannual Cut-Off Date.

     "Collection Shortfall Amount" shall mean, with respect to any Payment Date, an amount equal to the excess, if any, of the Semiannual Payment Amount for such Payment Date over the aggregate amount of cash distributed to the Certificateholders pursuant to clauses "First", "Second" and "Third" of Section 3.03(b) hereof on such Payment Date.

     "Collections" shall mean, with respect to any Purchased Receivables, all cash collections and proceeds of such Purchased Receivables deposited or credited to the Collection Account.

     "Confidential Information" shall mean, (a) in relation to any Certificateholder and the Trustee, any written information delivered or made available by or on behalf of Telefonica del Peru to such Certificateholder or the Trustee in connection with or pursuant to this Agreement (including without limitation financial information, information relating to the conduct and business operations of Telefonica del Peru and the Designated Carriers and the information referred to in Section 6.02 hereof) which is proprietary in nature and clearly marked or labeled as being confidential information, other than information (i) which was publicly known, or otherwise known to such Certificateholder, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Certificateholder or the Trustee, (iii) which otherwise becomes known to such Certificateholder or the Trustee other than through disclosure by Telefonica del Peru, and (b) in relation to any purchaser or prospective purchaser referred to in Section 6.03, the information referred to in clauses (a) through (c) of such Section, other than information (i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Person, or (iii) which otherwise becomes known to such Person other than through disclosure by a Certificateholder or the Trustee.

     "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date of execution of this Agreement, located at 101 Barclay Street, New York, New York 10286, except that, with respect to presentation of Certificates for payment or registration of transfer or exchange and the location of the Register for the registration and registration of transfer of the Certificates, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be principally conducted, which office is, at the date of execution of this Agreement, located at 101 Barclay Street, New York, New York 10286 and which at all times shall be located in The City of New York.

     "Coverage Shortfall Account" shall have the meaning specified in Section 3.02(d) hereof.

     "Coverage Shortfall Amount" shall have the meaning specified in Section 3.02(d) hereof.

     "Debt Service Reserve Account" shall have the meaning specified in Section 3.02(g) hereof.

     "Definitive Certificates" shall have the meaning specified in Section 2.04(b) hereof and shall be substantially in the form of Exhibit B hereto.

     "Depository" shall mean The Depository Trust Corporation.

     "Designated Carriers" shall mean those telecommunications carriers with Service Arrangements with Telefonica del Peru and, except for Deutsche Telekom AG, that have executed enforceable and effective Instructions and that are listed on Schedule 4 attached hereto, as amended from time to time in accordance herewith, together with their successors and assigns, including any Designated Carriers added pursuant to Section 7.03 hereof.

     "Designated Carrier Termination Notice" shall mean the Notice of Termination of Designated Carrier, substantially in the form of Exhibit L hereto, executed and delivered by the Trustee, (i) informing a Designated Carrier that Telefonica del Peru has terminated such Designated Carrier as a Designated Carrier pursuant to Section 7.03(b) hereof and that the Purchased Receivables from such Designated Carrier have been transferred back to Telefonica del Peru and (ii) instructing such Designated Carrier to resume making payments in respect of such Purchased Receivables to Telefonica del Peru under the terms of the applicable Service Arrangements.

     "Designated Carrier Traffic Statement" shall have the meaning set forth in
Section 7.02(e)(ii) hereof.

     "Determination Date" shall have the meaning specified in Section 3.02(d) hereof.

     "Dollar" and "$" shall mean freely transferable lawful money of the United States.

     "Due Settlement Date" shall have the meaning specified in Section 7.02(e)(iv) hereof.

     "Eligible Account" shall mean (a) a segregated account or accounts maintained with a depository institution or trust company (which may be the Trustee if it meets the following rating criteria) whose long-term unsecured unsubordinated debt obligations are rated at least A by Fitch (or, if such obligations are not rated by Fitch, at least A by Standard & Poor's or at least A2 by

Moody's) if Fitch is a Rating Agency with respect to any outstanding Certificates and at least A1 by Moody's (or if such obligations are not rated by Moody's, at least A by Standard & Poor's or at least A by Fitch) if Moody's is a Rating Agency with respect to any outstanding Certificates or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).

     "Eligible Investments" shall mean, unless otherwise specified herein, with a remaining maturity not exceeding 183 days, any one or more of the following obligations or securities denominated in Dollars and acquired at a purchase price of not greater than par, regardless of whether issued by the Trustee or any of its Affiliates but excluding any obligations or securities issued by Telefonica del Peru or any Affiliate thereof:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

     (b) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia, having at any date of determination combined capital and surplus of not less than $100,000,000 and a long term unsecured unsubordinated debt rating of not less than "A", "A1" and "A" (i) by Standard & Poor's, Moody's and Fitch, respectively, or
          (ii) if not rated by all three of the foregoing rating agencies, by those of such rating agencies which rate such securities (which shall include such rating by Moody's at all times when Moody's maintains a rating on the Certificates);

     (c) repurchase obligations with respect to any security described in clause (a) above entered into with a depository institution or trust company acting as principal meeting the requirements set forth in clause (b) above;

     (d) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and rated (i) by Standard & Poor's, Moody's and Fitch or (ii) if not rated by all three of the foregoing rating agencies, by those of such rating agencies which rate such securities, in one of their two highest long term unsecured debt rating categories at the time of such acquisition or contractual commitment providing for such acquisition (which shall include such rating by Moody's at all times when Moody's maintains a rating on the Certificates); or

     (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is issued by any corporation incorporated under the laws of the United States of America or any state thereof and rated (i) by Standard & Poor's, Moody's and Fitch or (ii) if not rated by all three of the foregoing rating agencies, by those of such rating agencies which rate such securities, at least "A-l", "P-1" or "D-1", respectively, at the time of such investment (which shall include such rating by Moody's at all times when Moody's maintains a rating on the Certificates).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the Closing Date, and to any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

     "Euroclear" shall mean The Euroclear System.

     "Excess Tax Amount" shall have the meaning set forth in Section 11.02 hereof.

     "Fitch" shall mean Fitch (Duff & Phelps).

     "Generally Accepted Accounting Principles" when used with regard to financial statements prepared by Telefonica del Peru shall mean generally accepted accounting principles in effect from time to time in Peru, and when used with regard to financial statements prepared by the Trustee shall mean generally accepted accounting principles in effect from time to time in the United States for banking institutions.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Incipient Specified Event" shall mean an event that with the giving of notice or the passage of time or both would be a Specified Event.

     "Initial Purchaser" shall mean J.P. Morgan Securities Inc.

     "Insolvency Event" shall mean, with respect any Person, (a) such Person (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its general inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

     (b) (i) any involuntary Insolvency Proceeding is commenced or filed against such Person, and any such proceeding or petition shall not be dismissed, within 60 days after commencement or filing; (ii) such Person admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) such Person acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

     "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors.

     "Instructions" shall mean the instructions of sale and payment executed and delivered by Telefonica del Peru and acknowledged and agreed to by each Designated Carrier (except for Deutsche Telekom AG) and the Trustee relating to the transfer and assignment pursuant to the Transfer Agreement and this Trust Agreement of all Purchased Receivables owed to Telefonica del Peru by such Designated Carrier and instructing such Designated Carrier to make all payments relating to such Purchased Receivables to the Collection Account, the form which is attached hereto as Exhibit H.

     "Investment Company Act" shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated from time to time thereunder.

     "ITU" shall mean the International Telecommunications Union.

     "ITU - T" shall mean the ITU Telecommunication Standardization Sector (formerly the International Telegraph and Telephone Consultative Committee ("CCITT")), a permanent organ of the ITU.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (including any statutory lien) or charge of any kind (including any agreement to give any of the foregoing); any conditional sale or other title retention agreement; any lease or other conveyance in the nature thereof; any notification to an account debtor for purposes of perfecting any sale or assignment of the accounts owed by it; or any filing of or agreement to file any financing statement under the UCC.

     "Make Whole Premium" means, with respect to any redemption of the Certificates, the amount (but not less than zero) calculated as of any optional or mandatory redemption date obtained by subtracting (a) the sum of the Current Values of each payment of principal that would otherwise have become due on each Payment Date occurring on or after such redemption date if the principal and interest component of the redemption price actually paid on such redemption date were not being paid in satisfaction thereof (each such payment an "Amount Payable"), where "d" in the formula below is the financing rate equal to 7.48% per annum from (b) the sum of the Current Values of each Amount Payable where "d" in the formula below is the sum of the Treasury Yield plus 50 basis points. The "Current Value" of any Amount Payable means such Amount Payable discounted (on a semi annual basis) to its present value on such redemption date at yield of "d" in accordance with the following formula:

                         Current Value = Amount Payable
                                         --------------
                                          (1 + d/2)/n/
where "n" is an exponent (which need not be an integer) equal to the number of semi-annual periods and portion thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of twelve 30-day months in a 360-day year) between such redemption date and the due date of the Amount Payable. The "Treasury Yield" shall be equal to the yield to maturity implied by (i) the yield reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the date of determination of the Make Whole Premium, on the display designated as "Page 500" on the Telerate Service for actively traded on-the-run U.S. Treasury securities having a maturity equal to the then remaining weighted average life to maturity of all Amounts Payable (the "Remaining Life"), computed by dividing (x) the sum of all Amounts Payable into
(y) the total of the products obtained by multiplying (A) the amount of each Amount Payable by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between the date as of which such computation is made and the due date of the Amount Payable, or (ii) if such yields shall not be reported as of such time or the yield reports as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported as of the Business Day preceding the date of determination of the Make Whole Premium, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury Securities having a constant maturity equal to the Remaining Life as of such date of determination. If the "Page 500" on the Telerate Service or the Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) are no longer in publication, such implied yield shall be determined by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between reported yields. The Treasury Yield shall be computed to the fifth decimal place (one-thousandth of a percentage point) and then rounded to the fourth decimal place (one-hundredth of a percentage point).

     "Material Adverse Effect" shall be deemed to result from any action which
(i) impairs the right, title or interest of any Certificate Owners in the portion of the Trust Estate held by the Trustee on behalf of such Certificate Owners, (ii) results or could reasonably be expected to result in a reduction or delay in the payment of any amounts to the Certificateholders, (iii)(A) for Peruvian tax purposes alters or could reasonably be expected to alter the characterization of any outstanding Certificates in a manner adverse to Certificateholders thereof; (B) for U.S. federal income tax purposes alters or could reasonably be expected to alter the characterization of any outstanding Certificates as indebtedness; (C) for Peruvian tax purposes or U.S. federal income tax purposes causes or could reasonably be expected to cause a taxable event to the Certificateholder of any outstanding Certificate; (D) for Peruvian tax purposes causes or could reasonably be expected to cause the Trust to be treated as a separate entity that will be subject to an entity level tax; and
(E) for U.S. federal income tax purposes causes or could reasonably be expected to cause the Trust to be taxable as a corporation or (iv) adversely alters the characterization or treatment of the Trust or any outstanding Certificates under the Act, the Investment Company Act or the Trust Indenture Act. "Materially Adversely Affect" shall have a correlative meaning.

     "Monthly Settlement Designated Carrier" shall have the meaning set forth in
Section 7.02(e)(i) hereof.

     "Monthly Settlement Invoice" shall have the meaning set forth in Section 7.02(e)(iii) hereof.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Notice of Closing" shall mean the notice of closing date and effectiveness executed and delivered by Telefonica del Peru and the Trustee on or about the Closing Date, informing the Designated Carriers of the Closing Date and the effectiveness of the Instructions relating thereto, and attached as Exhibit I hereto.

     "Notice of Termination Date" shall mean the Notice of Termination Date executed and delivered by Telefonica del Peru and the Trustee, (i) informing the Designated Carriers that Trust Termination Date has occurred and that the Purchased Receivables have been transferred back to Telefonica del Peru and (ii) instructing the Designated Carriers to resume making payments in respect of the Purchased Receivables to Telefonica del Peru under the terms of the applicable Service Arrangements, substantially in the form of Exhibit J hereto.

     "Offering Circular" shall mean the preliminary offering circular, dated November 20, 1998, and the final offering circular, dated December 9, 1998, in each case relating to the Certificates hereunder, together with all exhibits, amendments and supplements thereto.

     "Officer's Certificate" shall mean a certificate signed by an Authorized Officer of the Person required to deliver a certificate hereunder.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion, except in the case of an opinion as to taxes, in which case such counsel shall be independent tax counsel, and who shall be reasonably acceptable to the Trustee (it being agreed, however, that any Person previously delivering any legal opinion in connection with the issuance of the Certificates shall be deemed reasonably acceptable by the Trustee and the parties to this Agreement).

     "Original Face Amount," with respect to any Certificate, shall have the meaning given thereto in Section 2.03(b) hereof.

     "Paying Agent" shall mean any paying agent appointed pursuant to Section 5.09.

     "Payment Date" shall mean each June 15 and December 15 (or, if any such date is not a Business Day, then the first date following that is a Business
Day), beginning on June 15, 1999.

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Peru" shall mean the Republic of Peru.

     "Peruvian Taxes" shall have the meaning given thereto in Section 9.07 hereof.

     "Process Agent" shall have the meaning given thereto in Section 12.09(c) hereof.

     "Proportionate Share" shall mean, as of any date of determination, with respect to each Certificateholder of Certificates, the percentage obtained by dividing the aggregate Adjusted Face Amount of Certificates then held by such Certificateholder by the aggregate Adjusted Face Amount of all Certificates then outstanding determined, in each case, as of such date.

     "PTE 95-60" shall have the meaning assigned thereto in Section 2.09(b) hereof.

     "Purchase Price" shall mean $150,000,000.

     "Purchased Receivables" shall mean all U.S. dollar denominated net international settlement receivables generated and outstanding as of the Closing Date and all future U.S. dollar denominated net international settlement receivables generated thereafter but prior to the Trust Termination Date that are owed by the Designated Carriers (including carriers that become Designated Carriers after the Closing Date in accordance with this Agreement) to Telefonica del Peru and transferred by Telefonica del Peru to the Trust pursuant to the Transfer Agreement.

     "Put Price" shall mean, for any redemption of Certificates pursuant to
Section 11.04, the amount equal to the sum (without duplication) of (i) the Adjusted Face Amount subject to such redemption of Certificates, (ii) unpaid accrued Certificate Interest on such amount as of such date of redemption and
(iii) all unpaid Additional Amounts in respect of such amount (if any).

     "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Act.

     "Qualified LC Reserve Bank" shall mean any financial institution located in the United States of America that has a short term unsecured debt or deposit rating of "P-1" by Moody's and "D-1" by Fitch.

     "Quarterly Settlement Designated Carrier" shall have the meaning set forth in Section 7.02(e)(i) hereof.

     "Quarterly Settlement Invoice" shall have the meaning set forth in Section 7.02(e)(iii) hereof.

     "Rating Agency" shall mean each of Fitch, Moody's and Standard & Poor's, but only to the extent that it is maintaining a rating on the Certificates.

     "Ratings Redemption Date" shall have the meaning set forth in Section 11.04(a) hereof.

     "Receivables Files" shall mean the documents, data and records referred to in Section 7.04(a) hereof.

     "Receivables Statement" shall mean with respect to the Certificates, the Receivables Statement referred to in Section 6.02(a) hereof.

     "Record Date" shall have the meaning set forth in Section 2.05(e) hereof.

     "Redemption Price" shall mean, as of any date of determination and for any redemption of Certificates, the amount equal to the sum (without duplication) of
(i) the Adjusted Face Amount subject to such redemption of Certificates, (ii) unpaid accrued Certificate Interest on such amount as of such date of determination, (iii) all unpaid Additional Amounts in respect of such amount (if any), and (iv) a Make Whole Premium in respect of such amount, all as determined by the Trustee as of the date of payment of the Redemption Price, which amount shall be notified to Telefonica del Peru.

     "Register" shall have the meaning set forth in Section 2.05(c) hereof.

     "Registered Certificateholder ? (i) With respect to a Book-Entry Certificate, the Depository or its nominee, and (ii) with respect to a Definitive Certificate, the Person in whose name such Certificate is registered on the Register on the applicable Record Date.

     "Regulation S" shall mean Regulation S under the Act.

     "Regulation S Global Certificate" shall mean a Certificate representing a Certificate sold outside the United States in reliance on Regulation S substantially the form set forth in Exhibit A-2 attached hereto.

     "Required Percentage of Certificateholders" shall mean, as of any date of determination, Certificateholders of Certificates representing at least 51% of the Certificate Balance of the Certificates as of such date; provided, however, that the consent of 100% of the Certificateholders of the Certificates shall be required to approve any amendment or waiver of this Agreement which shall (i) reduce the Original Face Amount or Adjusted Face Amount of any Certificate; (ii) change any definition relating to the calculation or allocation of payments to such Certificateholders; (iii) modify, amend or waive the provisions of Section 3.03(a) or Section 3.03(b) hereof; (iv) modify this definition; (v) modify any provision hereof which relates to the date, time, manner or amount of any payment due to such Certificateholders; or (vi) authorize the Trustee to reduce the amount of or extend the time of payment of any monies payable to or for the benefit of the Certificateholders of Certificates under the Transaction Documents or to release or provide for the release of any of the Trust Estate or any other property or cash held by the Trust, other than as expressly permitted by the terms of the Transaction Documents.

     "Reserve Account" has the meaning set forth in Section 3.02(c)(i) hereof.

     "Reserve Amount Cap," as of any date of determination, shall mean the Certificate Interest due on the next succeeding Payment Date.

     "Reserve LC" shall have the meaning set forth in Section 3.02(c)(ii) hereof.

     "Rule 144A Global Certificate" shall mean a Certificate sold to QIBs in reliance on Rule 144A, substantially in the form set forth in Exhibit A-1 attached hereto.

     "Rule 144A" shall mean Rule 144A promulgated under the Act.

     "Semiannual Cut-Off Date" shall mean, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

     "Semiannual Payment Amount" shall mean, with respect to any Payment Date, the sum of (i) the Base Receivables Amount for the Collection Period that ends on such Payment Date and (ii) the aggregate amount of any and all unpaid Collection Shortfall Amounts from all preceding Payment Dates.

     "Service Arrangements" shall mean arrangements, whether in the nature of informal agreements or written agreements, that are based on or refer to the applicable ITU regulations and recommendations, which generate accounts receivable for Telefonica del Peru from the Designated Carriers in respect of cross-border telecommunications services originating or passing through the territory of operation of each respective Designated Carrier and terminating in or passing through Peru. The Service Arrangements in effect at the Closing Date are described in Schedule 5 hereto.

     "Servicer" shall mean Telefonica del Peru in its capacity as servicer of the Purchased Receivables in accordance with the provisions set forth in Article VII hereunder.

     "Servicing Report" shall have the meaning set forth in Section 6.02(a) hereof.

     "Specified Event" shall mean each such event set forth in Section 4.01 hereof.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Taxes" shall mean all fees, taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, royalties, charges, assessments and withholdings of any nature whatsoever, imposed by or on behalf of any government or taxing authority, together with any and all penalties, fines, additions to tax and interest thereon.

     "TdP Traffic Statement" shall have the meaning set forth in Section 7.02(e)(i) hereof.

     "Telefonica del Peru" shall have the meaning set forth in the first paragraph hereto.

     "Transaction Documents" shall mean this Agreement, the Transfer Agreement, the Certificate Purchase Agreement and the Carrier Notices.

     "Transaction Expenses" shall mean all costs and expenses incident to the performance of Telefonica del Peru's obligations under the Transactions Documents, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Certificates, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Offering Circular (including all exhibits, amendments and supplements thereto),
(iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Certificates under the laws of such jurisdictions as the Initial Purchaser may designate (including fees of counsel for the Initial Purchaser and its disbursements), (iv) in connection with the approval for trading of the Certificates on any securities exchange or inter-dealer quotation system, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Certificate Purchase Agreement and the other Transaction Documents and the furnishing to the Initial Purchaser and dealers of copies of the Offering Circular, including mailing and shipping, as provided in the Certificate Purchase Agreement, (vi) payable to the Trustee in connection with the establishment of the Trust and issuance of the Certificates (whether acting in its capacity as Trustee or as Paying Agent), (vii) payable to Moody's in connection with the rating of the Certificates as of the Closing Date, (viii) amounts to cover the Initial Purchasers' out-of-pocket expenses, (ix) any expenses incurred by or on behalf of Telefonica del Peru in connection with a "road show" presentation to potential investors, (x) fees and expenses of U.S., Peruvian and (if required) Cayman Islands counsel to Telefonica del Peru, the Initial Purchaser and the Trustee, and (xi) payable to the New York process agent in connection with its services related to the Transaction Documents; provided that the sum of amounts payable by Telefonica del Peru under clauses
(i) through (xi) inclusive through the Closing Date shall not exceed $535,000 (it being understood that such sum does not include the fees and expenses payable to Fitch as of the Closing Date); and provided further that all payments to the Initial Purchaser hereunder shall be free and clear of any stamp, documentary, withholding or similar taxes.

     "Transfer Agreement" shall mean the Transfer and Assignment Agreement, of even date herewith, between Telefonica del Peru and the Trustee pursuant to which Telefonica del Peru has transferred to the Trust the Transferred Property.

     "Transferred Property" shall have the meaning assigned thereto in Section
2.02 hereof.

     "Transferor" shall mean Telefonica del Peru in its capacity as transferor of the Transferred Property pursuant to the Transfer Agreement.

     "Transferor Certificate" shall have the meaning assigned thereto in Section 2.03(d) hereof.

     "Trust" shall have the meaning set forth in the first recital hereof.

     "Trust Accounts" shall mean, collectively, the Collection Account, the Certificate Account, the Reserve Account, the Debt Service Reserve Account and the Coverage Shortfall Account.

     "Trust Estate" shall have the meaning set forth in Section 2.01 hereof.

     "Trust Indenture Act" shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations from time to time promulgated thereunder.

     "Trust Termination Date" shall have the meaning set forth in Section 12.06.

     "Trustee" shall have the meaning set forth in the first paragraph hereto.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

     "United States" or "U.S. shall mean the United States of America.

     "U.S. Carrier" shall mean any telecommunications carrier incorporated and with its principal place of business in the United States.

     "U.S. Taxes" shall have the meaning given thereto in Section 3.03(d) hereof.

     "Written Direction" shall mean, in respect of any action by the Certificateholders, a written direction which is executed by, or otherwise evidences the approval of, the Required Percentage of Certificateholders and is addressed to the Trustee.

     "60-day Period" shall have the meaning set forth in Section 7.02(e)(iv) hereof.

                                   ARTICLE II

                               CREATION OF TRUST;
                        PURCHASE AND SALE OF CERTIFICATES

     SECTION 2.01. Declaration of Trust. (a) This Agreement amends and restates the Original Trust Agreement.

     (b) In order to establish the Trust created hereby, Telefonica del Peru appoints the Trustee to act as trustee hereunder and the Trustee hereby accepts the Trust created hereby and declares that it will hold all estate, right, title and interest of the Trust in and to any property (including, without limitation, the Transferred Property, and all funds on deposit in the Collection Account, the Certificate Account, the Reserve Account, the Debt Service Reserve Account and the Coverage Shortfall Account and all other payments by any Person in respect thereof, and any and all assets related thereto, proceeds therefrom, payments under or distributions in respect thereof), now existing or at any time hereafter created, which is at any time conveyed to the Trustee pursuant to the Transfer Agreement and the terms and conditions hereof or to which the Trust otherwise holds estate, right, title and interest (such property, the "Trust Estate") in trust for the use and benefit of the Certificateholders from time to time of the Certificates and the holder of the Transferor Certificate, all in accordance with the terms and provisions of this Agreement. The Trustee shall have no power to create, assume or incur indebtedness or other liabilities other than in the performance of its duties and obligations as contemplated in this Agreement.

     SECTION 2.02. Security Interest. (a) Telefonica del Peru intends that the transfer, assignment, delivery and conveyance of (i) the Purchased Receivables,
(ii) all funds collected or to be collected in respect of the Purchased Receivables, and (iii) all other payments by any Person in respect of the foregoing, and all assets related thereto, proceeds therefrom, and payments under or distributions in respect thereof (collectively, the "Transferred Property") pursuant to the Transfer Agreement constitutes a transfer, assignment, delivery and conveyance of the Transferred Property from Telefonica del Peru to the Trust. In the event that, for any reason, the transfer, assignment, delivery and conveyance of the Transferred Property does not constitute a transfer, assignment, delivery and conveyance, Telefonica del Peru intends such transfer, assignment, delivery and conveyance to be the grant of a security interest in the Transferred Property to the Trust. Therefore, in order to secure (i) the full and punctual payment of the Semiannual Payment Amount on each Payment Date and all other amounts payable hereunder to the Certificateholders from the Trust Estate and (ii) the performance of all of Telefonica del Peru's obligations hereunder (including its obligations to the Trustee), Telefonica del Peru grants to the Trustee, on behalf of the Trust and for the ratable benefit of the Certificateholders from time to time, a continuing security interest in and to all of Telefonica del Peru's right, title and interest in the Trust Estate, whether now owned or existing or hereafter acquired or arising; including:

     (A)  the Transferred Property;

     (B)  the Trust Accounts;

     (C) all securities entitlements with respect to all securities and other property held in the Trust Accounts;

     (D) all cash, securities, investments and other monies and properties of any kind held in or credited to the Trust Accounts or otherwise in the possession or control of the Trustee from time to time as part of the Trust Estate; and

     (E) all revenues, issues, products, accessions, substitutions, replacements and proceeds of and from all of the foregoing.

For such purpose, this Agreement shall constitute a security agreement (as defined in the UCC).

     (b) Telefonica del Peru hereby represents (i) that no Purchased Receivable constitutes proceeds of property in which any third party has a perfected security interest, (ii) that neither Telefonica del Peru nor any of its creditors has given notice to the Designated Carriers constituting "notification to the account debtor" within the meaning of the UCC (other than the Instructions and Notice of Closing) and (iii) that immediately prior to the purchase by the Trust of any receivable of a Designated Carrier, Telefonica del Peru was the sole owner of such Purchased Receivable, free and clear of the interest of any creditor or purchaser (each as defined in the UCC).

     SECTION 2.03. Authority to Issue Certificates. (a) The Trustee is hereby authorized, subject to the terms and conditions hereof, at the request of Telefonica del Peru, to execute, authenticate, issue and deliver the Rule 144A Global Certificate and the Regulation S Global Certificate (collectively, together with any trust certificates issued in exchange therefor or in replacement thereof, the "Certificates") on the Business Day specified therefor by Telefonica del Peru (the "Closing Date"). The Rule 144A Global Certificate and Regulation S Global Certificate shall be in substantially the form of Exhibits A-1 and A-2 hereto, respectively. The Certificates will not represent an obligation of Telefonica del Peru, the Trustee or any of their respective Affiliates, except as provided herein and therein. The Certificates shall, with the exception of the

Transferor Certificate, be equally and ratably entitled as provided herein to the benefits of this Agreement, without preference, priority or distinction. Each Certificateholder, by acceptance of its Certificate(s), agrees and acknowledges that its interest in the Trust and the Trust Estate represented by its Certificate shall not include any estate, right, title or interest in any part of the Trust or the Trust Estate which is transferred and conveyed to or held by the Trustee on behalf of or for the benefit of any other Certificateholder of Certificates issued under this Agreement.

     (b) Each Certificate shall represent an interest, in the amount therein specified (the "Original Face Amount"), in the Trust Estate. The Original Face Amount of each Certificate shall equal such Certificate's pro rata share of the initial Certificate Balance of the Certificates.

     (c) Pursuant to the terms of this Agreement, the Paying Agent will pay such amount as is necessary to reduce the Certificate Balance of the Certificates to zero, together with interest thereon at the Certificate Rate in effect from time to time is payable pursuant to, and to the extent set forth in, Article III hereof in respect of each Certificate, in semiannual payments payable on each Payment Date (to the extent funds shall have been received therefor by the Trustee) equal to the Semiannual Payment Amount for such Payment Date. The scheduled final Payment Date for the Certificates is the Payment Date occurring on December 15, 2008.

     (d) The Certificates shall be executed by the Trustee under and pursuant to this Agreement in the aggregate Original Face Amount of $150,000,000 on the Closing Date. On the Closing Date, the Trustee will deliver to Telefonica del Peru or its designee a certificate (the "Transferor Certificate"), substantially in the form of Exhibit B hereto, representing an undivided beneficial interest in the Trust Estate not represented by Certificates.

     (e) It is the intent of Telefonica del Peru and the Certificateholders that for U.S. federal, state and local income tax purposes the Certificates will be indebtedness of Telefonica del Peru, secured by the Purchased Receivables, and the Trust will not be a separate entity but merely a security device.

     (f) Concurrently with the execution of this Agreement, Telefonica del Peru shall deliver to the Trustee an opinion with respect to this Agreement (in form and substance reasonably satisfactory to the Trustee and to be negotiated in good faith prior to the execution of this Agreement), dated the date of this Agreement, of (A) the general counsel for Telefonica del Peru; and (B) Davis Polk & Wardwell, special U.S. counsel for Telefonica del Peru.

     SECTION 2.04. Form of Certificates. (a) The Certificates shall be issued in fully registered form in Authorized Denominations. The Certificates shall be signed in the name and on behalf of the Trust by the manual or facsimile signature of an authorized signatory of the Trustee and shall not be valid or obligatory for any purpose until so signed. In case any authorized signatory of the Trustee whose signature, whether facsimile or not, shall appear on any of the Certificates shall cease to be such an authorized signatory of the Trustee before such Certificates shall have been issued and delivered by the Trustee or shall not have been acting in such capacity on the date of such Certificates, such Certificates shall nonetheless be issued and delivered as though such individual had not ceased to be or had then been such an authorized signatory of the Trustee.

     (b) The Certificates, upon original issuance, shall be issued in the form of typewritten certificates representing Book-Entry Certificates, to be delivered to the Depository or to a custodian of the Depository specified herein. The Certificates shall initially be registered on the Register in the name of Cede & Co. as the initial nominee of the Depository. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 2.04(c) below. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 2.04(c):

          (i) the provisions of this Section 2.04(b) shall be in full force and effect with respect to such Certificates;

          (ii) except as otherwise provided in Section 6.02(b), the Trustee may deal with the Depository for all purposes (including the making of distributions on, and the giving of notices with respect to, the Certificates) as the authorized representative of the Certificate Owners;

          (iii) to the extent that the provisions of this Section 2.04(b) conflict with any other provisions of this Agreement, the provisions of this Section shall control with respect to the Certificates;

          (iv) the rights of Certificate Owners of the Certificates shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Depository;

          (v) except as provided in clause (ii) above, all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Depository for distribution to the Certificate Owners in accordance with the Depository's applicable procedures;

          (vi) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified percentage of the Certificate Balance, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificateholders owning or representing, respectively, such required percentage of the Book-Entry Certificates and has delivered such instructions to the Trustee; and

          (vii) any transfer of an interest in a Book-Entry Certificate by a Certificateholder will be subject to the restrictions set forth in Section
     2.09 below and subject to registration with the Register in accordance with
     Section 2.05.

     (c) If (i) (A) Telefonica del Peru advises the Trustee in writing that the Depository is no longer willing or able to continue as depository for any Rule 144A Global Certificate or Regulation S Global Certificate or discharge properly its responsibilities under the applicable depository agreement, and (B) neither the Trustee nor Telefonica del Peru is able to locate a qualified successor or (ii) Telefonica del Peru, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository with respect to the Certificates, the Trustee shall notify all Certificate Owners of the Certificates, through the applicable Depository participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of the Certificates requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by re-registration instructions, the Trustee shall, without charge to the Certificate Owners, issue Definitive Certificates of the Certificates. Neither Telefonica del Peru nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of the Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the holders of the Definitive Certificates of the Certificates as Certificateholders of the Certificates hereunder.

     SECTION 2.05. Registration of Certificates. (a) The Certificates: (i) if issued in registered form shall be promptly registered by the Trustee and shall show the Original Face Amount thereof and the name of the Certificateholder thereof; (ii) except as provided herein shall be transferable, in whole or in part, and exchangeable for other Certificates of other Authorized Denominations of equal aggregate Original Face Amount upon presentation and surrender thereof for registration of transfer or exchange at the Corporate Trust Office, accompanied, in the case of transfer, by appropriate instruments of assignment and transfer, duly executed by the Certificateholder thereof or by its duly authorized attorney (together with evidence of the power of attorney and any other documents or instruments required hereunder pursuant to which such Certificates were issued) in form satisfactory to the Trustee; (iii) shall, in connection with the initial issuance thereof, be dated as of the Closing Date and shall, in connection with Certificates in registered form issued in exchange for another Certificate, or upon registration of transfer, be dated as of the date of registration thereof (which registration of transfer shall be made within five Business Days after delivery of the documentation set forth in clause (ii) above); and (iv) shall, except as provided in Section 2.05(e) hereof, entitle the Certificateholder thereof to payments in respect thereof. Except as provided herein pursuant to which such Certificates were issued, the several denominations of Certificates shall be interchangeable in Authorized Denominations at the Corporate Trust Office. In the event that any outstanding Certificate presented for exchange is divided into more than one Certificate, the Original Face Amount of such outstanding Certificate shall be divided among such subsequently issued Certificates as directed by the Certificateholder presenting such outstanding Certificate and the Original Face Amount set forth on such subsequently issued Certificates shall be deemed to be the Original Face Amount of such subsequently issued Certificates.

     (b) Prior to registration of transfer of a Certificate in registered form, the Trustee shall deem and treat the Person in whose name such Certificate is registered as the absolute owner of such Certificate for all purposes and shall not be affected by any notice to the contrary.

     (c) Unless otherwise provided herein, the Trustee shall cause to be kept at the Corporate Trust Office a separate register for each Certificate (a "Register") in which it shall (i) register the issuance and transfer each Certificateholder's interest in each Certificate, (ii) record the Original Face Amount of each Certificate and all reductions thereto and all payments made in respect thereof and (iii) record any other matters required pursuant to the terms hereof. Upon presentation of any Certificates in registered form for registration of transfer, the Trustee shall, subject to any restrictions contained herein, register any transfer or exchange as hereinabove provided and under such reasonable regulations as it may prescribe. The Register and the entries thereon shall be conclusive in the absence of manifest error.

     (d) No fee shall be charged to the Certificateholder of any Certificate for any registration of transfer or exchange, but the Trustee may require payment by the Person requesting such registration of a sum sufficient to reimburse it for any governmental tax, charge or other similar expense connected therewith.

     (e) The "Record Date" with respect to each Payment Date for the Certificates shall be the first day of the calendar month on which such Payment Date occurs, or if such Record Date is not a Business Day, on the immediately preceding Business Day, and all payments to be made by the Trustee on or after a Record Date up to the next succeeding Record Date shall be made to the Certificateholders of record on such preceding Record Date.

     SECTION 2.06. Replacement of Certificates. In case any Certificate shall become mutilated or defaced or be lost, destroyed or stolen, then on the terms herein set forth, and not otherwise, the Trustee shall execute and deliver a new Certificate, with the same Original Face Amount and date, and bearing such identifying number or designation as the Trustee may determine, in exchange and substitution for, and upon cancellation of, such mutilated or defaced Certificate, or in lieu of and in substitution for the same if lost, destroyed or stolen. The applicant for a new Certificate pursuant to this Section 2.06 shall furnish to the Trustee evidence to the Trustee's satisfaction of the loss, destruction or theft of such Certificate alleged to have been lost, destroyed or stolen and of the ownership and authenticity of such mutilated, defaced, lost, destroyed or stolen Certificate, and also shall furnish such security or indemnity as may be required by the Trustee, and shall pay all expenses and charges of such substitution or exchange (including legal fees of the Trust, the Paying Agent and the Trustee). All mutilated or defaced Certificates shall be disposed of by the Trustee in accordance with its policy of disposal upon its delivery of a new Certificate to the Certificateholder of such mutilated or defaced Certificate.

     SECTION 2.07. Payments on Certificates. Unless otherwise provided herein, payments on Certificates shall be payable by wire transfer or other means pursuant to the payment instructions of any Certificateholder (which may be standing instructions applicable to all payments until subsequent notices are given) provided to the Trustee at least five Business Days prior to the date of such payment. If on the date of any such payment, the Trustee has not received payment instructions satisfactory to the Trustee, the Trustee shall promptly notify the Certificateholder or Certificateholders failing to deliver satisfactory payment instructions that the Trustee is holding such amounts on its behalf. Absent receipt of such payment instructions, the Trustee shall make payments to Certificateholders by check in U.S. dollars. All payments to Certificateholders shall be in Dollars, but only from and out of monies received by the Trustee as a portion of the Trust Estate in which such Certificateholder has an interest and applicable to such payment under the provisions hereof. By acceptance of its Certificate, each Certificateholder agrees that, unless otherwise provided herein, upon final payment of all amounts due hereunder in respect of such Certificate it shall promptly surrender its Certificate to the Trustee for cancellation. All Certificates surrendered to the Trustee for cancellation or for registration of transfer or exchange shall be canceled and disposed of by the Trustee in accordance with its policy of disposal.

     SECTION 2.08. Statement of Rights in Certificates. Subject to the terms hereof, in the event that any Certificateholder of a Certificate desires to transfer its Certificate, the Trustee, upon written request, shall issue a statement setting forth the then outstanding Adjusted Face Amount as shown on the appropriate Register.

     SECTION 2.09. Certain Transfer Restrictions. (a) No Certificate, or interest therein, may be sold or transferred (including by pledge or hypothecation) except in accordance with this Section 2.09 and unless (i) the registration requirements of the Act and any applicable state securities are complied with, or (ii) such transfer is made to a Person (A) that the transferor reasonably believes after due inquiry is a QIB that is acting for its own account (and not for the account of others) or as a fiduciary or an agent for others (which others are QIBs) to whom notice is given that the transfer is being made in reliance on Rule 144A or (B) to a non-U.S. person in an offshore transaction in accordance with Regulation S, and in each case in compliance with the Securities Act and any other applicable securities laws. Through and including the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S), which date is January 25, 1999, beneficial interests in the Regulation S Global Certificates may be held only through the Depository (in the United States) or Euroclear or Cedel (in Europe), as participating organizations in the Depository, unless transferred to a QIB that takes delivery of such beneficial interest through a Rule 144A Global Certificate or, in certain circumstances, through one or more Definitive Certificates in accordance with the terms hereof. Beneficial interests in the Rule 144A Global Certificates may not be exchanged for beneficial interests in the Regulation S Global Certificates at any time except in accordance with the terms hereof. Any Certificate, or interest therein, transferred or sold that is not in compliance with this Section 2.09 shall be null and void. The Trustee shall have no liability with respect to any Certificate which has become null and void.

     (b) In addition, no transfer of a Certificate, or interest therein, will be made unless the prospective transferee has certified to the Trustee that at least one of the following statements is an accurate representation as to the source of funds to be used by it to pay the purchase price of the Certificate, or interest therein, or as to its acquisition of the Certificate, or interest therein, as applicable. Either (i) the source is an ?insurance company general account" within the meaning of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") and all of the applicable requirements of PTE 95-60 are satisfied and the acquisition of the Certificates is exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code to the fullest extent provided under such exemption; or (ii) the source does not include assets of any "employee benefit plan" as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any "plan" as defined in Section 4975 of the Code or any entity which may be deemed to hold the assets of any such plan pursuant to regulations promulgated by the United States Department of Labor at 29 C.F.R. (S) 2510.3-101 or otherwise (a "Benefit Plan").

     (c) Rule 144A Global Certificate to Regulation S Global Certificate. After the expiration of the ?40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S), which date is January 25, 1999, if a Certificateholder of a Rule 144A Global Certificate deposited with the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in a Regulation S Global Certificate, or to transfer its interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Certificate, such Certificateholder may, subject to the rules and procedures of Euroclear or Cedel and the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent interest in such Regulation S Global Certificate. Upon receipt by the Trustee, as transfer agent, at the Corporate Trust Office of (1) instructions given in accordance with Euroclear or Cedel and the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited such Regulation S Global Certificate in an amount equal to the interest in the Rule 144A Global Certificate to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository and such order to contain information regarding the agent member's account with the Depository or Euroclear or Cedel to be credited with such increase and (3) a certificate given by the transferor (upon which the Trustee may conclusively rely), the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of such Rule 144A Global Certificate by the aggregate principal amount of the interest in such Rule 144A Global Certificate to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Certificate by the aggregate principal amount of the interest in such Rule 144A Global Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions an interest in such Regulation S Global Certificate equal to the reduction in the principal amount of such Rule 144A Global Certificate.

     (d) Regulation S Global Certificate to Rule 144A Global Certificate. If a Certificateholder of a Regulation S Global Certificate that is deposited with the Depository wishes at any time to exchange its interest for an interest in a Rule 144A Global Certificate, or to transfer its interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Certificate, such Certificateholder may, subject to the rules and procedures of Euroclear or Cedel and the Depository, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent interest in such Rule 144A Global Certificate. Upon receipt by the Trustee, as transfer agent, at the Corporate Trust Office of (1) instructions from Euroclear or Cedel or the Depository, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited such Rule 144A Global Certificate equal to the interest in the Regulation S Global Certificate to be exchanged or transferred, such instructions to contain information regarding the agent member's account with the Depository to be credited with such increase, and (2) a certificate given by the transferor (upon which the Trustee may conclusively rely), the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of such Regulation S Global Certificate by the aggregate principal amount of the interest in such Regulation S Global Certificate to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Certificate by the aggregate principal amount of the interest in such Regulation S Global Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions an interest in such Rule 144A Global Certificate equal to the reduction in the principal amount of such Regulation S Global Certificate.

     (e) Rule 144A Global Certificate to Rule 144A Global Certificate; Regulation S Global Certificate to Regulation S Global Certificate. If a Certificateholder of a Rule 144A Global Certificate that is deposited with the Depository wishes at any time to exchange its interest for an interest in a Rule 144A Global Certificate, or to transfer its interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Certificate, such Certificateholder may, subject to the rules and procedures of Euroclear or Cedel and the Depository, as the case may be, and to the other applicable provisions in this Agreement, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent interest in such Rule 144A Global Certificate. Similarly, if a Certificateholder of a Regulation S Global Certificate that is deposited with the Depository wishes at any time to exchange its interest for an interest in a Regulation S Global Certificate, or to transfer its interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Certificate, such Certificateholder may, subject to the rules and procedures of Euroclear or Cedel and the Depository, as the case may be, and to the other applicable provisions in this Agreement, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent interest in such Regulation S Global Certificate.

     (f) Other Exchanges. In the event that a Book-Entry Certificate is exchanged for a Definitive Certificate pursuant to Section 2.02(c), such exchange and any subsequent exchange or transfer of such Definitive Certificates shall only be made in accordance with clauses (a) and (b) above and with such procedures as are substantially consistent with the provisions of clauses (c) and (d) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Trustee.

     (g) No Obligation To Monitor. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Certificate other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                   ARTICLE III

             RIGHTS OF CERTIFICATEHOLDERS; ESTABLISHMENT OF ACCOUNTS
                AND APPLICATION OF COLLECTIONS AND OTHER PAYMENTS

     SECTION 3.01. Rights of Certificateholders and the holder of the Transferor Certificate. Certificates shall represent and confer ratable entitlements to payments and distributions to the Certificateholders and the holder of the Transferor Certificate hereof at the time such entitlements vest in accordance with the terms hereto and shall consist of the right to receive (a) the portion of Collections and all other amounts allocable or payable to Certificateholders and the holder of the Transferor Certificate pursuant to this Agreement, (b) funds on deposit in the Collection Account, the Certificate Account, the Reserve Account, the Debt Service Reserve Account and the Coverage Shortfall Account to the extent provided herein; and (c) investment earnings on funds on deposit in the Collection Account, the Certificate Account, the Reserve Account, the Debt Service Reserve Account and the Coverage Shortfall Account to the extent provided herein.

     SECTION 3.02. Establishment of Accounts. (a) The Trustee shall establish and maintain with the Trustee's Cayman Islands branch a non-interest bearing segregated Eligible Account in the name of the Trustee designated as the Telefonica del Peru Collection Account, ABA #021000018, GLA #111-565, for further credit to: A/C 356365 ("Collection Account"), which account shall be for the express benefit of Telefonica del Peru, the Trust and the Certificateholders in accordance with their respective interests therein. All Collections received by the Trustee from any Designated Carrier or from any other Person in respect of the Purchased Receivables on any Business Day shall be promptly deposited into the Collection Account.

     (b) The Trustee, for the express benefit of the Certificateholders, is hereby authorized and directed to establish as part of the Trust Estate with the Trustee's Cayman Island branch a non-interest bearing segregated Eligible Account designated as the Telefonica del Peru Certificate Account, ABA #021000018, GLA #111-565, for further credit to: A/C 356366 (the "Certificate Account"). The Trustee shall transfer funds in the Collection Account to the Certificate Account as set forth in Section 3.03 hereof.

     (c) (i) The Trustee, for the express benefit of the Certificateholders, is hereby authorized and directed to establish as part of the Trust Estate with the Trustee's Cayman Islands branch a non-interest bearing segregated Eligible Account designated as the Telefonica del Peru Reserve Account, ABA #021000018, GLA #111-565, for further credit to: A/C 356367 (the "Reserve Account"). The Reserve Account will initially be funded by the Trustee, on the Closing Date, from the proceeds of the sale of Certificates to the Initial Purchaser by the Trust, at the direction of Telefonica del Peru, with cash equal to the Reserve Amount Cap. The Reserve Account will thereafter be maintained by the Trustee, to the extent funds are available therefor from the assets of the Trust Estate, at the Reserve Amount Cap and will be held as collateral by the Trustee in favor of the Certificateholders until the Certificates are fully repaid. Provided that no Specified Event has occurred and is continuing, if on any Payment Date the balance on deposit in the Reserve Account exceeds the Reserve Amount Cap, the Trustee will, on such Payment Date, be required to pay promptly such excess to Telefonica del Peru as the holder of the Transferor Certificate.

     (ii) At the election of Telefonica del Peru, as an alternative to maintaining the funding of the Reserve Account, Telefonica del Peru may cause a letter of credit in a face amount equal to the Reserve Amount Cap (the "Reserve LC"), denominated in Dollars, to be issued for the benefit of the Trustee on behalf of the Certificateholders, by a Qualified LC Bank. The expiration date of any such Reserve LC shall initially be the first anniversary of its issuance date. If, with respect to any scheduled expiration on any such Reserve LC, the expiration date of any such Reserve LC is not extended for an additional year and confirmed by a Qualified LC Bank prior to 20 days before the expiration date thereof, the Trustee promptly shall draw the full amount thereof and deposit such amount in the Reserve Account.

     (iii) In the event that on any Payment Date the collections of Purchased Receivables are insufficient to pay amounts then due and payable with respect to the Certificates, the Trustee shall draw amounts as necessary from the Reserve Account or from the Reserve LC, as the case may be, to make up any shortfalls. The face amount of the Reserve LC will be reinstated to the Reserve Amount Cap, and all amounts due on the Reserve LC will be paid, in each case from funds deposited in the Collection Account to the extent funds are available therefor in accordance with Section 3.03(a).

     (d) The Trustee, for the express benefit of the Certificateholders and Telefonica del Peru, is hereby authorized and directed to establish as part of the Trust Estate with the Trustee's Cayman Islands branch a non-interest bearing segregated Eligible Account designated as the Telefonica del Peru Coverage Shortfall, ABA #021000018, GLA #111-565, for further credit to: A/C 356368 (the "Coverage Shortfall Account"). If the sum of (i) the amount of Collections in respect of Purchased Receivables deposited in the Collection Account during any Collection Period plus (ii) the balance on deposit in the Debt Service Reserve Account at the close of business on the Determination Date (as defined below) (provided, however, that for purposes of this calculation, the portion of any such balance in the Debt Service Reserve Account in excess of 110% of the Base Receivables Amount for such Collection Period shall not be taken into account) shall be less than 2.1 times the Base Receivables Amount for such Collection Period (the extent to which such Collections fall below such multiple of the Base Receivables Amount being the "Coverage Shortfall Amount"), as determined by the Trustee on the fifth (5th) Business Day before the end of such Collection Period (such date of determination with respect to a Collection Period, the "Determination Date"; provided that the Determination Date for the Collection Period ending December 14, 2001 shall be December 13, 2001), Telefonica del Peru may, before the end of such Collection Period, deposit the Coverage Shortfall Amount in the Coverage Shortfall Account to prevent the occurrence of Specified Event; provided that Telefonica del Peru shall not be permitted to deposit the Coverage Shortfall Amount to prevent such a Specified Event if it has so deposited Coverage Shortfall Amounts in the Coverage Shortfall Account for each of the two Collection Periods immediately preceding such Collection Period.

     If the coverage test set forth above shall have been satisfied solely as a result of Collections received from Designated Carriers plus the balance on deposit in the Debt Service Reserve

Account at the close of business on the Determination Date for two consecutive Collection Periods following the deposit of a Coverage Shortfall Amount, the amounts in the Coverage Shortfall Account shall be released to Telefonica del Peru.

     Upon the occurrence and during the continuance of a Specified Event, the Trustee will be required to deposit all amounts on deposit in the Coverage Shortfall Account and the Debt Service Reserve Account (and, in addition, in the case of a Specified Event under Section 4.01(i)(a), all amounts on deposit in the Reserve Account) into the Collection Account and transfer all funds in the Collection Account into the Certificate Account for distribution to the Certificateholders.

     (e) The Collection Account, the Certificate Account, the Reserve Account, the Debt Service Reserve Account and the Coverage Shortfall Account shall each be under the sole dominion and control of the Trustee.

     (f) Except upon the occurrence and during the continuation of a Specified Event, (i) the Trust, for the benefit of the holder of the Transferor Certificate, shall have the right to receive all investment earnings on Eligible Investments held in the Collection Account, the Certificate Account, the Reserve Account, the Debt Service Reserve Account and the Coverage Shortfall Account during any Collection Period and (ii) the amount of any loss incurred in respect of such investments shall be reimbursed to the Trust Estate by deposit by Telefonica del Peru in the applicable account immediately following notification of such loss. In accordance with Section 3.05(b), the Trustee shall remit such earnings to or at the direction of Telefonica del Peru on the first Business Day following each Payment Date.

     (g) (i) The Trustee, for the express benefit of the Certificateholders, is hereby authorized and directed to establish as part of the Trust Estate with the Trustee's Cayman Islands branch a non-interest bearing segregated Eligible Account designated as the Telefonica del Peru Debt Service Reserve Account, ABA #021000018, GLA #111-565, for further credit to: A/C 356405 (the "Debt Service Reserve Account"). Immediately following the execution of this Agreement, the Debt Service Reserve Account shall be funded by Telefonica del Peru with cash equal to 110% of the Base Receivables Amount due on the next succeeding Payment Date of December 15, 2001. The Debt Service Reserve Account will thereafter be maintained by the Trustee at a balance equal to 110% of the Base Receivables Amount due on the next succeeding Payment Date and will be held as collateral by the Trustee in favor of the Certificateholders until the Certificates are fully repaid. Provided that no Specified Event has occurred and is continuing, and unless the Trustee is notified pursuant to subsection (ii) below, if on any Payment Date the balance then on deposit in the Debt Service Reserve Account exceeds 110% of the Base Receivables Amount due on the next succeeding Payment Date, the Trustee shall, on such Payment Date, be required to pay promptly such excess to Telefonica del Peru as the holder of the Transferor Certificate. If at any time the balance then on deposit in the Debt Service Reserve Account is less than 110% of the Base Receivables Amount due on the next succeeding Payment Date, the Company shall promptly, and in any event within five (5) Business Days after notice from the Trustee of the occurrence of such deficiency, deposit into the Debt Service Reserve Account the amount of such deficiency, in accordance with Section 3.03 hereof.

     (ii) If Telefonica del Peru notifies the Trustee in writing during a Collection Period to maintain the balance in the Debt Service Reserve Account, the Trustee will not pay any excess on deposit in the Debt Service Reserve Account to Telefonica del Peru on the next succeeding Payment Date.

     SECTION 3.03. Application of Collections. (a) Immediately following any deposit of funds into the Collection Account on any day during a Collection Period, the Trustee shall apply such funds in the following order of priority:

     First, unless clause Second below shall apply in respect of a Specified Event that has occurred and is continuing:

               (1) for deposit into the Certificate Account, until the sum of the funds then on deposit in the Certificate Account shall be equal to the Semiannual Payment Amount for the next succeeding Payment Date;

               (2) after giving effect to subclause (1) of this clause First,
               (A) for deposit into the Reserve Account, an amount equal to the excess, if any, of (i) the Reserve Amount Cap as calculated for the next succeeding Payment Date over (ii) the amount then on deposit on the Reserve Account or (B) if a Reserve LC is then outstanding due to an election of Telefonica del Peru to utilize a Reserve LC pursuant to Section 3.02(c), for payment to the Qualified LC Reserve Bank, an amount, if any, necessary to reinstate the face amount of the Reserve LC to the Reserve Amount Cap, as calculated for the next succeeding Payment Date;

               (3) for deposit into the Debt Service Reserve Account, an amount equal to the excess, if any, of (i) 110% of the Base Receivables Amount due on the next succeeding Payment Date over (ii) the balance then on deposit in the Debt Service Reserve Account; and

               (4) after giving effect to subclause (3) of this clause First, for payment to, or at the direction of, the holder of the Transferor Certificate; and

     Second, if (x) an Authorized Officer of the Trustee shall have actual knowledge or (y) the Trustee shall have received written notification in accordance with Section 4.02 and shall have determined that a Specified Event shall have occurred and be continuing, for deposit into the Certificate Account until the first to occur of (i) the effectiveness of the cure or termination of such Specified Event as set forth in Section 4.02(c) hereof (and, in the case of a Specified Event described in Section 4.01(a) herein, such Specified Event shall not be deemed to have been cured or terminated until the Trustee has received an Officer's Certificate from Telefonica del Peru setting forth information concerning Collections in respect of the Purchased Receivables in reasonable detail and confirming that such Specified Event was no longer continuing at the close of the immediately preceding Collection Period) and (ii) the reduction of the Certificate Balance of the Certificates to zero.

     (b) Until such time as the Certificate Balance shall be reduced to zero, on each Payment Date, the Trustee shall, in the following order of priority, to the extent funds are available therefor:

     First, withdraw from the Certificate Account an amount equal to the Certificate Interest for such Payment Date, and distribute such funds to the Certificateholders;

     Second, unless clause Third below shall apply in respect of a Specified Event that has occurred and is continuing:

               (1) after giving effect to clause First above, withdraw from the Certificate Account an amount equal to the Amortization Amount for such Payment Date, and distribute such funds to the Certificateholders;

               (2) after giving effect to subclause (1) of this clause Second, withdraw from the Certificate Account unpaid Additional Amounts (if any) due to Certificateholders and distribute such funds to the Certificateholders (provided that such Additional Amounts have not been paid directly to Peruvian taxing authorities); and

               (3) after giving effect to subclause (2) of this clause Second, withdraw from the Certificate Account the aggregate amount of any and all unpaid Collection Shortfall Amounts from all preceding Payment Dates and distribute such funds to the Certificateholders; and

     Third, if (x) an Authorized Officer of the Trustee shall have actual knowledge or (y) the Trustee shall have received written notification in accordance with Section 4.02 and shall have determined that a Specified Event shall have occurred and be continuing, after giving effect to clause First above, and until the effectiveness of the cure or termination of such Specified Event as set forth in Section 4.02(c) hereof, withdraw from the Certificate Account an amount equal to the lesser of (i) such amount as is necessary to reduce the Certificate Balance of the Certificates to zero and (ii) the funds remaining in the Certificate Account for such Payment Date, and distribute such funds to the Certificateholders.

All payments shall be distributed by the Paying Agent on behalf of the Trustee to the Certificateholders without priority of one over the other, on the basis of each such Certificateholder's Proportionate Share, except that Additional Amounts shall only be paid to Certificateholders entitled thereto.

     (c) Upon the occurrence of a Specified Event and continuing until the effectiveness of the cure or termination thereof as set forth in Section 4.02(c) hereof, the Trustee shall deposit all amounts on deposit in the Coverage Shortfall Account and the Debt Service Reserve Account into the Collection Account; provided that for the period beginning at the time the Trustee deposits such amounts then on deposit in the Debt Service Reserve Account into the Collection Account as set forth above and continuing until the earlier of (i) the end of the Collection Period during which such Specified Event occurred and
(ii) the cure or termination of such Specified Event, the Trustee shall not deposit or transfer into the Collection Account any additional amounts deposited by Telefonica del Peru in the Debt Service Reserve Account during such period. Upon the occurrence of a Specified Event under subparagraph (i)(a) of Section
4.01 and continuing until the effectiveness of the cure or termination thereof as set forth in Section 4.02(c) hereof, the Trustee shall deposit all amounts on deposit in the Reserve Account into the Collection Account.

     (d) The Trustee shall, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed under U.S. tax law (including applicable treaty provisions) ("U.S. Taxes") on a Certificateholder or on any payments hereunder to any Certificateholder; provided, however, that prior to deducting or withholding any amounts from any Certificateholder the Trustee agrees to provide notice to any such Certificateholder stating that it is subject to such deductions or withholding, and provided, further, that any such amount so withheld shall be deemed to have been paid to the Certificateholder in lieu and to the extent of amounts required to be distributed to such Certificateholder under the terms of this Agreement. If within the time period set forth in such notice (which shall not be less than ten Business Days) any Certificateholder shall not have provided the Trustee with a certificate required under U.S. tax law (including applicable treaty provisions) to establish an exemption from or reduction in any applicable U.S. withholding tax, the Trustee is hereby authorized and directed to withhold the full amount of U.S. Taxes required to be withheld from any payment to such Certificateholder in respect of any Certificate held by such Certificateholder. The Trustee may, and at the request of Telefonica del Peru will, request properly completed IRS forms W-8 or W-9, as appropriate, or any successor forms from each Certificateholder as a condition to making payments to such Certificateholder in respect of such Certificate without deduction for U.S. backup withholding tax. In the event that any U.S. Taxes imposed on, or creditable against Taxes imposed on, a Certificateholder, or Persons holding an interest in the Certificates through a Certificateholder (including without limitation Taxes imposed under sections 1441, 1442 and 1446 of the Code and any comparable Taxes imposed by a state or local taxing authority but excluding any Taxes imposed on a Certificateholder that Telefonica del Peru is obligated to pay or indemnify against pursuant to Sections 9.05 and 9.07 hereof) are paid by, or collected from, the Trust Estate, the Trust, the Trustee or Telefonica del Peru (other than by means of withholding from distributions as described above in this Section 3.03 (such payment a "Tax Advance"), such Tax Advance shall (i) be repaid by reducing the amount which would otherwise have been distributed to such Certificateholder pursuant to this Section 3.03 or (ii) be promptly repaid to the Trustee by such Certificateholder. If such Tax Advance is repaid in the manner described in clause (i) of the preceding sentence, for all other purposes of this Agreement, such Certificateholder shall be treated as if it had received all payments payable pursuant to Section 3.03 unreduced by the amount of such Tax Advance. To the extent that any Tax Advance (or portion thereof) shall have been collected from Telefonica del Peru, any amounts paid by the Certificateholder to the Trustee or retained by the Trustee pursuant to this paragraph in respect of such Tax Advance shall be paid by the Trustee to Telefonica del Peru, less any outstanding amounts payable by Telefonica del Peru under this Agreement, provided that all amounts paid to or retained by the Trustee with respect to such outstanding amounts are paid over promptly to the Person to whom they are owed, and provided further, that the Trustee shall not be obligated to repay any such Tax Advance unless and until an Authorized Officer of the Trustee has actual knowledge that such a Tax Advance has been made or the Trustee has received written notice of any such Tax Advance.

     (e) Upon the making of any distribution to Certificateholders in respect of the Certificates, the Trustee shall reflect in the Register maintained for the Certificates the effect of such distribution on (i) the Adjusted Face Amount of each Certificate shown on such Register and (ii) the Certificate Balance and any Collection Shortfall Amount in respect of all Certificates shown on such Register.

     SECTION 3.04. Payments to the Trust. Until further notice by the Trustee, all payments to the Trust shall be made by wire transfer in immediately available funds to The Bank of New York, for the account of Telefonica del Peru Collection Account, ABA #021000018, GLA #111-565, for further credit to: A/C 356365 or to such other account as the Trustee shall designate in writing.

     SECTION 3.05. Investment of Funds. (a) Subject to clause Second of Section 3.03(a) and to Section 3.03(c), available monies which remain in the Collection Account on any day after the allocation set forth in subclause (1), (2) and (3) of Clause First of Section 3.03(a) above shall be invested by the Trustee, at the direction of Telefonica del Peru, in investments of the type set forth in the definition of "Eligible Investments" that mature on the next Business Day. All such investments shall be made in the name of the Trustee and, provided that no Specified Event has occurred and is continuing, the resulting earnings, gains and losses shall be credited to, or charged against, amounts on deposit in the Collection Account for the benefit of the holder of the Transferor Certificate.

     (b) Subject to clause Third of Section 3.03(b) and to Section 3.03(c), available monies which are on deposit in the Certificate Account, Reserve Account, Debt Service Reserve Account or Coverage Shortfall Account at the close of any Business Day shall be invested by the Trustee based on written instructions from an Authorized Officer of Telefonica del Peru in Eligible Investments (or in the absence of any such instructions, in investments of the type set forth in clause (a) of the definition of "Eligible Investments") maturing on or before the date on which such amounts will be required to be distributed pursuant to the terms hereof. All such investments shall be made in the name of the Trustee and, provided that no Specified Event has occurred and is continuing, the resulting earnings, gains and losses shall be applied and/or allocated to Telefonica del Peru and shall be paid to Telefonica del Peru on the first Business Day following each Payment Date.

     (c) It is understood that available monies may remain temporarily uninvested to the extent that the Trustee is instructed by Telefonica del Peru to purchase Eligible Investments which are unavailable because: (i) the deadline for purchasing such Eligible Investments on any Business Day is prior to the time the monies to be invested are available or (ii) such Eligible Investments are available only in specific denominations and the available monies to be invested are not evenly divisible into such denominations.

     (d) The Eligible Investments will be acquired or disposed of only if this will not result in a downgrading in the rating of the Certificates and such acquisition or disposition is not for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

     SECTION 3.06. Distribution of Redemption Price. Upon payment of the Redemption Price (or any amount in respect thereof) by Telefonica del Peru to the Trustee pursuant to this Agreement, the Trustee shall not deposit such Redemption Price in the Collection Account or the Certificate Account or in any other account referred to in Section 3.02 but shall promptly instruct the Paying Agent to distribute to the Certificateholders, without priority of one over the other, their respective Proportionate Shares of the Redemption Price.

                                   ARTICLE IV

                          SPECIFIED EVENTS, SHORTFALLS
                               AND EFFECTS THEREOF

     SECTION 4.01. Specified Events. Each of the following events shall constitute a Specified Event hereunder:

(a) (i) The sum of (A) the amount of Collections in respect of Purchased Receivables deposited in the Collection Account during any Collection Period plus (B) the balance on deposit in the Debt Service Reserve Account at the close of business on the Determination Date (provided, however, that for purposes of this calculation, the portion of any such balance in the Debt Service Reserve Account in excess of 110% of the Base Receivables Amount for such Collection Period shall not be taken into account) shall be less than 2.1 times the Base Receivables Amount for such Collection Period; provided (1) it shall not be a Specified Event if Telefonica del Peru has deposited the Coverage Shortfall Amount in Dollars in the Coverage Shortfall Account before the end of such Collection Period, and (2) Telefonica del Peru shall not be permitted to deposit the Coverage Shortfall Amount as set forth in the foregoing clause (1) if it has deposited Coverage Shortfall Amounts in the Coverage Shortfall Account for each of the two Collection Periods immediately preceding such Collection Period; or

     (ii) at any time, the balance then on deposit in the Debt Service Reserve Account shall be less than 110% of the Base Receivables Amount due on the next succeeding Payment Date and Telefonica del Peru shall fail to deposit the amount of such deficiency into the Debt Service Reserve Account within five (5) Business Days following notice by the Trustee of the occurrence of such deficiency.

          If the coverage test set forth in Section 4.01(a)(i) above shall have been satisfied solely as a result of Collections received from Designated Carriers plus the balance on deposit in the Debt Service Reserve Account at the close of business on the Determination

     Date for two consecutive Collection Periods following the deposit of a Coverage Shortfall Amount, the amounts in the Coverage Shortfall Account shall be released to Telefonica del Peru;

(b) both (a) (i) any Designated Carrier shall have delayed settlement payments arising out of a tariff dispute or otherwise for a period of 150 days or greater beyond the Due Settlement Date for such payments and (ii) the Purchased Receivables subject to such delay represent in excess of 10% of the aggregate Purchased Receivables (measured by reference to the volume of Purchased Receivables generated by the Designated Carriers in the 12 calendar months prior to such Due Settlement Date) and (b) as a result (in whole or in part) of the delay referred to in clause (a), one or more Rating Agencies shall have lowered or withdrawn its then-current rating on the Certificates; provided that if such Designated Carrier has been replaced with another Designated Carrier which complies with the Additional Designated Carrier Requirements, such event shall not be a Specified Event;

(c) there shall be any failure, except if such failure is the result of an error or omission on the part of the Trustee, to pay when due any amount payable to the Certificateholders on any Payment Date or Ratings Redemption Date and such failure shall continue for two (2) Business Days after the Payment Date or Ratings Redemption Date therefor;

(d)  Telefonica del Peru shall have violated any of the covenants specified in
     Section 9.01 hereof and such violation shall not have been remedied by the forty-fifth (45th) day after the earlier of (i) an Authorized Officer of Telefonica del Peru having actual knowledge of such violation and (ii) written notice of such violation being given to an Authorized Officer of Telefonica del Peru;

(e) the representations and warranties of Telefonica del Peru in this Agreement and the Transfer Agreement shall have been untrue or incorrect in any material respect when made, and such failure to be true or correct would be reasonably likely to materially and adversely affect the timeliness, amount, collectibility or payment frequency of Purchased Receivables;

(f)  Telefonica del Peru shall have violated any of the covenants specified in
     Section 9.02 hereof and such violation shall not have been remedied by the fifteenth (15th) day after the earlier of (i) an Authorized Officer of Telefonica del Peru having actual knowledge of such violation and (ii) written notice of such violation being given to an Authorized Officer of Telefonica del Peru;

(g)  Telefonica del Peru shall have violated any of the covenants in Section
     7.05 hereof, such violation would be reasonably likely to materially and adversely affect the timeliness, amount, collectibility or payment frequency of Purchased Receivables and such violation shall not have been remedied by the fifteenth (15th) day after the earlier of (i) an Authorized Officer of Telefonica del Peru having actual knowledge of such violation; and (ii) written notice of such violation being given to an Authorized Officer of Telefonica del Peru;

(h) any judicial order or decree in any action or proceeding shall be entered against Telefonica del Peru and such order or decree shall not have been not dismissed or stayed within sixty (60) days of its entry such that the timeliness, amount, collectibility or payment frequency of the Purchased Receivables, taken as a whole, may be affected in any material respect;

(i) (a) an Insolvency Event of Telefonica del Peru or (b) both (i) an Insolvency Event of any Designated Carrier representing 10% or more of the aggregate Purchased Receivables (measured by reference to the volume of Purchased Receivables generated by the Designated Carriers in the 12 calendar months prior to the initial date of legal filing for any such Insolvency Event) shall have occurred and (ii) as a result of (in whole or in part) such Insolvency Event referred to in clause (i), one or more Rating Agencies shall have lowered or withdrawn its then-current rating on the Certificates; provided that if such Designated Carrier has been replaced with another Designated Carrier which complies with the Additional Designated Carrier Requirements, such event shall not be a Specified Event;

(j) any Transaction Document (other than the Carrier Notices to any Designated Carrier that has been replaced or withdrawn in accordance with the procedure set forth in Section 7.03 herein) shall cease to be in full force and effect;

(k) both (a) there shall occur a termination of exchange of services by either Telefonica del Peru or any Designated Carrier representing 10% or more of the aggregate Purchased Receivables (measured by reference to the volume of Purchased Receivables generated by the Designated Carriers in the 12 calendar months prior to such notice of termination) at the time of such termination and (b) as a result of (in whole or in part) any termination referred to in clause (a), one or more Rating Agencies shall have lowered or withdrawn its then-current rating on the Certificates; provided that if any such Designated Carrier has been replaced with another Designated Carrier which complies with the Additional Designated Carrier Requirements, such event shall not be a Specified Event;

(l) Telefonica del Peru shall sell, transfer, assign or encumber Purchased Receivables, other than pursuant to the Transfer Agreement;

(m) both (a) Telefonica S.A. shall fail to own, directly or indirectly, at least 20% of the voting stock of Telefonica del Peru and (b) as a result of (in whole or in part) such failure, one or more Rating Agencies shall have lowered or withdrawn its then-current rating on the Certificates;

(n) the Government of Peru shall contest the sale of the Purchased Receivables or the enforceability of the Transaction Documents, and such contest is not withdrawn or effectively terminated by the thirtieth (30th) day after the earlier to occur of (i) an Authorized Officer of Telefonica del Peru having actual knowledge of such contest and (ii) written notice of such contest being given to an Authorized Officer of Telefonica del Peru; or Telefonica del Peru or any Affiliate of Telefonica del Peru shall contest the sale of the Purchased Receivables or the enforceability of the Transaction Documents.

     SECTION 4.02. Notices Upon the Occurrence of a Specified Event. (a) If (x) an Authorized Officer of the Trustee shall have actual knowledge or (y) the Trustee shall receive written notice from Telefonica del Peru or any Certificateholder and the Trustee shall have determined that a Specified Event has occurred and is continuing, the Trustee, in addition to providing all notices required by Section 5.03 hereof, shall promptly issue written notice of such Specified Event to Telefonica del Peru and the Certificateholders, which notice shall state that the application of Collections pursuant to Section 3.03 shall be effected as set forth therein and whether the Certificateholders are entitled to the payment of the Redemption Price under Section 4.03 hereof.

     (b) After the occurrence and during the continuance of a Specified Event, the Trustee shall take or refrain from taking such actions, and shall exercise such rights, with respect to the Certificates as are set forth herein and in
Article V of this Agreement or as the Required Percentage of Certificateholders by Written Direction shall direct.

     (c) Upon the curing or termination of a Specified Event, an Officer's Certificate of Telefonica del Peru shall be delivered to the Trustee identifying the events causing the Specified Event and describing the actions which were taken to cure or terminate such events (including, in the case of a Specified Event described in Section 4.01(a) hereof, setting forth information concerning Collections in respect of the Purchased Receivables in reasonable detail and confirming the respective balances on deposit in the Collection Account, the Debt Service Reserve Account and the Coverage Shortfall Account) and certifying, as applicable, that such Specified Event has been cured or terminated as permitted under this Agreement; such cure or termination shall only become effective upon receipt by the Trustee of such Officer's Certificate.

     SECTION 4.03. Redemption Obligation. (a) If at any time after the Closing Date, any Specified Event described in subparagraphs (c) through (j), inclusive, or (l) through (n), inclusive, of Section 4.01 hereof shall have occurred and be continuing, at the written direction to the Trustee of the Required Percentage of Certificateholders, the Trust shall redeem all but not less than all, of the then outstanding Certificates for the Redemption Price. Upon notice by the Trustee, Telefonica del Peru will be required to pay to the Trustee the Redemption Price, and upon receipt of such payment, the Trustee shall (i) distribute such Redemption Price to the Certificates pro rata and (ii) execute such documents and take such other steps as Telefonica del Peru may reasonably request to convey back to Telefonica del Peru the unpaid balance of the Purchased Receivables. Telefonica del Peru acknowledges that until Telefonica del Peru shall have paid the Redemption Price to the Trustee in full as required pursuant to this Section 4.03(a) or the Trustee shall have otherwise received such amount, the Trustee shall apply all funds in the Collection Account pursuant to clause "Second" of Section 3.03(a) hereof and shall apply all funds in the Certificate Account pursuant to clause "Third" of Section 3.03(b) hereof.

     (b) If Telefonica del Peru shall not pay the Redemption Price to the Trustee as required under Section 4.03(a), the Trustee, at the written direction of the Required Percentage of Certificateholders, may proceed to enforce and protect the rights of the Certificateholders by an action at law, suit in equity or other appropriate proceeding. Telefonica del Peru shall pay to the Trustee such amount in addition to the Redemption Price as shall be sufficient to cover the cost and expenses of instituting such action, suit or proceeding, including without limitation, attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Trustee or the Certificateholders in enforcing the rights of the Certificateholders under this Section 4.03(b) shall operate as a waiver thereof or otherwise prejudice their rights, powers or remedies under this Section 4.03. The Certificateholders' right to the Redemption Price shall not be exclusive of any other right, power or remedy referred to herein or now or hereinafter available at law, in equity, by statute or otherwise.

                                    ARTICLE V

                              THE TRUSTEE'S DUTIES;
                        APPOINTMENT OF SUCCESSOR TRUSTEE

     SECTION 5.01. Acceptance of Trust. The Trustee hereby accepts its appointment as trustee hereunder and accepts the trust and duties imposed upon it by this Agreement, and covenants and agrees to perform the same as herein provided.

     SECTION 5.02. Representations and Warranties of the Trustee. The Trustee represents and warrants that, at all times, such of the following is true and will be true:

     (a) it is a "security intermediary" within the meaning of the UCC;

     (b) each of the Trust Accounts is a "securities account" as such term is defined in Section 8-501(a) of the UCC and will be maintained as such until termination of this Agreement;

     (c) the "securities intermediary's jurisdiction" with respect to securities entitlements to securities or other financial assets held in the Trust Accounts is the State of New York;

     (d) this Agreement is a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms.

     The Trustee, as "securities intermediary", hereby agrees to accept "entitlement orders" without the consent of Telefonica del Peru.

     SECTION 5.03. Duties and Responsibilities of the Trustee. (a) During a Specified Event. If at any time (i) an Authorized Officer of the Trustee obtains actual knowledge of the occurrence of or cure or termination of a Specified Event or (ii) the Trustee receives written notice of the occurrence of a Specified Event from Telefonica del Peru or any Certificateholder and determines that a Specified Event has occurred, the Trustee shall promptly declare that such a Specified Event has occurred or been cured or terminated by issuing written notice thereof in accordance with Sections 4.02 and 6.02(c)(i)(A)), in each case, to the Rating Agencies, the Certificateholders and Telefonica del Peru. In addition, after the occurrence of a Specified Event and during the continuation thereof, the Trustee shall take or refrain from taking such actions, and shall exercise such rights, with respect to the Certificates, as are set forth in this Agreement or as the Required Percentage of Certificateholders by Written Direction shall direct; provided, however, that in the absence of any such direction, the Trustee shall act on behalf of the

Certificateholders using the same degree of care, skill and diligence as a prudent business person would exercise or use under the circumstances in the conduct of his or her own affairs and provided, further, that in any event the Trustee shall take only such action or remedy in respect of such Specified Event as is provided for in this Agreement.

     (b) Duties of Trustee Generally. The Trustee, prior to the declaration and after the effective cure of a Specified Event, shall perform such duties and only such duties as are specifically set forth in this Agreement (it being agreed that no implied covenants or obligations of the Trustee shall be read into this Agreement) or as shall be specifically directed by the Required Percentage of Certificateholders. In performing its duties hereunder (whether or not a Specified Event has occurred or been declared):

     (i) the Trustee in good faith may conclusively rely as to the truth of the statements and the correctness of the opinions expressed in any Opinion of Counsel furnished to the Trustee pursuant to this Agreement on the Closing Date or on any subsequent date, and upon any certificates, reports, instructions, directions, notices, documents or orders furnished to the Trustee appearing on their face to conform to the requirements of this Agreement; but in the case of any certificates, reports, instructions, directions, notices, documents, orders or Opinions of Counsel which by any provision hereof, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they appear on their face to conform to the requirements of this Agreement and the Trustee shall give prompt notice to the Person delivering any such document of any lack of conformity determined by the Trustee of any such document to the applicable requirements of this Agreement;

     (ii) the Trustee shall not be liable for any error of judgment made by it in good faith; provided, however, that, subject to the terms of this Agreement, the foregoing provisions of this clause (ii) shall not excuse the Trustee from liability for its action or inaction which was contrary to the express provisions of this Agreement or any Written Direction or for its own negligence, bad faith or willful misconduct;

     (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with a Written Direction relating to any power conferred upon the Trustee under this Agreement or the time, method and place of conducting any proceeding for any remedy available to the Trustee;

     (iv) the Trustee may in good faith rely upon, and shall be protected in acting or refraining from acting upon, and shall not be bound to make any investigation into the facts or matters stated in, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Certificate, guaranty or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (v) the Trustee may consult with and rely upon counsel of its selection and the written advice of such counsel and any Opinion of Counsel delivered to it hereunder shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice of counsel or Opinion of Counsel;

     (vi) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement and pursuant to a Written Direction unless the Certificateholders giving such Written Direction shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) which might be incurred therein or thereby;

     (vii) none of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

     (viii) the Trustee shall have the right to decline to take any action requested or directed by the Required Percentage of Certificateholders if the Trustee shall have been advised by counsel that such action may not be lawfully taken by it; and

     (ix) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

Whether or not expressly so provided herein, every provision of this Agreement relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 5.03; provided, however, that no provision of this Agreement shall be construed to relieve the Trustee from liability for breach of obligation or for its negligence, bad faith or willful misconduct.

     SECTION 5.04. Trustee Not Liable for Purchased Receivables; Performance of Trustee's Duties. The Trustee shall not be liable to any Person for any delay or failure in the generation of any Purchased Receivables or for any default on the part of Telefonica del Peru or the Designated Carriers under the applicable Service Agreements between such Designated Carriers and Telefonica del Peru, the Instructions or this Agreement . THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED AS TO THE TITLE, VALUE, CONDITION, OR COLLECTIBILITY OF THE PURCHASED RECEIVABLES OR THE CREATION OR PERFECTION OF ANY SECURITY INTEREST IN THE PURCHASED RECEIVABLES OR ANY OTHER PART OF THE TRUST ESTATE IN FAVOR OF ANY PERSON OR ANY OTHER REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO THE PURCHASED RECEIVABLES WHATSOEVER.

     (a) The Trustee may execute any of the trusts or perform its powers and duties hereunder by or through such attorneys and agents as it shall appoint. The Trustee shall not be liable for the default or misconduct of any accountants, appraisers or other experts or advisers appointed and supervised by it with reasonable care and diligence.

     (b) The Trustee in its individual capacity may own, hold and dispose of Certificates and, subject only to any restrictions contained herein, shall enjoy and exercise the same rights and powers in connection therewith as enjoyed and exercised by any other Certificateholder.

     (c) Each Certificateholder, by its acceptance of its Certificates, acknowledges and agrees that the Trustee in its individual capacity is not the issuer of the Certificates for any Federal or state securities law purposes.

     (d) The Trustee in its individual capacity may lend money to, and otherwise engage in any kind of business with Telefonica del Peru, the Designated Carriers or any Affiliates of any of the foregoing.

     (e) Each Certificateholder, by its acceptance of its Certificates, acknowledges and agrees that the Trustee makes no representations or warranties to the Certificateholders with respect to the characterization of the Trust or the Certificates for Federal, state or local income tax purposes.

     (f) The Trustee shall not be deemed to have notice of any Specified Event or Incipient Specified Event unless an Authorized Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Specified Event or Incipient Specified Event is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement.

     (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Purchased Receivables, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Purchased Receivables or any agreement or assignment contained therein, for the validity of the title to the Purchased Receivables, for insuring the Purchased Receivables or for the payment of taxes, charges, assessments or Liens upon the Purchased Receivables or otherwise as to the maintenance of the Purchased Receivables.

     SECTION 5.05. Resignation and Removal; Appointment of Successor Trustee.

     (a) The Trustee may resign and be discharged of the Trust by giving at least sixty (60) days' written notice to each Rating Agency, each Designated Carrier, Telefonica del Peru and the Required Percentage of Certificateholders, and such resignation shall take effect upon (i) receipt by the Trustee of an instrument of acceptance executed by a successor trustee as herein provided in
Section 5.06, and (ii) receipt by each Designated Carrier of a notice to make all payments in respect of the Purchased Receivables to a designated account of such successor trustee.

     (b) The Trustee may be removed at any time for cause (including, without limitation, in connection with the failure of the Trustee to maintain in full force and effect any license required to conduct business in the State of New York) by the Required Percentage of Certificateholders or Telefonica del Peru pursuant to a written notice delivered to the Trustee, each Designated Carrier, each Rating Agency, Telefonica del Peru and all of the Certificateholders not less than thirty (30) days prior to the date of removal. The Trustee may be removed at any time without cause by a written notice of the Required Percentage of Certificateholders delivered to the Trustee, each Designated Carrier, each Rating Agency, Telefonica del Peru and all of the Certificateholders. Any such removal shall take effect upon (i) receipt by the Trustee of an instrument of acceptance executed by a successor trustee as herein provided in Section 5.06 and (ii) the receipt by each Designated Carrier of a notice to make all payments in respect of the Purchased Receivables to a designated account of such successor Trustee.

     (c) If at any time the Trustee shall issue a notice of resignation or receive a notice of removal, Telefonica del Peru or, if it does not do so, then any Certificateholder, may by written notice propose a successor trustee (and if necessary propose alternative candidates seriatim) to the Certificateholders, or, if applicable, to the other Certificateholders, for approval by the Required Percentage of Certificateholders. In the event that no such successor trustee is appointed by Written Direction within 30 days after the giving of notice of resignation, the Trustee may request a court to make such appointment. Any court-appointed successor trustee shall automatically be replaced by a successor trustee subsequently appointed by Written Direction. Every successor trustee appointed pursuant to this Section 5.05 shall be a national bank or a bank or trust company incorporated under the laws of the State of New York, having its principal office in The City of New York, having a capital and surplus of not less than $100,000,000 and a rating on its long-term unsecured debt obligations of not less than "A-", "A-" or "A3" by Standard & Poor's, Fitch and Moody's, respectively (provided that, if such successor trustee is not rated by Standard & Poor's, Fitch or Moody's and is 100% owned by a parent corporation which is so rated, such parent corporation shall have a rating of not less than "A-", "A-" or "A3", respectively) and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. 9.10(b), if there be such an institution willing, qualified and able to accept the trust upon reasonable and customary terms. Until a successor trustee has been appointed to act as Trustee hereunder, no such resignation or removal shall be effective, and the Trustee shall continue to perform its duties hereunder.

     SECTION 5.06. Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed as provided in Section 5.05 hereof, prior to or upon such appointment, shall execute, acknowledge and deliver to its predecessor Trustee, each Designated Carrier, the Certificateholders and Telefonica del Peru an instrument accepting such appointment hereunder, and, with respect to each Designated Carrier, a notice to make all payments in respect of the Purchased Receivables to a designated account of the successor Trustee, and upon receipt by the Trustee of such instrument and receipt by each Designated Carrier of such notice, the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Required Percentage of Certificateholders or the written request of the successor Trustee, the predecessor Trustee ceasing to act shall execute and deliver, without representation or warranty (express or implied) or recourse, an instrument transferring to such successor Trustee all the rights and powers of the predecessor Trustee so ceasing to act. Upon the written request of any such successor Trustee, the Certificateholders shall execute any and all instruments necessary for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

     SECTION 5.07. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any Person, anything herein to the contrary notwithstanding; provided, however, that in the event such successor shall fail to be qualified under the provisions of the fourth sentence of Section 5.05(c) hereof such successor may be removed for cause in accordance with the first sentence of Section 5.05(b) hereof.

     SECTION 5.08. Certain Procedural Matters. (a) The Trustee, in its own name and as trustee of an express trust, shall, upon receipt of a Written Direction, be entitled to institute any action or proceeding at law or in equity for the collection of any amounts due and unpaid by Telefonica del Peru, any Designated Carrier or any other Person against whom the Trustee or the Trust shall have a claim. Such Written Direction shall describe in reasonable detail the claims relating to the Certificates and shall specify the amount and the Person against whom the Trustee on behalf of the Certificates has a claim. The Trustee, upon receipt of indemnification reasonably satisfactory to the Trustee, shall, unless otherwise instructed pursuant to a Written Direction, prosecute any such action or proceeding to judgment or final decree (or with the consent of the Required Percentage of Certificateholders settle such action or proceeding), enforce any such judgment or final decree against any such defendant and collect in the manner provided by law the moneys adjudged or decreed to be payable.

     (b) In case a Specified Event shall occur and be continuing with respect to the Certificates, the Trustee, in its discretion, may and upon the receipt of a Written Direction will, subject to the provisions of Section 5.03(a) and Article VI hereof, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement and by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in any Transaction Document, or in aid of the execution of any power granted in any Transaction Document, or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     (c) All rights of actions and claims under this Agreement or any Certificates may be prosecuted and enforced by the Trustee without the possession of any such Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee may be brought in its own name or in its capacity as Trustee.

     (d) In case there shall be pending proceedings for the bankruptcy or the insolvency-related reorganization (or for any similar proceeding) of Telefonica del Peru or any Designated Carrier, under any Peruvian, United States or other bankruptcy or insolvency act or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of

Telefonica del Peru or any Designated Carrier or in the case of any other judicial proceedings relative to Telefonica del Peru or any Designated Carrier, or relative to the creditors or property of Telefonica del Peru or any Designated Carrier, the Trustee, irrespective of whether payments hereunder, or the aggregate outstanding Adjusted Face Amount of the Certificates shall then be due and payable as herein or therein expressed, whether by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand or declaration pursuant to the provisions of this Section 5.08, shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the amount of any payment due by such Person to the Trust Estate, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and its agents, attorneys and counsel, the Trust Estate and the Certificateholders, and for reimbursement of all expenses incurred by the Trustee, the Trust Estate and each of the Certificateholders, allowed in such proceedings and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Certificateholders and the Trustee on their behalf; and any receiver, assignee, trustee or custodian in bankruptcy or reorganization is hereby authorized by each of the Certificateholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Certificateholders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and attorneys and for all advances made by the Trustee, except those incurred as a result of the Trustee's negligence, bad faith or willful misconduct. The Trustee agrees that, to the extent it is entitled to do so, it will as part of the same proceeding, seek reimbursement for any such fees and expenses from the other parties in interest in such proceeding or any other Person who is contractually obligated to reimburse the Trustee for such amounts; provided, however, that any failure to do so shall not affect the availability of any indemnity previously offered by the Certificateholders in respect of such action. All amounts received by the Trustee on account of any action or proceeding hereunder shall be paid (i) first to the Trustee to reimburse the Trustee for any and all reasonable and documented fees and expenses (including, but not limited to reasonable attorneys' fees) incurred by the Trustee in prosecuting or enforcing any such action or proceeding or in collecting on any judgment in connection therewith and (ii) second, to the Certificateholders, each according to its proportionate share of such amounts as are determined in such action or proceeding.

     (e) All payments received or collected by the Trustee pursuant to this
Section 5.08 in respect of any Certificates, and the proceeds of any judgment received or collected by the Trustee pursuant to this Section in respect of the Certificates, together with any other sums which may at any time be held by the Trustee as part of the portion of the Trust Estate under any of the provisions hereof, shall be distributed by the Trustee as provided in this Agreement.

     SECTION 5.09. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 5.05 hereof unless, for any reason, such co-trustee or separate trustee will be holding or maintaining any of the Trust Accounts. The addition of co-trustee or separate trustee shall not result in additional expenses or fees to Telefonica del Peru or the Trust, unless a Specified Event shall have occurred and is continuing and until the termination or cure of such Specified Event.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or, if necessary, by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

     (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 5.10. Appointment of Paying Agent. (a) Unless otherwise specified herein, the Paying Agent shall have the revocable power to withdraw funds from the applicable Certificate

Account for the purpose of making distributions to the Certificateholders. The Trustee (or Telefonica del Peru if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or Telefonica del Peru if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee, or Telefonica del Peru if the Trustee is the Paying Agent, shall notify each Rating Agency of the removal of any Paying Agent. The Paying Agent shall initially be the Trustee's New York office. The Trustee shall be permitted to resign as Paying Agent with respect to any or all Certificates in the same manner in which it is permitted to resign as Trustee under Section 5.05(a). In the event that the Trustee shall no longer be the Paying Agent with respect to the Certificates, the Trustee shall appoint a successor to act as Paying Agent, which shall be a bank or trust company having (x) a capital and surplus of not less than $50,000,000 and (y) an investment grade rating from each of the Rating Agencies.

     (b) The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificateholders.

                                   ARTICLE VI

                                TRUSTEE COVENANTS

     SECTION 6.01. Application of Moneys. The Trustee covenants and agrees to apply the monies received by it under this Agreement, the Transfer Agreement or the Instructions, when and as the same shall be received and in the manner specified herein.

     SECTION 6.02. Distribution of Statements and Other Information. (a) The Trustee will be obligated to provide Telefonica del Peru on a daily basis by facsimile to Antonio Villa Mardon, Chief Financial Officer at 511-265-7007 a statement with the amounts received in each account and any other activity, the balances for each Trust Account and the status of the Eligible Investments substantially in the form of Exhibit K hereto (the "Daily Statement"). Telefonica del Peru will be obligated to deliver to the Trustee, (i) not later than the 45th day of each Collection Period, a statement (the "Receivables Statement"), substantially in the form of Schedule X to Exhibit C attached hereto, detailing (w) the amount of Purchased Receivables generated during the immediately preceding Collection Period by each person that was a Designated Carrier during such Collection Period, (x) the total of any and all unpaid amounts with respect to Purchased Receivables generated during any other prior Collection Period by each person that was a Designated Carrier during any such prior Collection Period, (y) the amounts paid during the immediately preceding Collection Period by Designated Carriers to the Trustee, and (z) the amount of net international settlement payments generated during the immediately preceding Collection Period and the aggregate amount of net international settlement payments generated during the immediately preceding two Collection Periods, in each case by all carriers other than Designated

Carriers with which Telefonica del Peru has Service Arrangements, and (ii) not later than the 60th day of each Collection Period a statement (the "Servicing Report"), substantially in the form of Schedule Y to Exhibit C attached hereto, detailing information on the incoming and outgoing minutes billed for the immediately preceding Collection Period by Telefonica del Peru and each person that was a Designated Carrier during such Collection Period and the settlement payments relating thereto. The Trustee shall send by mail, not later than five
(5) Business Days after receipt of such statements and/or reports from Telefonica del Peru, a copy of the Receivables Statement, Servicing Report and an account statement (the "Account Statement"), substantially in the form of Exhibit C attached hereto, containing the applicable information for the immediately preceding Collection Period to the Certificateholders, the Rating Agencies and (in the case of each Account Statement only) to Telefonica del Peru. The Trustee shall send by mail to each Rating Agency the information provided to it by Telefonica del Peru pursuant to Section 9.01(b) hereof promptly after the Trustee's receipt of such information.

     (b) The Trustee shall retain at the Corporate Trust Office copies of all notices, reports, certificates, instruments, opinions, documents and other information provided or received by it in respect of or in connection with the rights of the Certificateholders, copies of which shall be available for inspection by any Certificateholder at the Corporate Trust Office during regular business hours upon the request of any Certificateholder. In the case of Book-Entry Certificates, the items referred to in the preceding sentence shall be forwarded directly to each Certificate Owner upon its request; provided that
(i) at least 15 days prior to the Trustee's provision or receipt, as the case may be, of such item such Certificate Owner shall have furnished to the Trustee a Certificate Owner Certification and (ii) the Trustee shall not have received notice or otherwise determined that such Person is no longer a Certificate Owner.

     (c) The Trustee covenants and agrees that it shall (i) send by facsimile transmission promptly after receipt copies of any written notice it receives (A) which states that any Specified Event has occurred and is continuing or has been cured or terminated, to Telefonica del Peru, each Certificateholder and each Rating Agency, (B) which states that any Person has failed to perform its duties and obligations hereunder, to Telefonica del Peru and the Certificateholders and each Rating Agency, (C) which constitutes a request for direction from any Certificateholders, to the Certificateholders to which such request relates, or
(D) which specifically states that it is to be distributed by facsimile to certain Certificateholders, to the Certificateholders to which such request relates and (ii) send by mail (promptly after receipt thereof or receipt of a request therefor) to each Certificateholder copies of any documentation relating to such Certificates in its possession which has been specifically requested in writing by such Certificateholder; provided, however, that any documentation sent by facsimile transmission shall be followed with prompt transmission by mail.

     (d) The Trustee covenants and agrees that, promptly upon receipt from Telefonica del Peru of a statement indicating that the amount to be distributed to the Certificateholders of any Certificates on the next Payment Date will constitute final payment of all amounts due hereunder, it will give the Certificateholders notice to such effect, stating that upon receipt of such amount the Certificateholders will be obligated to surrender promptly their Certificates to the Trustee for cancellation.

     SECTION 6.03. Requests for Information. Upon the request of any Certificateholder (other than a Certificateholder which is a Depository or a nominee of a Depository) or any Certificate Owner as provided in the final sentence of this Section, the Trustee will deliver the following information to any purchaser or prospective purchaser of Certificates named by such Certificateholder or Certificate Owner: (a) the four (or such fewer number as exist at such time) most recent Receivables Statements, Servicing Reports and Account Statements with respect to the related Certificates, (b) a copy of this Agreement, the Transfer Agreement and the Instructions, (c) the financial statements delivered to the Trustee during the previous twelve months (or such shorter period as shall have transpired since the Closing Date) pursuant to this Agreement, (d) all notices delivered to or by the Trustee which state that any Specified Event has occurred or has been cured or terminated with respect to the Certificates and (e) notice of any Coverage Shortfall Amount existing as of the immediately preceding Payment Date with respect to the Certificates. Such Certificateholder, by acquiring its Certificate, agrees to advise any such purchaser or prospective purchaser that, unless excepted from the definition of "Confidential Information," such information is Confidential Information. In the case of Book-Entry Certificates, the Trustee will deliver the information referred to in the second preceding sentence to any purchaser or prospective purchaser of Certificates owned by a Certificate Owner, provided that (i) such Certificate Owner shall have furnished to the Trustee a Certificate Owner Certification and (ii) the Trustee shall not have received notice or otherwise determined that such Person is no longer a Certificate Owner.

     SECTION 6.04. Returns. Each of the Certificateholders, by acceptance of its Certificates, hereby directs the Trustee to cause to be prepared on behalf of the Trust all required U.S. federal, state, local or other tax returns and information reports, if any, (i) on the basis that, for purposes of U.S. tax law, the Trust and Certificates will be treated as if the Certificates will be indebtedness of Telefonica del Peru secured by the Purchased Receivables and the Trust will be a security device and not a separate entity, or (ii) if, after challenge by the appropriate taxing authority of which the Trustee has actual knowledge, it is determined that the treatment of the Trust and Certificates referred to in clause (i) is not correct, then as required by law. The Trustee shall not be bound to cause to be prepared returns or reports in accordance with the immediately preceding sentence to the extent some other action is required based on a change in law after the date hereof. Subject to the two immediately preceding sentences, the Trustee shall have the right to retain, and rely upon, and shall have no liability in connection with its good faith reliance upon the written advice or opinion of, independent U.S. tax counsel or advisors of its choice and reasonably acceptable to Telefonica del Peru as to what returns are required to be filed with any U.S. federal, state or local tax authorities by the Trust. Subject to the foregoing, the Trustee shall execute and cause to be filed such returns with the appropriate tax authorities. The Trustee shall furnish, to each Person who at any time during a calendar year shall have been a Certificateholder, a statement containing such information as such Person shall reasonably request to prepare its tax returns to the extent that information is requested.

                                   ARTICLE VII

                    TELEFONICA DEL PERU'S DUTIES AS SERVICER

     SECTION 7.01. Performance of Service Arrangements. It is expressly agreed that, notwithstanding the execution and delivery of the Carrier Notices, Telefonica del Peru shall remain liable under the Service Arrangements to perform all of its obligations thereunder in accordance with the terms and conditions thereof, and neither the Trustee nor the Certificateholders shall be required in any manner to perform any obligations of Telefonica del Peru pursuant to the Service Arrangements or any other agreement, or to make any payments in respect thereof, except as may be expressly provided herein in the Transaction Documents.

     SECTION 7.02. Covenants of Telefonica del Peru as Servicer of the Purchased Receivables. As Servicer of the Purchased Receivables, Telefonica del Peru covenants and agrees that it will:

     (a) continue to, at its own expense and in a timely manner, (a) manage, service and administer the Purchased Receivables using its customary and usual procedures, including accounting, responding to inquiries of Designated Carriers, investigating non-payments and reporting to taxation and regulatory authorities as required by applicable law, and (b) pursue and prosecute its rights under the Service Arrangements, in both cases and at all times acting with reasonable care and, in particular, maintaining accurate and complete accounting records in relation to the Purchased Receivables;

     (b) allow reasonable inspections of records relating to the Purchased Receivables by the Trustee on behalf of the Certificateholders;

     (c) make all reasonable efforts to manage, service, administer and make collections on the Purchased Receivables on behalf of the Trustee and to follow such collection procedures as it follows with respect to all comparable receivables; conduct its business in relation to the Service Arrangements in a manner consistent with prudent practices of international telecommunications companies applicable to long distance telecommunications services, including the applicable ITU recommendations and regulations; and, in the event that Telefonica del Peru receives any payments in respect of Purchased Receivables, Telefonica del Peru shall promptly notify the Trustee of such receipt (including the amount of such payment) and shall promptly forward any and all such payments to the Collection Account;

     (d) promptly upon the execution of any amendment, waiver, supplement or modification of any kind whatsoever of the Service Arrangements (whether or not such amendment, waiver, supplement or modification is embodied in a formally executed written agreement), to deliver to the Trustee (A) a copy of such amendment, supplement, modification or waiver (or if not embodied in a written agreement, a complete description thereof certified as true and correct by an Authorized Officer of Telefonica del Peru) and (B) an officer's certificate certifying that an Authorized Officer of Telefonica del Peru has reviewed the contents of such amendment, supplement, modification, waiver or description of such Service Arrangement, and that such amendment, supplement, modification or waiver will not violate the provisions of any Transaction Document. Telefonica del Peru shall also deliver copies of the foregoing instruments to each Rating Agency. No such Officer's Certificate shall be binding upon the Trustee, nor shall any such amendment, supplement, modification or waiver limit, modify or discharge Telefonica del Peru's obligations under
Section 7.02(c). Notwithstanding the foregoing, Telefonica del Peru shall not be required to deliver the documents described in this Section 7.02(d) in respect of any such modification or waiver which is of a ministerial or administrative nature.

     (e) observe the following procedures for the generation of Purchased
Receivables:

          (i) In the case of any Designated Carrier whose accounts are settled on a monthly basis with Telefonica del Peru (a "Monthly Settlement Designated Carrier") and any Designated Carrier whose accounts are settled on a quarterly basis with Telefonica del Peru (a "Quarterly Settlement Designated Carrier"), Telefonica del Peru will, on or prior to the 45th day after the end of each calendar month, send a statement (a "TdP Traffic Statement") to such Designated Carrier listing the telephone calls (i) originating from Telefonica del Peru or
(ii) carried via Telefonica del Peru's system to such Designated Carrier's system, either terminating with such Designated Carrier or passing through such Designated Carrier's system and terminating with another carrier's system. Telephone calls originating from Telefonica del Peru's system, passing through another carrier and terminating with a Designated Carrier may be included on the TdP Traffic Statement to such Designated Carrier, depending on the method of accounting used by the carriers originating and terminating the call. Similarly, telephone calls originating with another carrier, passing through Telefonica del Peru's system and terminating with a Designated Carrier may be included on the TdP Traffic Statement to such Designated Carrier, depending on the method of accounting used by the carrier originating the call and such Designated Carrier.

          (ii) In the case of each Monthly Settlement Designated Carrier and Quarterly Settlement Designated Carrier, Telefonica del Peru will use reasonable commercial efforts to cause such Designated Carrier, on or prior to the 45th day after the end of each calendar month, to send a statement (a "Designated Carrier Traffic Statement") to Telefonica del Peru listing the telephone calls (i) originating from such Designated Carrier or (ii) carried via such Designated Carrier's system to Telefonica del Peru's system, either terminating with Telefonica del Peru or passing through Telefonica del Peru's system and terminating with another carrier's system. Telephone calls originating with such Designated Carrier, passing through another carrier and terminating with Telefonica del Peru may be included on the Designated Carrier Traffic Statement of such Designated Carrier, depending on the method of accounting used by such Designated Carrier and Telefonica del Peru. Similarly, telephone calls originating with another carrier, passing through a Designated Carrier's system and terminating with Telefonica del Peru may be included on the Designated Carrier Traffic Statement of such Designated Carrier, depending on the method of accounting used by the carrier originating the call and Telefonica del Peru.

          (iii) (i) In the case of each Monthly Settlement Designated Carrier, Telefonica del Peru will use reasonable commercial efforts to reach agreement with and send a reconciliation invoice ("Monthly Settlement Invoice") to such Monthly Settlement Designated Carrier not later than 20 days after receiving the Designated Carrier Traffic Statement from such Designated Carrier

(as described in clause (e)(ii) above), as to the amount of Purchased Receivables due from such Designated Carrier in respect of the period covered by such Monthly Settlement Invoice; and (ii) in the case of each Quarterly Settlement Designated Carrier, Telefonica del Peru will use its best efforts to reach agreement with and send a reconciliation invoice ("Quarterly Settlement Invoice") to such Quarterly Settlement Designated Carrier not later than 20 days after receiving the Designated Carrier Traffic Statement from such Designated Carrier (as described in clause (e)(ii) above), for the third month in each quarter of each calendar year, as to the amount of Purchased Receivables due from such Designated Carrier for the three month period covered by such Quarterly Settlement Invoice. Each Monthly Settlement Invoice and Quarterly Settlement Invoice will state that all payments in respect of such invoice are due 60 days from the date of such invoice.

          (iv) Telefonica del Peru will use reasonable commercial efforts to collect all amounts due under each Monthly Settlement Invoice and Quarterly Settlement Invoice by the date falling 60 days (the "60-day Period") after sending such invoices under clause (e)(iii) above (such date hereinafter referred to as the "Due Settlement Date"), provided that if discrepancies arise between the total minutes billed by Telefonica del Peru and/or the total minutes billed by a Designated Carrier, an additional 20 day period will be granted before the 60-day Period begins to run with respect to such Designated Carrier.

     SECTION 7.03. Additional Designated Carriers. (a) Telefonica del Peru hereby agrees that a long distance telecommunications company which is not a Designated Carrier may become a Designated Carrier, at the option of Telefonica del Peru, provided that the following conditions (the "Additional Designated Carrier Requirements") are satisfied:

          (i) there is a valid and binding Service Arrangement in effect between Telefonica del Peru and such long distance telecommunications company;

          (ii) Telefonica del Peru delivers (A) to such long distance telecommunications company Instructions (with such modifications thereto as are reasonably required by such company) and (B) to the Trustee and each Rating Agency, an original of such Instructions acknowledged and agreed to by the such long distance telecommunications company;

          (iii) not later than ten (10) Business Days prior to the effective date of such long distance telecommunications company becoming a Designated Carrier, Telefonica del Peru provides to the Trustee and each Rating Agency an Officer's Certificate and legal opinions from reputable counsel in form and substance satisfactory to the Trustee from such jurisdictions as the Trustee reasonably considers appropriate evidencing that the undertakings set forth above have been obtained from Telefonica del Peru and such long distance telecommunications company as provided above, and that in all other respects the event of such long distance telecommunications company becoming a Designated Carrier otherwise complies with the terms of this Agreement and the other Transaction Documents; and

          (iv) (only in the case of a long distance telecommunications company replacing existing Designated Carrier(s) or a long distance telecommunications company added as a Designated Carrier during any Specified Event or Incipient Specified Event) Telefonica del Peru delivers to the Trustee written confirmation from the Rating Agencies that the rating on the Certificates that existed immediately prior to the replacement of such existing Designated Carriers or the occurrence of such Specified Event or Incipient Specified Event, as the case may be, will not be lowered or withdrawn.

     (b) The transfer to the Trust of Purchased Receivables from any Designated Carrier may be terminated, at the election of Telefonica del Peru, provided that immediately after giving effect to such termination no Specified Event shall have occurred or be continuing, upon receipt of written confirmation from each Rating Agency that the then-current rating on the Certificates will not be lowered or withdrawn. To effect such termination, the Trustee shall promptly send such Designated Carrier a Designated Carrier Termination Notice, and
Schedule 4 hereto shall be revised accordingly.

     SECTION 7.04. Receivables Files. Telefonica del Peru's obligations with respect to the Receivables Files shall be as follows:

     (a) In connection with the transfer and assignment of the Purchased Receivables to the Trustee hereunder, Telefonica del Peru shall maintain and preserve, in accordance with the provisions of this Section 7.04, the following documents or instruments relating to the Purchased Receivables:

     (i) the documents and data (written and electronic) representing or evidencing the Purchased Receivables, including all billing data and records generated pursuant to the terms of the Service Arrangements;

     (ii) any written materials documenting or concerning the Service Arrangements; and

     (iii) any and all other documents that Telefonica del Peru shall keep on file, in accordance with its customary procedures, relating to the Purchased Receivables.

     (b) Telefonica del Peru shall maintain accurate and complete accounts and records pertaining to the Receivables Files sufficient to enable the Trustee and the Certificateholders to obtain the benefits of this Agreement and the other Transaction Documents and to preserve the interest of the Trust and the Certificateholders in the Purchased Receivables. Telefonica del Peru shall conduct, or cause to be conducted, periodic physical inspections of the Receivables Files maintained by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of Telefonica del Peru's record-keeping. Telefonica del Peru shall promptly report to the Trustee any failure on its part to maintain the Receivables Files or to maintain its accounts, records, and computer systems as herein provided, and shall promptly take appropriate action to remedy any such failure. The Trustee shall be under no obligation to make any inspection or otherwise verify the condition of the Receivables Files.

     (c) Telefonica del Peru shall maintain the Receivables Files at its offices located in Lima, Peru, or at such other office as shall be specified to the Trustee by thirty (30) days' prior written notice. Telefonica del Peru shall permit the Trustee or its duly authorized representatives, attorneys or auditors to inspect the Receivables Files and the related accounts and records maintained by Telefonica del Peru at such times as the Trustee may reasonably request, and at the cost and expense of Telefonica del Peru, shall provide such copies thereof as the Trustee and the Rating Agencies may reasonably request. Telefonica del Peru shall provide the Trustee or its duly authorized representatives, attorneys or auditors, upon the written request of the Trustee, with such information as from time to time may reasonably be requested to monitor Telefonica del Peru's compliance with the covenants contained herein with respect to the Service Arrangements.

     SECTION 7.05. Administration and Servicing of Receivables. Telefonica del Peru shall administer the Service Arrangements as agent for the benefit of the Trust, and the Trust hereby appoints Telefonica del Peru as its agent for such purpose. Telefonica del Peru, in its capacity as agent, shall provide the services and facilities called for hereunder, including but not limited to billings, follow-up on collection of Purchased Receivables payable to the Trustee, processing of claims for services rendered under the Service Arrangements and negotiation of claims and disputes with the Designated Carriers, all as more fully set forth thereunder, subject, however, at all times to the following provisions and all other applicable provisions of this
Agreement:

     (a) Telefonica del Peru shall make all reasonable efforts to manage, service, administer and make collections on the Purchased Receivables on behalf of the Trustee as and when the same shall become due, using a degree of skill and attention of a prudent servicer, but in any event no less than that which Telefonica del Peru exercises with respect to all comparable accounts receivable that it services for its own account; provided that at all times Telefonica del Peru shall cause all payments in respect of Purchased Receivables to be made to the Collection Account in accordance with Section 3.04 hereof and, in the event that Telefonica del Peru receives any payments in respect of Purchased Receivables, Telefonica del Peru shall promptly notify the Trustee of such receipt (including the amount of such payment) and shall promptly forward any and all such payments to the Collection Account. In carrying out the foregoing duties, Telefonica del Peru shall perform the following functions:

          (i) providing the Trustee, within five (5) days of the issuance thereof to any Designated Carrier, with a copy of each Monthly Settlement Invoice or Quarterly Settlement Invoice issued by Telefonica del Peru pursuant to Section 7.02(f)(iii) hereof;

          (ii) delivering to the Trustee, the Receivables Statement and the Servicing Report in accordance with Section 6.02(a) hereof;

          (iii) collecting, accounting for and posting of all payments in respect of Purchased Receivables;

          (iv) providing to the Trustee the written and telephonic information called for pursuant to Section 7.05(b);

          (v) identifying to the Trustee the Designated Carrier to which Collections in the Collection Account relate, by providing to the Trustee Telefonica del Peru's statement substantially in the form of Exhibit D hereto not later than five (5) days after receipt of written notification by the Trustee of any such wire receipts;

          (vi) providing, not later than forty (40) days after the beginning of each Collection Period, information to the Trustee (to the extent such information is then available), by written notice substantially in the form of Exhibit E hereto, listing, for each Designated Carrier, the face amount of Purchased Receivables generated by such Designated Carrier that have fallen due or are reasonably expected to fall due for payment during such Collection Period;

          (vii) providing, not later than five (5) days after becoming aware thereof, information to the Trustee, by written notice substantially in the form of Exhibit F hereto, listing any payment by any Designated Carrier in respect of any Purchased Receivable that is delinquent by thirty (30) days or more beyond the Due Settlement Date therefor;

          (viii) responding to inquiries of Designated Carriers with respect to the Purchased Receivables;

          (ix) investigating delinquencies in the payment of Purchased Receivables and identifying to the Trustee all Collections of any delinquent Purchased Receivable which gave rise to a Coverage Shortfall Amount;

          (x) reporting to taxation and regulatory authorities as required by applicable law;

          (xi) furnishing to the Trustee pursuant to Section 12.17 of this Agreement promptly upon the Trustee's request therefor, the information pursuant to Rule 144A(d)(4) under the Act referred to in Section 12.17 hereof;

          (xii) pursuing and prosecuting the rights of Telefonica del Peru under the Service Arrangements;

          (xiii) otherwise complying with all terms and conditions of the Service Arrangements; and

          (xiv) such other duties as the Trustee may reasonably require in order to monitor and give effect to the transactions contemplated by the Transaction Documents.

Subject to the first sentence of Section 7.05(a), Telefonica del Peru shall follow its customary standards, policies and procedures, including the procedures set forth in Section 7.02(e), in performing its duties as servicer and agent for the Trust hereunder, and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection, subject to the provisions of this Agreement and the Service Arrangements, that it may deem necessary or desirable. Upon written request, the Trustee shall furnish Telefonica del Peru with any documents reasonably necessary or appropriate to enable

Telefonica del Peru to carry out its servicing and administrative duties hereunder. Failure on the part of the Trustee to provide Telefonica del Peru with a Daily Statement substantially in the form of Exhibit K as referred to in
Section 6.02(a) hereof will excuse any delay on the part of Telefonica del Peru in delivering any reports set forth in this Section 7.05 that require the information set forth in such Daily Statement.

     (b) Telefonica del Peru shall use all commercially reasonable efforts to collect on behalf of the Trustee all payments called for under the terms and provisions of the Service Arrangements in respect of the Purchased Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable accounts receivable that it services for its own account. Telefonica del Peru will give an Authorized Officer of the Trustee telephonic notice, promptly confirmed in writing, for each Collection Period, as to when each Designated Carrier's next settlement payment pursuant to its Service Arrangement is expected to be paid in accordance with the applicable ITU recommendations and regulations as soon as Telefonica del Peru has been notified thereof by such Designated Carrier.

     (c) Telefonica del Peru hereby agrees that it has received full compensation for its services as servicer and agent for the Trust to be performed hereunder, and it shall not be entitled to any additional compensation for such services. Neither the Trustee nor any Person other than Telefonica del Peru shall be required to pay any expenses incurred by Telefonica del Peru in connection with Telefonica del Peru's activities hereunder (including, without limitation, fees and disbursements of independent accountants, taxes imposed on Telefonica del Peru, and expenses incurred in connection with the preparation of reports to the Trustee and the Certificateholders).

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

     SECTION 8.01. Representations and Warranties of Telefonica del Peru. Telefonica del Peru represents and warrants as of the date hereof for the benefit of the Trustee and the Certificateholders as follows:

     (a) Telefonica del Peru is a sociedad anonima abierta duly organized and validly existing under the laws of Peru, and has all corporate power necessary to own and convey its properties and conduct its business as now being conducted.

     (b) No consent, authorization or approval of any governmental agency or commission of Peru or the United States is necessary for the due execution and delivery by Telefonica del Peru of this Agreement, for the performance by Telefonica del Peru of its obligations hereunder or under any of the other Transaction Documents to which it is a party or for the validity or enforceability thereof against Telefonica del Peru; and Telefonica del Peru has taken all actions that are required under laws of Peru to perfect the interest of the Trust in the Purchased Receivables, and such interests are prior and superior to the rights of all other Persons (including creditors of Telefonica del Peru).

     (c) This Agreement and each of the other Transaction Documents to which Telefonica del Peru is a party and each of the other documents and instruments delivered hereunder and thereunder has been duly authorized, executed and delivered by Telefonica del Peru and constitutes a legal, valid and binding obligation of Telefonica del Peru, enforceable against Telefonica del Peru in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory contracts and other equitable remedies.

     (d) Under the laws of Peru, neither Telefonica del Peru nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

     (e) intentionally omitted.

     (f) All steps necessary or advisable to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Transaction Documents in Peru have been taken.

     (g) Neither Telefonica del Peru nor any agent acting on its behalf has sold or offered to sell the Purchased Receivables, or the Certificates or any part thereof, or any similar obligation or security, or solicited any offers to buy the same from any Person, so as to bring the issuance, offer or transfer of the Certificates within the provisions of Section 5 of the Act.

     (h) The consummation of the transfer and assignment of the Purchased Receivables pursuant to the Transfer Agreement in accordance with the terms in this Agreement and the delivery of the Carrier Notices by Telefonica del Peru to the Designated Carriers are effective to convey to the Trust at the time the Purchased Receivables are generated all right, title and interest of Telefonica del Peru in and to the Purchased Receivables and, as a result of such transfer and assignment, the Trust will have an unencumbered ownership interest in, and legal, valid and equitable title to, the Purchased Receivables under the laws of Peru. Telefonica del Peru has taken all actions that are required under the laws of the State of New York to perfect the interest of the Trustee in the Purchased Receivables, and such interests are prior and superior to the rights of all other Persons whose interests, or the priority thereof, are determined pursuant to the laws of Peru or the UCC as in effect in the State of New York. Telefonica del Peru does not maintain an office or place of business in the United States within the meaning of Section 9-307 of the New York UCC.

     (i) The Purchased Receivables are free and clear of any Liens (other than Liens in connection with this Agreement).

     (j) Telefonica del Peru is in compliance (except in a manner that would not materially and adversely affect the amount, timeliness, collectibility or payment frequency of the Purchased Receivables) with the applicable ITU recommendations and regulations for all its actions for the settlement of receivables by the Designated Carriers which arise by virtue of cross-border telecommunications services into Peru originating from or passing through the territory of each respective Designated Carrier.

     (k) As of the effective date of this Agreement, no Carrier is delinquent with respect to any Purchased Receivables which arise by virtue of cross-border telecommunications services into Peru originating from the territory of each respective Designated Carrier by more than ninety (90) days beyond the settlement date, except in a manner that would not materially and adversely affect the Purchased Receivables and, except as set forth on Schedule 2 attached hereto.

     (l) As of the effective date of this Agreement, no disputes exist with any of the Designated Carriers with regard to the settlement rates or any other terms of the Service Arrangements, except such disputes as would not materially and adversely affect the amount, timeliness, collectibility or payment frequency of the Purchased Receivables or the operations of Telefonica del Peru and except as set forth on Schedule 2 attached hereto.

     (m) The Purchased Receivables have been created in accordance with the applicable ITU recommendations and regulations and all other applicable laws, rules and regulations of Peru.

     (n) There are no (A) actions at law or suits in equity pending against Telefonica del Peru or any of its assets, or to the knowledge of Telefonica del Peru threatened against or affecting Telefonica del Peru or any of its assets or
(B) proceedings by or before any governmental commission, bureau or other administrative agency (whether inside or outside of Peru) pending against Telefonica del Peru, or to the knowledge of Telefonica del Peru threatened against Telefonica del Peru, which in either case could reasonably be expected to have a material adverse effect on the ability of Telefonica del Peru to perform its obligations under this Agreement and the other Transaction Documents to which it is a party, except as set forth on Schedule 3 attached hereto.

     (o) The Designated Carriers (except for Deutsche Telekom AG) have agreed, by executing the acknowledgment to that effect on the Instructions, that they have no right of counterclaim, defense, recoupment or setoff against Telefonica del Peru with respect to the Purchased Receivables other than any rights provided under the Service Arrangements.

     (p) The execution, delivery and performance by Telefonica del Peru of this Agreement and the performance by Telefonica del Peru of the other Transaction Documents to which it is a party will not (A) contravene, result in any breach of, or constitute a default under, or with notice or lapse of time, or both, constitute a default under, or result in the creation of any Lien in respect of any property of Telefonica del Peru or any subsidiary thereof under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which Telefonica del Peru or such subsidiary is bound or by which Telefonica del Peru, such subsidiary or any of their respective properties may be bound or affected, other than any such purported contravention, breach, default or Lien vacated or waived by the written consents, certificates confirmations and waivers delivered by Telefonica del Peru pursuant to this Agreement, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to Telefonica del Peru or any subsidiary thereof or (C) violate any provision of any statute or other rule or regulation of any governmental authority applicable to Telefonica del Peru or any subsidiary thereof.

     (q) The Purchased Receivables are the legal, valid and binding obligations of each of the respective Designated Carriers, and as of its sale to the Trust, no Purchased Receivable will have been previously paid, subordinated or rescinded in whole or in part.

     (r) Telefonica del Peru and its subsidiaries have good and sufficient title to their respective material properties, including all such properties reflected in its most recent financial statements or purported to have been acquired by Telefonica del Peru or any subsidiary thereof after the date of such financial statements (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a material adverse effect on the amount, timeliness, collectibility or payment frequency of the Purchased Receivables. All material leases are valid and subsisting and are in full force and effect in all material respects.

     (s) Except for the 4.99% withholding tax on interest payments to Certificateholders not domiciled in Peru, there are no Peruvian taxes on (A) the Trust or on the income, assets or operations of the Trust or (B) payments made to any Certificateholder, the Trustee or with respect to any Certificate unless such Certificateholder or the Trustee is (I) an enterprise which is carried on through a permanent establishment in Peru and to which enterprise such Certificate is attributable or (II) domiciled in Peru or is an entity organized pursuant to the laws of Peru. All amounts required to be paid, deducted or withheld in accordance with such 4.99% withholding tax have been timely paid, deducted or withheld, as the case may be.

     (t) As of the effective date of this Agreement, (A) Telefonica del Peru is in compliance with the Service Arrangements in all material respects; (B) the Service Arrangements have not been terminated and are in full force and effect;
(C) Telefonica del Peru has not received nor issued any notice of termination with respect to the Service Arrangements; and (D) Telefonica del Peru has no knowledge of any existing circumstances or events which would, with the passage of time or the giving of notice or both, result in a termination of the Service Arrangements.

     SECTION 8.02. Representations and Warranties of the Trustee. The Trustee represents and warrants as of the Closing Date to Telefonica del Peru as follows:

     (a) The Trustee is a banking corporation, duly organized and validly existing under the laws of the State of New York, its principal office and place of business is not located in Peru and, in its capacity as Trustee, has the necessary power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, the Transfer Agreement and any other Transaction Document to which it is party, including the power and authority to accept the Trust created thereunder and hereunder.

     (b) The execution, delivery and performance by the Trustee of this Agreement, the Transfer Agreement and each of the other Transaction Documents to which it is party (including without limitation the execution and delivery of the Certificates pursuant hereto and the acceptance of the Trust created hereunder) have been duly authorized by all necessary corporate action on the part of the Trustee, and the Trustee has duly executed and delivered such documents, and such documents constitute the legal, valid and binding obligations of the Trustee (or, in the case of the Certificates, of the Trust in accordance with the terms of this Agreement), enforceable against the Trustee in accordance with their respective terms (or, in the case of the Certificates, against the Trust in accordance with the terms of this Agreement), except in each case as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) The execution, delivery and performance by the Trustee of this Agreement, the Transfer Agreement and each of the other Transaction Documents to which it is party (including without limitation the execution and delivery of the Certificates pursuant hereto and the acceptance of the Trust created thereunder and hereunder), the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (i) will not violate any provision of any law, rule or any regulation, order, writ, judgment, or decree of any court, arbitrator, or governmental authority governing the banking or trust powers of the Trustee, (ii) will not violate any provision of the corporate charter or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties of the Trustee, the Trust or the Trust Estate pursuant to the provisions of any court order, ruling or decree or any mortgage, indenture, contract, agreement, or other undertaking to which it is a party or by which it is bound, other than any violation, default or Lien which could not reasonably be expected to materially and adversely affect (x) the Trustee's performance or ability to perform its duties under this Agreement, the Transfer Agreement or any of the other Transaction Documents to which it is party or (y) the transactions contemplated hereby or thereby.

     (d) The execution, delivery and performance by the Trustee of this Agreement, the Transfer Agreement and each of the other Transaction Documents to which it is party (including without limitation the execution and delivery of the Certificates pursuant hereto and the acceptance of the Trust created and hereunder) will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and trust powers of the Trustee.

     (e) There are no (i) actions at law or suits in equity pending against the Trustee, or to the knowledge of the Trustee, threatened against the Trustee or any of its assets or (ii) proceedings by or before any governmental commission, bureau or other administrative agency (domestic or foreign) pending against the Trustee, or to the knowledge of the Trustee, threatened against the Trustee, which, in the case of either of clauses (i) or (ii) of this Section 8.02(e), if adversely determined, might materially adversely affect the ability of the Trustee to perform its obligations under this Agreement, the Transfer Agreement or any of the other Transaction Documents to which it is party (including without limitation the execution and delivery of the Certificates pursuant hereto).

     SECTION 8.03. Further Assurances. Telefonica del Peru agrees that at any time and from time to time, upon the written request of the Trustee, it will promptly and duly execute and deliver, at its own expense, any and all such further instruments and documents as is necessary or as reasonably requested by the Trustee to effect more fully the purposes of this Agreement.

                                   ARTICLE IX

                        COVENANTS OF TELEFONICA DEL PERU

     SECTION 9.01. Affirmative Covenants. Telefonica del Peru covenants and agrees that it will:

     (a) provide to the Trustee, in English, or accompanied by a certified English translation thereof, not later than the tenth (10th) Business Day after each anniversary of the Closing Date, an annual Officer's Certificate stating whether or not Telefonica del Peru has performed all of its obligations and covenants set forth in the Transfer Agreement and this Agreement and whether any Specified Event has occurred;

     (b) deliver promptly to the Trustee:

          (i) copies of all notices received from any Designated Carrier with respect to the Purchased Receivables that relate to matters that materially and adversely affect Purchased Receivables in respect of such Designated Carrier;

          (ii) in its capacity as Servicer hereunder, and at the request of the Trustee, a copy of Telefonica del Peru's periodic public reports of its operations (including audited annual financial results);

     (c) comply at all times in all material respects with all Peruvian laws, rules, regulations and orders applicable to or in any way affecting the creation and servicing of the Purchased Receivables or the transaction contemplated hereby (except in a manner that would not materially and adversely affect the Purchased Receivables);

     (d) pay (a) reasonable and documented expenses of the Trustee and the Rating Agencies as agreed from time to time between any such Person and Telefonica del Peru, and (b) reasonable and documented costs and expenses of the Trustee in connection with any enforcement action taken by the Trustee as a result of a breach by Telefonica del Peru of its obligations under this Agreement;

     (e) keep proper audited books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of Telefonica del Peru;

     (f) comply in all material respects with the requirements of the Rating Agencies relating to the maintenance by each of them of rating surveillance with respect to the Certificates, to the extent the Rating Agencies are maintaining a rating on the Certificates,

     (g) use its best efforts to add as a new Designated Carrier (and to satisfy the Additional Designated Carrier requirements related thereto) any U.S. Carrier that enters into a Service Arrangement with Telefonica del Peru and that generates, as of any date, 10% or more of the aggregate net international settlement receivables owed by all carrier (including, but not limited to, the Purchased Receivables generated by the Designated Carriers) to Telefonica del Peru during the 12 calendar months prior to such date of determination,

     (h) maintain its businesses and assets in such a manner as not to materially impair its ability to perform its obligations under the Transaction Documents,

     (i) except as provided in Section 9.02(l) hereof, (i) preserve and maintain its corporate existence and (ii) preserve and maintain all of its rights, franchises and privileges in the jurisdiction of its incorporation necessary for the performance of each of its obligations under the Transaction Documents; and

     (j) use its best efforts to have the amount of Purchased Receivables represent, as of any and each Determination Date, at least 80% of all net international settlement payments due to it by all carriers with which it has Service Arrangements (measured by reference to the volume of Purchased Receivables generated in the 12 calendar months prior to the end of the Collection Period).

     SECTION 9.02. Negative Covenants. Telefonica del Peru covenants and agrees that it will not:

     (a) unilaterally, or together with any other party, take any action (including without limitation changing or causing to have changed any of the normal business settlement practices for the Purchased Receivables which arise by virtue of cross-border long distance telephone calls into Peru originating from or passing through the territory of operation of the respective Designated Carriers or accelerating payment by any Designated Carrier in respect of Purchased Receivables prior to sending the Monthly Settlement Invoice or Quarterly Settlement Invoice, as the case may be, referred in Section 7.02(e) above) that (a) would have a material adverse effect on the timeliness, amount, collectibility and/or payment frequency of Purchased Receivables or (b) be reasonably likely to result in Telefonica del Peru being unable to comply with its obligations under the Transaction Documents, without in either case having obtained the prior written consent of the Required Percentage of the Certificateholders; provided, however, that no provision herein restricts Telefonica del Peru's ability to modify tariffs with the Designated Carriers in the ordinary course of business;

     (b) terminate its relationships with any of the Designated Carriers, unless Telefonica del Peru has complied with the conditions set forth in Section 7.03 hereof for terminating the transfer to the Trust of Purchased Receivables from such Designated Carrier;

     (c) agree to allow any Designated Carrier (except for Deutsche Telekom AG) to set-off any amount against the Purchased Receivables (exclusive of customary set-offs for the determination of net receivables due to Telefonica del Peru under the Service Arrangements); agree to accept or knowingly accept any direct payment from any Designated Carrier in respect of the Purchased Receivables; or agree to permit any Designated Carrier to make any payment in respect of Purchased Receivables to any account other than the Collection Account;

     (d) make any change in the character of its telecommunications business, accounting records or policies and practices which would materially and adversely affect the timeliness, amount, collectibility and/or payment frequency of the Purchased Receivables;

     (e) cease to conduct its servicing duties with respect to the Purchased Receivables;

     (f) impede payments by any Designated Carrier for any amount due under the Service Arrangements in a manner that would materially and adversely affect the timeliness, amount, collectibility and/or payment frequency of the Purchased Receivables;

     (g) agree to any payment for the settlement of Purchased Receivables by a Designated Carrier to be made in a settlement currency other than Dollars;

     (h) cut off or materially hinder cross-border telephone calls into Peru originating from the territory of operation of each respective Designated Carrier, or otherwise prevent or materially hinder the creation of Purchased Receivables;

     (i) sell, assign, transfer or otherwise encumber any Purchased Receivables, other than pursuant to the Transaction Documents; provided that Telefonica del Peru shall have the right to sell, assign, transfer or otherwise encumber any receivables owing from international telephone carriers that are not Designated Carriers under the Transaction Documents;

     (j) extend or modify the terms of any Purchased Receivable, except as provided under this Agreement;

     (k) change its collection policies in a manner that would materially and adversely affect the Purchased Receivables; and

     (l) consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person or convey, transfer or lease any or all of its international long distance business to any Person (other than a subsidiary of Telefonica del Peru that satisfies clause (i)(A) below) unless: (i) the Person formed by such consolidation or into which it is merged or the Person which acquires by conveyance, transfer or lease such assets or such international long distance business shall be a corporation validly organized and existing in the jurisdiction of its incorporation which (A) assumes in writing all of the obligations of Telefonica del Peru under the Transaction Documents and such Person is capable of performing such obligations, and (B) delivers to the Trustee an opinion of counsel in form and substance satisfactory to the Trustee to the effect that such assumption is sufficient for each such agreement to constitute a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except in each case as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), (ii) upon the effectiveness of such assumption, such Person would not be in violation or breach of any of Telefonica del Peru's covenants, agreements or continuing representations or warranties under the Transaction Documents, and (iii) each of the Rating Agencies shall have confirmed that its then-current rating on the Certificates would not be lowered or withdrawn as a result of such consolidation, merger, conveyance, transfer or lease.

     SECTION 9.03. Financial Statements and Reports. Telefonica del Peru shall deliver to the Trustee, with sufficient copies for each Rating Agency and, in the case of Section 9.03(a), for distribution to each Certificateholder that makes a written request therefor, and hereby directs the Trustee to furnish to the Rating Agency and such Certificateholders:

     (a) as soon as practicable and in any event within 60 days after the end of each fiscal quarter (other than the fourth quarter) or 150 days after the end of each fiscal year of Telefonica del Peru (which fiscal year currently ends on each December 31), as the case may be, an unaudited (with respect to a fiscal quarter) or audited (with respect to a fiscal year) consolidated balance sheet of Telefonica del Peru as of the quarter or year then ended and its related unaudited and audited nonconsolidated statements of income for the quarter or year then ended and audited (with respect to a fiscal year only) nonconsolidated statements of, changes in equity or retained earnings and changes in financial position based on cash flow for the year then ended, prepared in accordance with Generally Accepted Accounting Principles and setting forth in each case in comparative form corresponding figures from the preceding quarterly or annual statements, as the case may be, and in the case of the annual audit, certified to Telefonica del Peru by independent public accountants of recognized standing selected by Telefonica del Peru, which in each case shall be in English or accompanied by an English translation thereof; provided that for so long as Telefonica del Peru is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the requirements of this Section 9.03(a) shall be satisfied by Telefonica del Peru furnishing to the Trustee copies of its Annual Reports on Form 20-F and periodic reports on Form 6-K during the time periods required for annual and quarterly reports, respectively;

     (b) together with each of the annual financial statements (or reports containing the same) delivered pursuant to clause (a) above, an Officer's Certificate stating that a review of the activities of Telefonica del Peru during such period covered thereby has been made under his supervision with a view to determining whether Telefonica del Peru and the Designated Carriers have kept, observed, performed and fulfilled all of their respective obligations and covenants under the Transaction Documents to which Telefonica del Peru or any Designated Carrier is a party and the Service Arrangements, and that no Specified Event or Incipient Specified Event has occurred during such period or, if one or more Specified Events or Incipient Specified Event has occurred during such period, specifying all such Specified Events or Incipient Specified Event and the nature and status thereof and what actions Telefonica del Peru has taken and will take with respect to each such Specified Event or Incipient Specified Event;

     (c) promptly upon becoming aware of a Specified Event or Incipient Specified Event, an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Telefonica del Peru proposes to take with respect thereto; and

     (d) promptly upon receipt by Telefonica del Peru, a copy of any communication from any Designated Carrier that threatens a refusal to perform its obligations under a Service Arrangement in a manner that could have a material adverse effect on the amount, timeliness, collectibility or payment frequency of the Purchased Receivables.

     SECTION 9.04. Expenses. Whether or not the transactions hereby contemplated are consummated, Telefonica del Peru shall, for the benefit of the Trustee and the Certificateholders, pay all Transaction Expenses hereunder upon written demand, it being understood that such demand shall be deemed to have been made as of the Closing Date. If such transactions are consummated, Telefonica del Peru shall pay such Transaction Expenses (i) on the Closing Date and (ii) in the case of any reasonable and documented expenses arising after the Closing Date as agreed to from time to time by Telefonica del Peru and the Trustee, promptly upon written demand therefor.

     (a) Telefonica del Peru shall pay all reasonable and documented costs and expenses (including reasonable and documented financial advisors' fees and attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Trustee or the Certificateholders in connection with
(i) any amendments, waivers or consents under or in respect of the Transaction Documents or the Certificates proposed by Telefonica del Peru (whether or not such amendment, waiver or consent becomes effective), (ii) in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Transaction Documents or the Certificates, and (iii) in connection with any Insolvency Event relating to Telefonica del Peru or any Affiliate thereof.

     (b) Telefonica del Peru shall pay, and will save the Trustee and the Certificateholders harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Trustee and the Certificateholders).

     (c) The obligations of Telefonica del Peru under this Section 9.04 will survive the payment or transfer of any Certificate, the enforcement, amendment or waiver of any provision of the Transaction Documents or the Certificates, and the termination of the Transaction Documents.

     SECTION 9.05. Certain Indemnities. Telefonica del Peru (1) shall indemnify and hold the Trustee (and its directors, officers, employees and agents), the Trust and the Initial Purchaser harmless from and against (a) any and all claims, disputes, liabilities, obligations, losses (other than credit losses), damages, payments, penalties, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee (and its directors, officers, employees and agents), the Trust or the Initial Purchaser (i) relating to the Purchased Receivables (including product-related claims), or (ii) as the result of any act or omission in any way relating to either the maintenance by Telefonica del Peru of the Receivables Files or the performance by Telefonica del Peru of its obligations under the Service Arrangements; (b) any tax liability, including but not limited to Peruvian withholding tax as set forth in Section 9.07 hereof; (c) any breach of warranty, representation or covenant of Telefonica del Peru in any Transaction Document, and (d) as otherwise required by any Transaction Document; provided, however, that Telefonica del Peru shall not be liable to the Trustee for any portion of any such amount resulting from the negligence, bad faith or willful misconduct of the Trustee; and (2) shall indemnify the Trustee for, and to hold the Trustee harmless on an after-tax basis against, any losses, claims, damages and liabilities (including reasonable and documented attorneys' fees and disbursements) incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with, the Trustee's acceptance and administration of the Trust Estate for the benefit of Certificateholders or the performance of its duties or obligations under the Transaction Documents with respect to the Certificates. The provisions of this Section shall survive termination of this Agreement and the resignation or removal of the Trustee.

     SECTION 9.06. Securities Laws. Telefonica del Peru acknowledges and agrees that the Trustee in its individual capacity is not the issuer of the Certificates for the purposes of Federal or state securities laws. Telefonica del Peru covenants and agrees to indemnify the Trustee in such capacity for any and all damages, losses, claims, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by it arising out of or as a result of the treatment of the Trustee as issuer for the purposes of Federal or state securities laws in connection with the issuance, offer or sale of the Certificates. The provisions of this Section shall survive termination of this Agreement and the resignation or removal of the Trustee.

     SECTION 9.07. Taxes. (a) Telefonica del Peru hereby agrees

          (i) to assume, pay and discharge, when and as due and payable, any and all Taxes under Peruvian law ("Peruvian Taxes") that may be imposed on, incurred by, or asserted against any of the Trustee, the Trust or the Certificateholders in connection with, relating to or measured by any amounts paid or to be paid by any Designated Carrier, the Trustee or Telefonica del Peru in respect of the Purchased Receivables or Certificate Interest on the Certificates pursuant to the terms of the Transaction Documents (including income of the Trust Estate on such amounts), or otherwise in respect of any of the transactions contemplated by the Transaction Documents; and if any such Peruvian Taxes are paid by any of the Trustee, the Trust for the benefit of Certificateholders or the Certificateholders, upon request promptly to reimburse such Person paying such Peruvian Taxes in an amount that, after deducting any Peruvian Taxes imposed thereon, shall be equal to the amount of such Taxes paid by such Person; neither the Trustee nor Telefonica del Peru shall be required to pay any Peruvian Taxes imposed solely by reason of (A) a present or past connection between such Certificateholder and the jurisdiction imposing such Taxes (except a connection arising solely from the ownership of the Certificates, the receipt of payments under the Trust Agreement or the Certificates, or the exercise or enforcement of rights under the Certificates or the Trust Agreement) or (B) a failure of the

     Certificateholder to provide, within 60 days of written request of the Trust, any certification, identification, documentation or other requirements of the jurisdiction imposing such Taxes where such compliance is required to establish entitlement to a reduced rate of or exemption from such Taxes. Such Peruvian Taxes, with the exclusions set forth in sub-clauses (A) and (B) of clause (i) of this Section 9.07(a), are referred to as "Additional Amounts".

     (b) In the event that Telefonica del Peru is required to pay any Peruvian Taxes pursuant to this Section 9.07, Telefonica del Peru shall promptly deliver to the Trustee receipts for payment of such Peruvian Taxes. All such receipts shall be originals, duplicate originals or duly certified or authenticated copies.

     (c) In no event shall any Certificateholder be required to submit any of its Tax returns or any part thereof to Telefonica del Peru or any other Person or, subject to this Section 9.07 hereof, to prepare its tax return other than as such Certificateholder in its sole discretion shall determine.

                                    ARTICLE X

                        CONCERNING THE CERTIFICATEHOLDERS

     SECTION 10.01. Control of Trustee by Certificateholders. In respect of any remedy or action with respect to the Certificates issued hereunder, the Required Percentage of Certificateholders, by a Written Direction, shall have the right to direct the time, method and place of conducting any proceeding for any remedy or action or exercising any power conferred on the Trustee hereby.

     SECTION 10.02. Evidence of Action Taken by Certificateholders. Whenever in this Agreement it is provided that Certificateholders may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action any Certificateholders have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Certificateholders in person or by agent or proxy appointed in writing.

     SECTION 10.03. Proof of Execution of any Request, Consent or Other Instruments and of Holding of Certificates. Proof of the execution of any request, consent or other instrument by a Certificateholder or its agent or proxy and proof of the holding by any Person of any of the Certificates shall be sufficient if made in the following manner:

     (a) The fact and date of the execution by any such Person of any request, consent or other instrument may be proved by an Officer's Certificate of such Person; and

     (b) The ownership of Certificates may be proved by the appropriate Register or by a certificate of the Trustee.

     SECTION 10.04. Certificates Owned by Telefonica del Peru and Certain Other Persons. In determining whether the Required Percentage of Certificateholders have concurred in any direction, request or consent under this Agreement, Certificates which are known by an Authorized Officer of the Trustee to be owned or controlled by Telefonica del Peru or by any Affiliate thereof, shall be disregarded in both the numerator and denominator of such percentage and the other Certificateholders shall have the exclusive right to give any such direction, request or consent except where this Agreement specifically provides that Telefonica del Peru shall have any right to vote on any direction, request or consent; provided, however, that in the event that Telefonica del Peru is deemed to be the Certificateholder of all Certificates pursuant to the terms of this Agreement, Telefonica del Peru shall have the right to vote the interest represented by such Certificates with respect to any amendment, waiver or consent under this Agreement.

     SECTION 10.05. Right of Revocation of Action Taken. At any time prior to (but not later than) the taking by the Trustee of any action requested by or consented to by the Required Percentage of Certificateholders, any Certificateholder which was included in the Required Percentage of Certificateholders which requested or consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office, revoke its request or consent to such action and if such revocation results in the request or consent of less than the Required Percentage of Certificateholders , such request or consent shall be deemed revoked; provided that any such revocation shall not affect the indemnity, if any, offered by such Certificateholders to the Trustee for any actions taken by the Trustee prior to such revocation. Except as aforesaid, any such action taken by the Required Percentage of Certificateholders shall be conclusive and binding upon such Certificateholders and upon all future Certificateholders, irrespective of whether or not any notation in regard thereto is made upon the Certificate. Except as otherwise provided herein, any action taken by the Required Percentage of Certificateholders in connection with such action shall be conclusive and binding upon the Trustee and all Certificateholders.

                                   ARTICLE XI

                                   REDEMPTION

     SECTION 11.01. Optional Redemption by Telefonica del Peru. (a) Provided that no Specified Event shall have occurred and be continuing, Telefonica del Peru will have the right to direct the Trust to redeem the Certificates in whole or in part in a minimum principal amount equal to $25,000,000 and greater increments of $1,000,000 by payment to the Trustee of an amount equal to the Redemption Price in respect of the principal amount of Certificates so redeemed. Any partial redemption shall be made pro rata among all Certificates and will be applied pro rata to reduce, with respect to any Payment Date, the amount set forth under Amortization Amount corresponding to such Payment Date on Schedule 1.

     (b) Upon receipt of the Redemption Price, the Trustee shall, at Telefonica del Peru's expense, execute such documents and take such other steps as Telefonica del Peru may reasonably request to convey back promptly to or at the direction of Telefonica del Peru the Certificates subject to any redemption of the Certificates in whole made pursuant to Section 11.01(a) hereof.

     SECTION 11.02. Optional Redemption for Tax Reasons. (a) If, at any time after the Closing Date, due to any change in the laws, rules or regulations (or in the official interpretation or application thereof) affecting Peruvian taxation, Telefonica del Peru is or will become obligated to pay any Additional Amounts in excess of those attributed to the Peruvian withholding tax of 1% imposed on interest payments to Certificateholders not domiciled in Peru (the amount of any such excess the "Excess Tax Amount"), and such obligation cannot be avoided by Telefonica del Peru taking reasonable measures available to it, then Telefonica del Peru will have the right, to direct the Trustee to redeem the Certificates in whole (or in part, if Telefonica del Peru would be obligated to pay Excess Tax Amounts aggregating at least $1,000,000 per annum) at the Redemption Price in respect of the principal amount of Certificates so redeemed. Any partial redemption shall be made pro rata among all Certificates.

     (b) Upon receipt of the Redemption Price, the Trustee shall, at Telefonica del Peru's expense, execute such documents and take such other steps as Telefonica del Peru may reasonably request to convey back promptly to or at the direction of Telefonica del Peru the Certificates subject to any redemption of the Certificates in whole made pursuant to Section 11.02(a) hereof.

     SECTION 11.03. Notice of Redemption. Telefonica del Peru shall give the Trustee (who shall promptly notify the Certificateholders) prior written notice of any redemption to be made under Section 11.01 or 11.02 specifying the redemption date (the "Redemption Date") for the Certificates, which date shall be not less than 30 days and not more than 60 days after delivery of such notice. The Trustee shall promptly notify the Certificateholders of such redemption in the manner provided in Section 12.04. Notice of the redemption having been given as aforesaid, the Redemption Price shall become due and payable on the Redemption Date.

     SECTION 11.04. Investment Grade Option. (a) If (i) the rating by one or more Rating Agencies of the Certificates is below "investment grade" (i.e., below BBB- in the case of Standard & Poor's and Fitch or below Baa3 in the case of Moody's) for 180 consecutive days and (ii) the corresponding downgrading was principally because of a material decrease in the amount of Collections or the performance of the Purchased Receivables, then, upon written notice to the Trustee by Certificateholders representing at least 15% of the Certificate Balance as of the date of such notice (the "Put Percentage"), the Trust shall offer to purchase any and all outstanding Certificates for the Put Price. Such written notice to the Trustee shall specify the proposed redemption date of Certificates (the "Ratings Redemption Date"), which date shall not be less than five (5) Business Days after delivery of such notice to the Trustee.

          (b) The Trustee shall promptly notify Telefonica del Peru and the Certificateholders of such offer in the manner provided in Section 12.04. Notice of such offer having been given as aforesaid, the Put Price shall become due and payable on the Ratings Redemption Date. Upon notice by the Trustee, Telefonica del Peru shall pay to the Trustee an amount equal to the aggregate Put Price with respect to all Certificates that Certificateholders have requested be redeemed. Upon receipt of the aggregate Put Price, the Trustee shall, at Telefonica del Peru's expense, (i) execute such documents and take such other steps as Telefonica del Peru may reasonably request to convey back promptly to or at the direction of Telefonica del Peru the Certificates, (ii) distribute to the Certificateholders the aggregate Put Price in accordance with and only to the extent of such Certificateholder's interest therein, and (iii) deliver to the Certificateholders any and all instruments necessary to evidence and effect such distribution.

          (c) If Telefonica del Peru shall not pay the Put Price to the Trustee as required under the Section 11.04(a), the Trustee, at the written direction of the Put Percentage of Certificateholders, may proceed to enforce and protect the rights of the Certificateholders by an action at law, suit in equity or other appropriate proceeding. Telefonica del Peru shall pay to the Trustee such amount in addition to the Put Price as shall be sufficient to cover the reasonable and documented cost and expenses of instituting such action, suit or proceeding, including without limitation, attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Trustee or the Certificateholders in enforcing the rights of the Certificateholders under this
Section 11.04 shall operate as a waiver thereof or otherwise prejudice their rights, powers or remedies under this Section 11.04. The Certificateholders' right to the Put Price shall not be exclusive of any other right, power or remedy referred to herein or now or hereinafter available at law, in equity, by statute or otherwise.

          (d) Notwithstanding the foregoing provisions, Telefonica del Peru may exercise its rights to redeem the Certificates pursuant to Section 11.01 if it is otherwise permitted to do so pursuant thereto. Furthermore, the exercise of the put option by the Certificateholders in accordance with this Section shall under no circumstances be deemed to constitute a breach or default by Telefonica del Peru or the acceleration of the Certificates under this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.01. Benefits of Agreement. Nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Trustee, Telefonica del Peru and the Certificateholders, any right, remedy or claim under or by reason of this Agreement, and any terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of such Persons and their respective successors and assigns.

     SECTION 12.02. Amendment or Waiver. (a) This Agreement may be amended from time to time by the Trustee and Telefonica del Peru without the consent of any of the Certificateholders solely to cure any ambiguity or to correct any provision hereof (provided that such action shall not, Materially Adversely Affect the rights of any Certificateholder) and as set forth in this Agreement.

     (b) This Agreement may be amended from time to time by the Trustee, Telefonica del Peru and the Required Percentage of Certificateholders then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders, and any rights granted to the Certificateholders of the Certificates hereunder may be waived in writing by the Required Percentage of Certificateholders entitled to direct the exercise of such rights.

     (c) Promptly after the execution by all required parties of any such amendment to, or waiver of, this Agreement hereto, the Trustee shall furnish a copy of any such amendment to, or waiver of this Agreement to Telefonica del Peru, each Certificateholder and each Rating Agency.

     (d) It shall not be necessary for the consent of Certificateholders under this Section 12.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (e) The Trustee may, but shall not be obligated to, enter into any amendment or waiver with respect to this Agreement which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 12.03. Binding Upon Assigns. Except as otherwise provided herein, the provisions of this Agreement (including any amendments, modifications and waivers hereof properly adopted) shall be binding upon and shall inure to the benefit of the parties hereto, each party which becomes a party hereto by the execution of this Agreement or the purchase of any Certificates and their respective successors and assigns.

     SECTION 12.04. Notices. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall become effective when received. Any such written notice shall either be mailed, certified or registered mail, return receipt requested with proper postage for airmail prepaid, or by overnight delivery service (providing for delivery receipts) or delivered by hand or sent in the form of a tested telex (except as to the Trustee and any Rating Agency) or confirmed facsimile.

     (a) All notices, requests, demands, instructions or other communications under this Agreement (except as provided in Section 6.02) shall be addressed as follows (or to any other address as may be designated in writing by any party hereto to the other parties hereto) (provided that any Certificateholder which desires to change its address for notices need only notify the Trustee in writing):

     (i) If to the Trustee:

               The Bank of New York
               101 Barclay Street, 21st Floor
               New York, New York 10286
               Attention: Corporation Trust Administration
                          International Structural Finance Unit
               Facsimile: 212-815-5544

     (ii) If to any Certificateholder:

               At its address specified in the appropriate Register.

     (iii) If to Telefonica del Peru:

               Telefonica del Peru
               Avenida Arequipa 1155
               Santa Beatriz, Lima Peru
               Attention: Deputy General Manager
               Facsimile: 511-472-5013

     (iv) (A) If to Moody's:

               Moody's Investors Service
               99 Church Street
               New York, New York 10007
               Attention: Diana Weaver
               Facsimile: 212-553-3856
                          or
                          212-553-0573

          (B) If to any other Rating Agency, as provided in writing to the Trustee.

     (v) If to any Designated Carrier, as provided in writing to the Trustee.

     SECTION 12.05. Construction.

     (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule, Annex and Exhibit references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms used herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) The Table of Contents and the Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     (d) Any report, document, Opinion of Counsel, Officer's Certificate or any other instrument delivered hereunder delivered pursuant hereto which does not conform to the requirements hereof or thereof shall be deemed non-conforming and shall not relieve the Person delivering such non-conforming instrument from its obligations to deliver a conforming instrument.

     (e) As used in this Agreement, the phrases "date hereof," "date of this Agreement" and similar phrases mean December 17, 2001.

     SECTION 12.06. Termination; Dissolution. (a) This Agreement and the Trust created hereby shall terminate upon the earliest of (i) repayment in full of all outstanding Certificates (by way of repayment in full on the final Payment Date, mandatory or optional redemption or otherwise), (ii) twenty-one years less one day after the death of the last survivor of any of the descendants living on the Closing Date of Joseph P. Kennedy, father of John Fitzgerald Kennedy, or (iii) on the written consent of Telefonica del Peru and the Certificateholders of 100% of the Certificates (such earliest date being the "Trust Termination Date"). In connection with any termination of this Agreement and the Trust created hereby pursuant to clause (i), (ii) or (iii) above, (w) all monies and other property or proceeds constituting the Trust Estate shall be distributed to the Certificateholders in accordance with and only to the extent of such Certificateholder's interest therein; (x) the Trustee shall deliver to the Certificateholders any and all instruments necessary to evidence and effect such distribution; (y) any excess monies, property and proceeds following such distribution, including all amounts then on deposit in the Trust Accounts, shall be distributed to or at the direction of the holder of the Transferor Certificate; and (z) the Trustee shall deliver to Telefonica del Peru, upon the request of Telefonica del Peru, all agreements, instruments and other documents relating to the Service Arrangements or that may be confidential.

     SECTION 12.07. Severability. Any provision of this Agreement hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 12.08. GOVERNING LAW. THE PROVISIONS OF THIS AGREEMENT AND EACH TRANSACTION DOCUMENT, AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER OR THEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES, BUT EXCLUDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES, EXCEPT THAT THE TRANSFER AGREEMENT AND THE VALIDITY AND EFFECTIVENESS OF THE TRANSFER, ASSIGNMENT, DELIVERY AND CONVEYANCE OF THE TRANSFERRED PROPERTY PURSUANT THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF PERU, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     SECTION 12.09. WAIVER OF IMMUNITY; SUBMISSION TO JURISDICTION; AGENT. (a) This Agreement and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by Telefonica del Peru. If Peru or a political subdivision of Peru becomes the owner of the majority of the shares or other ownership interests of Telefonica del Peru, Telefonica del Peru hereby irrevocably and unconditionally and to the fullest extent permitted by law agrees to waive, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself or any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, each other Transaction Document or any document delivered pursuant hereto or thereto, in each case for the benefit of each Certificateholder, the Trustee and their respective successors and assigns, it being intended that the foregoing waiver and agreement shall be effective, irrevocable and not subject to withdrawal in any and all jurisdictions.

     (b) Telefonica del Peru and the Trustee hereby irrevocably agree that any legal action, suit or proceeding brought by or against either or both of them with respect to any matter under or arising out of or in any way connected with this Agreement or the other Transaction Documents, or any document delivered pursuant hereto or thereto or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the courts of the State of New York in the Borough of Manhattan or of the United States of America in the State of New York in the Borough of Manhattan, and by execution and delivery of this Agreement, the parties hereto hereby irrevocably accept and submit to the jurisdiction of the aforesaid courts in person, generally and unconditionally, with respect to any such action, suit or proceeding for themselves and in respect of any of their property, assets and revenues. In addition, the parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such court arising out of or in connection with this Agreement or the other Transaction Documents, or any other document delivered pursuant hereto or thereto, brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waive and agree, to the fullest extent permitted by law, not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) Telefonica del Peru hereby irrevocably designates, appoints and empowers CT Corporation System with offices on the date hereof at 1633 Broadway, New York, NY 10019, and its successors, as its process agent (the "Process Agent") to receive, accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding in the courts of the State of New York in the Borough of Manhattan or of the United States of America in the State of New York in the Borough of Manhattan, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Telefonica del Peru agrees to take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of the Process Agent; and should the Process Agent become unavailable for this purpose for any reason, Telefonica del Peru shall forthwith irrevocably designate a new process agent within New York, New York, which shall agree to act as such, with the powers and for the purposes specified in this subsection. Telefonica del Peru further irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in
Section 12.04 hereof or to any other addresses of which it shall have given notice pursuant to Section 12.04 hereof or to its Process Agent.

Telefonica del Peru agrees that service upon it or any Process Agent as provided for herein shall, to the fullest extent permitted by law, constitute valid and effective personal service and that the failure of any Process Agent to give any notice of such service to Telefonica del Peru shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

     SECTION 12.10. Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language, except to the extent such documents set forth any law, regulation, rule or pronouncement of Peru or any political subdivision, governmental authority or regulatory body thereof or therein. The parties hereby irrevocably agree that if it were necessary to translate this Agreement into Spanish for purposes of enforcement hereof, such translation shall be prepared by sworn translators selected by the Trustee and approved by Telefonica del Peru. The translation (unless manifest error, willful misconduct, bad faith or gross negligence by such translators is or has been detected) so prepared shall be binding and the parties hereto waive any right to appeal or contest such translation.

     SECTION 12.11. Trustee's Fees and Expenses. (a) The fees and expenses of the Trustee (including all out-of-pocket expenses incurred or to be incurred by the Trustee in the administration of the Trust) hereunder for the duration of this Agreement, unless otherwise stated herein, shall be payable by Telefonica del Peru on the Closing Date as agreed upon by Telefonica del Peru and the Trustee.

     (b) The Trustee hereby irrevocably waives any right, claim or interest (including, without limitation, any set-off, banker's lien or other similar right it may have at contract or at law) against the Collection Account, the Certificate Account, the Reserve Account, the Debt Service Reserve Account and the Coverage Shortfall Account for payment of amounts owing to the Trustee.

     SECTION 12.12. Counterparts. This Agreement may be separately executed in counterparts and by the different parties hereto or thereto in separate counterparts, each of which shall be deemed to constitute one and the same agreement.

     SECTION 12.13. Entire Agreement. This Agreement and the other Transaction Documents contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.

     SECTION 12.14. Limitation on Rights of Certificateholders. (a) The dissolution of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such dissolution entitle such Certificateholder's legal representatives to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right by virtue of any provision of this

Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any portion of the Trust Estate, unless such Certificateholder previously shall have made a request to the Trustee and shall have provided such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for fifteen days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any rights in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of other Certificateholders, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 12.15. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that, except as expressly provided herein, no Certificateholder shall be personally liable for obligations of the Trust or the Trustee, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or the Trustee for any reason whatsoever and that Certificates upon execution and delivery by the Trustee pursuant to Section 2.02 hereof are and shall be deemed fully paid.

     SECTION 12.16. Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder or under any other document delivered in connection herewith or therewith and no course of dealing between the Trustee, the Certificateholders or Telefonica del Peru shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other document delivered in connection herewith or therewith preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein and in any other document delivered in connection herewith or therewith are cumulative and not exclusive of any rights, powers or remedies which any party hereto would otherwise have. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of such party to any other or further action in any circumstances without notice or demand.

     SECTION 12.17. Rule 144A Information. For so long as any of the Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, Telefonica del Peru as Servicer shall provide to any Certificateholders and to any prospective purchaser of Certificates designated by such a Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such Certificateholder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Act.

     SECTION 12.18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR

PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY SUPPLEMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 12.19. REVERSION OF TRUST ESTATE; TERMINATION OF SECURITY INTERESTS. (a) Upon repayment in full of all outstanding Certificates (by way of payment on the final Payment Date, mandatory or optional redemption, upon the termination of this Agreement and the Trust, or otherwise), all right, title and interest in the Trust Estate shall revert to Telefonica del Peru, as holder of the Transferor Certificate, and all security interests created hereby shall terminate.

     (b) Upon the termination of the transfer to the Trust of Purchased Receivables from any Designated Carrier pursuant to Section 7.03(b), all right, title and interest in the Purchased Receivables of such Designated Carrier outstanding at the time of such termination or thereafter arising, and all Collections thereafter received, in respect thereof and all proceeds thereof, shall revert to Telefonica del Peru and all security interests therein created hereby shall terminate.

     (c) The Trustee shall, at the expense of Telefonica del Peru, execute and deliver to Telefonica del Peru such documents, including Notices of Termination in the form of Exhibit L hereto, as Telefonica del Peru shall reasonably request to evidence the reversion to it of any part of the Trust Estate and any termination of the security interests created hereby.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have caused their name to be signed hereto by their officers thereunto duly authorized as of the day and year first above written.

                                 TELEFONICA DEL PERU S.A.A.


                                 By: /s/ Jose Ramon Vela
                                     -------------------------------------------
                                 Name: Jose Ramon Vela
                                 Title:  Chief Executive Officer


                                 By: /s/ Antonio Villa
                                     -------------------------------------------
                                 Name: Antonio Villa
                                 Title: Chief Financial Officer


                                 TELEFONICA DEL PERU GRANTOR TRUST

                                 By: THE BANK OF NEW YORK, not in its
                                 individual capacity, but solely as Trustee on behalf of the Telefonica del Peru Grantor Trust


                                 By: /s/ Martin G. Reed
                                     -------------------------------------------
                                 Name: Martin G. Reed
                                 Title: Assistant Vice President

                  Exhibits and Schedules to the Trust Agreement

Exhibits

Exhibit A-1   Form of Rule 144A Global Certificate (Section 2.03(a))
Exhibit A-2   Form of Regulation S Global Certificate (Section 2.03(a))
Exhibit A-3   Form of Definitive Certificate (Section 2.04(b))
Exhibit B     Form of Transferor Certificate (Section 2.03(d))
Exhibit C     Form of Account Statement (Section 6.02(a))
Exhibit D     Form of Identification of Collections (Section 7.05(a)(v))
Exhibit E     Form of Notice of Face Amounts (Section 7.05(a)(vi))
Exhibit F     Form of Notice of Delinquent Payments (Section 7.05(a)(vii))
Exhibit G     Form of Officer's Certificate (Section 9.01(a))
Exhibit H     Form of Instructions of Sale and Payment
Exhibit I     Form of Notice of Closing Date and Effectiveness
Exhibit J     Form of Termination Notice
Exhibit K     Form of Daily Statement (Section 6.02(a))
Exhibit L     Form of Designated Carrier Termination Notice (Section 7.03(b))

Schedules

Schedule 1    Amended Amortization Schedule
Schedule 2 Disputes with Designated Carriers regarding the Long Distance Service Arrangements (Section 8.01(k),(l))
Schedule 3 Actions at Law, Suits in Equity and Proceedings pending against Telefonica del Peru or its Assets (Section 8.01 (n))
Schedule 4    List of Designated Carriers

                                                                     EXHIBIT A-1

                     [FORM OF RULE 144A GLOBAL CERTIFICATE]

THIS RULE 144A GLOBAL CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH CERTAIN PROVISIONS OF A TRUST AGREEMENT (THE "TRUST AGREEMENT") BETWEEN TELEFONICA DEL PERU S.A.A. ("TELEFONICA DEL PERU") AND THE BANK OF NEW YORK, AS TRUSTEE (THE "TRUSTEE"), INCLUDING (WITHOUT LIMITATION) SECTION 2.09 THEREOF. THIS RULE 144A GLOBAL CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS RULE 144A GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN, MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (A) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, OR (B) IN ACCORDANCE WITH THE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. EACH HOLDER OF A BENEFICIAL INTEREST IN THIS RULE 144A GLOBAL CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS A QUALIFIED INSTITUTIONAL BUYER. EACH HOLDER OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL CERTIFICATE (AS DEFINED IN THE TRUST AGREEMENT) SHALL BE DEEMED TO HAVE REPRESENTED THAT IT HAS ACQUIRED SUCH INTEREST IN A TRANSACTION THAT COMPLIES WITH THE PROVISIONS OF REGULATION S. THE ISSUER HEREOF HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

NO EMPLOYEE BENEFIT OR OTHER PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY AND NO GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, MAY PURCHASE OR HOLD THIS RULE 144A GLOBAL CERTIFICATE, EXCEPT THAT CERTIFICATES MAY BE ACQUIRED AND HELD WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT (BUT NOT A SEPARATE ACCOUNT) IF ALL OF THE APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, 60 F.R. 35925 ARE SATISFIED AND THE ACQUISITION OF THE CERTIFICATES IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE TO THE FULLEST EXTENT PROVIDED UNDER SUCH EXEMPTION.

                                      A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      A-1-2

         TELEFONICA DEL PERU GRANTOR TRUST RULE 144A GLOBAL CERTIFICATE

                               CUSIP No. 879383AA5

Original Face Amount:
$                                                       No. 001
 ---------------

          The TELEFONICA DEL PERU GRANTOR TRUST, acting at the direction of Telefonica del Peru S.A.A. ("Telefonica del Peru"), and through The Bank of New York, not in its individual capacity but solely as Trustee (the "Trustee"), under the Trust Agreement, dated as of December 16, 1998 (as it may be amended from time to time, the "Trust Agreement"), by and between Telefonica del Peru and the Trustee, certifies that Cede & Co. or registered assigns is the registered owner of a nonassessable, fully-paid interest as set forth above in the Trust Estate. A summary of certain of the pertinent provisions of the Trust Agreement is set forth below.

          Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Trust Agreement.

          This Rule 144A Global Certificate is one of an authorized issue of 7.48% International Settlements Backed Trust Certificates due 2008 (the "Certificates") having an aggregate Original Face Amount of $150,000,000. Reference is made to the Trust Agreement (copies of which are on file with the Trustee at 101 Barclay Street, Floor 12 East, New York, NY 10286) for a more complete statement of the terms and provisions thereof, to all of which the Certificateholder hereof, by accepting this Rule 144A Global Certificate, assents and by which such Certificateholder is bound.

          Payments on this Rule 144A Global Certificate shall be made by the Trustee on behalf of the Trust in Dollars on each Payment Date to the Person in whose name interests in this Rule 144A Global Certificate are registered at the close of business on the first day of the calendar month on which such Payment Date occurs, or if such day is not a Business Day, on the immediately preceding Business Day (the "Record Date"). Each of such payments shall be made only from and out of monies received by the Trustee in respect of the portion of the Trust Estate in which such Certificateholder has an interest and applicable to such payment under the provisions of the Trust Agreement. Payments on the Rule 144A Global Certificate shall be made by wire transfer or other means in accordance with the payment instructions of any Certificateholder provided to the Trustee pursuant to Section 2.07 of the Trust Agreement. In the event that any Certificateholder desires to transfer its interest in this Rule 144A Global Certificate, the Trustee, upon written request, shall issue a statement setting forth the then-outstanding Adjusted Face Amount as shown on the Register. Any such transfer is subject to the limitations described more fully below and in the Trust Agreement. The Register and the entries thereon shall be conclusive in the absence of manifest error.

          By accepting this Rule 144A Global Certificate, the holder hereof agrees to treat this Rule 144A Global Certificate for United States federal, state and local income tax purposes as indebtedness of Telefonica del Peru, secured by the Purchased Receivables, and to treat the Trust as merely a security device and not as a separate entity.

                                      A-1-3

          This Rule 144A Global Certificate shall be transferable, in whole or in part, and exchangeable for other Certificates of other Authorized Denominations of equal aggregate Original Face Amount upon presentation and surrender thereof for registration of transfer or exchange at the Corporate Trust Office, accompanied, in the case of transfer, by appropriate instruments of assignment and transfer, duly executed by the Certificateholder hereof or by a duly authorized attorney (together with evidence of the power of attorney and any other documents or instruments required under the Trust Agreement) in form satisfactory to the Trustee. In addition, exchanges of interests in this Rule 144A Global Certificate may be made for interests in the Regulation S Global Certificate in accordance with the provisions of the Trust Agreement, and shall be recorded on Schedule 1 hereto. Notwithstanding the preceding sentence, in connection with any transfer, the Certificateholder will be subject to the restrictions on transfer contained in the Trust Agreement.

          This Rule 144A Global Certificate may not be divided into denominations of less than $250,000. Prior to registration of transfer, the Trustee shall deem and treat the Person in whose name this Rule 144A Global Certificate is registered on the Register as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. No fee shall be charged to the Certificateholder for any registration of transfer or exchange, but the Trustee may require payment by the Person requesting the same of a sum sufficient to reimburse it for any governmental tax, charge or other similar expense connected therewith.

          This Rule 144A Global Certificate shall not be deemed in any way a promise to pay of the Trustee, except out of monies received by the Trustee and applicable to such payment under the provisions of the Trust Agreement. The Certificateholder, by its acceptance hereof, agrees that it will look to the income and proceeds of the Trust Estate for payment hereof, and that the Trustee in its individual capacity shall not be personally liable to the Certificateholder for such payment.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof with the consent of the Required Percentage of Certificateholders then outstanding. Any such consent by the Certificateholders shall, subject to the terms of the Trust Agreement, be conclusive and binding on such Certificateholders and upon all future Certificateholders of this Rule 144A Global Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Rule 144A Global Certificate.

          The Trust Agreement also provides for mandatory and voluntary redemptions, by Telefonica del Peru, of this Rule 144A Global Certificate, and interests herein (including partial voluntary redemptions to the extent set forth in the Trust Agreement), at the times and subject to the terms and conditions set forth in the Trust Agreement.

          The right of Certificateholders to receive payment from the Trust Estate shall terminate when the Adjusted Face Amount hereof shall be zero.

          Upon the termination of the Trust pursuant to Section 12.06 of the Trust Agreement, the Trustee is required to distribute all monies, other property or proceeds constituting the Trust Estate to the Certificateholders in accordance with and only to the extent of their respective interests therein and any excess monies, property and proceeds, including, but not limited to, all amounts then on

                                      A-1-4
deposit in the Reserve Account or the Coverage Shortfall Account, shall be distributed to or at the direction of the holder of the Transferor Certificate.

          IN WITNESS WHEREOF, the Trustee, not in its individual capacity but solely as Trustee, has caused this Rule 144A Global Certificate to be executed on behalf of the Trust.

                                            TELEFONICA DEL PERU GRANTOR TRUST

                                            By: THE BANK OF NEW YORK,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

Dated: December 16, 1998

                         Certificate of Authentication:

This is one of the Rule 144A Global Certificates referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK,
     not in its individual capacity
     but solely as Trustee


By:
   ---------------------------------
   Authorized Officer

                                      A-1-5

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee

---------------------------------------------------------------------

---------------------------------------------------------------------
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

---------------------------------------------------------------------
the attached Rule 144A Global Certificate evidencing an interest in certain distributions with respect to the Trust Estate and hereby authorizes the transfer of registration of such interest to assignee on the Register.

     I (we) further direct the Trustee to issue a new Rule 144A Global Certificate of like interest to the above named assignee and deliver such Rule 144A Global Certificate to the following address:

---------------------------------------------------------------------

---------------------------------------------------------------------

     In connection with any offer, sale, resale, transfer, assignment, participation, sub-participation, pledge, or other disposition (each a "Transfer") of this Rule 144A Global Certificate, the undersigned registered holder hereof confirms that such Transfer is made:

     (i) in compliance with Section 2.09 of the Telefonica del Peru Trust Agreement, dated as of December 16, 1998 (as it may be amended from time to time, the "Trust Agreement"); and

     (ii) (check applicable box):

               to a Person (as defined in the Trust Agreement) reasonably believed to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in the United States and reasonable steps have been taken to ensure that the Person to whom such Transfer is made is aware that such Transfer is being made in reliance on Rule 144A;

               to a Person outside the United States in reliance on Regulation S under the Securities Act;

in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

Dated:
       -------------------------


-------------------------------
Signature by or on behalf of assignor

                                      A-1-6

                                             Schedule 1 to Rule 144A Certificate

                              SCHEDULE OF EXCHANGES

The following exchanges of interests in the Regulation S Global Certificate for interests in the Rule 144A Global Certificate represented by this Rule 144A Global Certificate have been made:

                                        Change in principal    Principal amount of   Notation made by
 Principal amount of                     amount of this Rule      this Rule 144A       or on behalf of
this Rule 144A Global                       144A Global        Global Certificate     Telefonica del
  Certificate as of     Date exchange   Certificate due to        following such       Peru Grantor
  December 16, 1998         made             exchange               exchange               Trust
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-2

                    [FORM OF REGULATION S GLOBAL CERTIFICATE]

THIS REGULATION S GLOBAL CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH CERTAIN PROVISIONS OF A TRUST AGREEMENT (THE "TRUST AGREEMENT") BETWEEN TELEFONICA DEL PERU S.A.A. ("TELEFONICA DEL PERU") AND THE BANK OF NEW YORK, AS TRUSTEE (THE "TRUSTEE"), INCLUDING (WITHOUT LIMITATION) SECTION 2.09 THEREOF. THIS REGULATION S GLOBAL CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN, MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (A) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, OR (B) IN ACCORDANCE WITH THE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. EACH HOLDER OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL CERTIFICATE (AS DEFINED IN THE TRUST AGREEMENT) SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS A QUALIFIED INSTITUTIONAL BUYER. EACH HOLDER OF A BENEFICIAL INTEREST IN THIS REGULATION S GLOBAL CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED THAT IT HAS ACQUIRED SUCH INTEREST IN A TRANSACTION THAT COMPLIES WITH THE PROVISIONS OF REGULATION S. THE ISSUER HEREOF HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

NO EMPLOYEE BENEFIT OR OTHER PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY AND NO GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, MAY PURCHASE OR HOLD THIS REGULATION S GLOBAL CERTIFICATE, EXCEPT THAT CERTIFICATES MAY BE ACQUIRED AND HELD WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT (BUT NOT A SEPARATE ACCOUNT) IF ALL OF THE APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, 60 F.R. 35925 ARE SATISFIED AND THE ACQUISITION OF THE CERTIFICATES IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE TO THE FULLEST EXTENT PROVIDED UNDER SUCH EXEMPTION.

                                      A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      A-2-2

        TELEFONICA DEL PERU GRANTOR TRUST REGULATION S GLOBAL CERTIFICATE

                           CUSIP (CINS) No. U87939AA9

Original Face Amount:
$                                                                        No. 001
 -----------------

          The TELEFONICA DEL PERU GRANTOR TRUST, acting at the direction of Telefonica del Peru S.A.A. ("Telefonica del Peru"), and through The Bank of New York, not in its individual capacity but solely as Trustee (the "Trustee"), under the Trust Agreement, dated as of December 16, 1998 (as it may be amended from time to time, the "Trust Agreement"), by and between Telefonica del Peru and the Trustee, certifies that Cede & Co. or registered assigns is the registered owner of a nonassessable, fully-paid interest as set forth above in the Trust Estate. A summary of certain of the pertinent provisions of the Trust Agreement is set forth below.

          Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Trust Agreement.

          This Regulation S Global Certificate is one of an authorized issue of 7.48% International Settlements Backed Trust Certificates due 2008 (the "Certificates") having an aggregate Original Face Amount of $150,000,000. Reference is made to the Trust Agreement (copies of which are on file with the Trustee at 101 Barclay Street, Floor 12 East, New York, NY 10286) for a more complete statement of the terms and provisions thereof, to all of which the Certificateholder hereof, by accepting this Regulation S Global Certificate, assents and by which such Certificateholder is bound.

          Payments on this Regulation S Global Certificate shall be made by the Trustee on behalf of the Trust in Dollars on each Payment Date to the Person in whose name interests in this Regulation S Global Certificate are registered at the close of business on the first day of the calendar month on which such Payment Date occurs, or if such day is not a Business Day, on the immediately preceding Business Day (the "Record Date"). Each of such payments shall be made only from and out of monies received by the Trustee in respect of the portion of the Trust Estate in which such Certificateholder has an interest and applicable to such payment under the provisions of the Trust Agreement. Payments on the Certificates shall be made by wire transfer or other means in accordance with the payment instructions of any Certificateholder provided to the Trustee pursuant to Section 2.07 of the Trust Agreement. In the event that any Certificateholder desires to transfer its interest in this Regulation S Certificate, the Trustee, upon written request, shall issue a statement setting forth the then-outstanding Adjusted Face Amount as shown on the Register. Any such transfer is subject to the limitations described more fully below and in the Trust Agreement. The Register and the entries thereon shall be conclusive in the absence of manifest error.

                                      A-2-3

          By accepting this Regulation S Global Certificate, the holder hereof agrees to treat this Regulation S Global Certificate for United States federal, state and local income tax purposes as indebtedness of Telefonica del Peru, secured by the Purchased Receivables, and to treat the Trust as merely a security device and not as a separate entity.

          This Regulation S Global Certificate shall be transferable, in whole or in part, and exchangeable for other Certificates of other Authorized Denominations of equal aggregate Original Face Amount upon presentation and surrender thereof for registration of transfer or exchange at the Corporate Trust Office, accompanied, in the case of transfer, by appropriate instruments of assignment and transfer, duly executed by the Certificateholder hereof or by a duly authorized attorney (together with evidence of the power of attorney and any other documents or instruments required under the Trust Agreement) in form satisfactory to the Trustee. In addition, exchanges of interests in this Regulation S Global Certificate may be made for interests in the Rule 144A Global Certificate (as defined in the Trust Agreement) in accordance with the provisions of the Trust Agreement, and shall be recorded on Schedule 1 hereto. Notwithstanding the preceding sentence, in connection with any transfer, the Certificateholder will be subject to the restrictions on transfer contained in the Trust Agreement.

          This Regulation S Global Certificate may not be divided into denominations of less than $250,000. Prior to registration of transfer, the Trustee shall deem and treat the Person in whose name this Regulation S Global Certificate is registered on the Register as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. No fee shall be charged to the Certificateholder for any registration of transfer or exchange, but the Trustee may require payment by the Person requesting the same of a sum sufficient to reimburse it for any governmental tax, charge or other similar expense connected therewith.

          This Regulation S Global Certificate shall not be deemed in any way a promise to pay of the Trustee, except out of monies received by the Trustee and applicable to such payment under the provisions of the Trust Agreement. The Certificateholder, by its acceptance hereof, agrees that it will look to the income and proceeds of the Trust Estate for payment hereof, and that the Trustee in its individual capacity shall not be personally liable to the Certificateholder for such payment.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof with the consent of the Required Percentage of Certificateholders then outstanding. Any such consent by the Certificateholders shall, subject to the terms of the Trust Agreement, be conclusive and binding on such Certificateholders and upon all future Certificateholders of this Regulation S Global Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Regulation S Global Certificate.

          The Trust Agreement also provides for mandatory and voluntary redemptions, by Telefonica del Peru, of this Regulation S Global Certificate, and interests herein (including partial voluntary redemptions to the extent set forth in the Trust Agreement), at the times and subject to the terms and conditions set forth in the Trust Agreement.

                                      A-2-4

          The right of Certificateholders to receive payment from the Trust Estate shall terminate when the Adjusted Face Amount hereof shall be zero.

          Upon the termination of the Trust pursuant to Section 12.06 of the Trust Agreement, the Trustee is required to distribute all monies, other property or proceeds constituting the Trust Estate to the Certificateholders in accordance with and only to the extent of their respective interests therein and any excess monies, property and proceeds, including, but not limited to, all amounts then on deposit in the Reserve Account or the Coverage Shortfall Account, shall be distributed to or at the direction of the holder of the Transferor Certificate.

          IN WITNESS WHEREOF, the Trustee, not in its individual capacity but solely as Trustee, has caused this Regulation S Global Certificate to be executed on behalf of the Trust.

                                        TELEFONICA DEL PERU GRANTOR TRUST


                                        By: THE BANK OF NEW YORK,
                                               not in its individual capacity
                                               but solely as Trustee


                                        By:
                                            ------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

Dated: December 16, 1998

                         Certificate of Authentication:

This is one of the Regulation S Global Certificates referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK,
   not in its individual capacity
   but solely as Trustee


By:
    ------------------------------------
    Authorized Officer

                                      A-2-5

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee

-------------------------------------------------------------------

-------------------------------------------------------------------
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

-------------------------------------------------------------------
the attached Regulation S Global Certificate evidencing an interest in certain distributions with respect to the Trust Estate and hereby authorizes the transfer of registration of such interest to assignee on the Register.

     I (we) further direct the Trustee to issue a new Certificate of like interest to the above named assignee and deliver such Certificate to the following address:

----------------------------------------------------------

----------------------------------------------------------

     In connection with any offer, sale, resale, transfer, assignment, participation, sub-participation, pledge, or other disposition (each a "Transfer") of this Regulation S Global Certificate, the undersigned registered holder hereof confirms that such Transfer is made:

     (i) in compliance with Section 2.09 of the Telefonica del Peru Trust Agreement, dated as of December 16, 1998 (as it may be amended from time to time, the "Trust Agreement"); and

     (ii) (check applicable box):

               to a Person (as defined in the Trust Agreement) reasonably believed to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in the United States and reasonable steps have been taken to ensure that the Person to whom such Transfer is made is aware that such Transfer is being made in reliance on Rule 144A;

               to a Person outside the United States in reliance on Regulation S under the Securities Act;

in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

Dated:
       ---------------------------


----------------------------------
Signature by or on behalf of assignor

                                      A-2-6

                                                 Schedule 1 to Reg S Certificate

                              SCHEDULE OF EXCHANGES

The following exchanges of interests in the Rule 144A Global Certificate for interests in the Regulation S Global Certificate represented by this Regulation S Global Certificate have been made:

Principal amount of                     Change in principal   Principal amount of     Notation made
this Regulation S                         amount of this      this Regulation S       by or on behalf
Global Certificate as                   Regulation S Global    Global Certificate     of Telefonica
of December 16,         Date exchange    Certificate due to      following such      del Peru Grantor
       1998                 made              exchange              exchange              Trust
-----------------------------------------------------------------------------------------------------
$
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-3

                        [FORM OF DEFINITIVE CERTIFICATE]

THIS DEFINITIVE CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH CERTAIN PROVISIONS OF A TRUST AGREEMENT (THE "TRUST AGREEMENT") BETWEEN TELEFONICA DEL PERU S.A.A. ("TELEFONICA DEL PERU") AND THE BANK OF NEW YORK, AS TRUSTEE (THE "TRUSTEE"), INCLUDING (WITHOUT LIMITATION) SECTION 2.09 THEREOF. THIS DEFINITIVE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS DEFINITIVE CERTIFICATE NOR ANY INTEREST HEREIN, MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (A) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, OR (B) IN ACCORDANCE WITH THE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. EACH HOLDER OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL CERTIFICATE (AS DEFINED IN THE TRUST AGREEMENT) SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS A QUALIFIED INSTITUTIONAL BUYER. EACH HOLDER OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL CERTIFICATE (AS DEFINED IN THE TRUST AGREEMENT) SHALL BE DEEMED TO HAVE REPRESENTED THAT IT HAS ACQUIRED SUCH INTEREST IN A TRANSACTION THAT COMPLIES WITH THE PROVISIONS OF REGULATION S. THE ISSUER HEREOF HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

NO EMPLOYEE BENEFIT OR OTHER PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY AND NO GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, MAY PURCHASE OR HOLD THIS DEFINITIVE CERTIFICATE, EXCEPT THAT CERTIFICATES MAY BE ACQUIRED AND HELD WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT (BUT NOT A SEPARATE ACCOUNT) IF ALL OF THE APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, 60 F.R. 35925 ARE SATISFIED AND THE ACQUISITION OF THE CERTIFICATES IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE TO THE FULLEST EXTENT PROVIDED UNDER SUCH EXEMPTION.

                                      A-3-1

            TELEFONICA DEL PERU GRANTOR TRUST DEFINITIVE CERTIFICATE

Original Face Amount:
$                                                          No.
 ------------------                                           ------------------

          The TELEFONICA DEL PERU GRANTOR TRUST, acting at the direction of Telefonica del Peru S.A.A. ("Telefonica del Peru"), and through The Bank of New York, not in its individual capacity but solely as Trustee (hereinafter called the "Trustee"), under the Trust Agreement, dated as of December 16, 1998 (as it may be amended from time to time, the "Trust Agreement"), by and between
Telefonica del Peru and the Trustee, certifies that              or registered
                                                    ------------
assigns is the registered owner of a nonassessable, fully-paid interest as set forth above in the Trust Estate. A summary of certain of the pertinent provisions of the Trust Agreement is set forth below.

          Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Trust Agreement.

          This Definitive Certificate is one of an authorized issue of 7.48% International Settlements Backed Trust Certificates due 2008 (the "Certificates") having an aggregate Original Face Amount of $150,000,000. Reference is made to the Trust Agreement (copies of which are on file with the Trustee at 101 Barclay Street, Floor 12 East, New York, NY 10286) for a more complete statement of the terms and provisions thereof, to all of which the Certificateholder hereof, by accepting this Definitive Certificate, assents and by which such Certificateholder is bound.

          Payments on this Definitive Certificate shall be made by the Trustee on behalf of the Trust in Dollars on each Payment Date to the Person in whose name this Definitive Certificate is registered at the close of business on the first day of the calendar month on which such Payment Date occurs, or if such day is not a Business Day, on the immediately preceding Business Day (the "Record Date"). Each of such payments shall be made only from and out of monies received by the Trustee in respect of the portion of the Trust Estate in which such Certificateholder has an interest and applicable to such payment under the provisions of the Trust Agreement. Payments on this Definitive Certificate shall be made by wire transfer or other means in accordance with the payment instructions of the Certificateholder provided to the Trustee pursuant to
Section 2.07 of the Trust Agreement. In the event that any Certificateholder desires to transfer its Definitive Certificate, the Trustee, upon written request, shall issue a statement setting forth the then-outstanding Adjusted Face Amount as shown on the Register. Any such transfer is subject to the limitations described more fully below and in the Trust Agreement. The Register and the entries thereon shall be conclusive in the absence of manifest error.

          By accepting this Definitive Certificate, the holder hereof agrees to treat this Definitive Certificate for United States federal, state and local income tax purposes as indebtedness of Telefonica del Peru, secured by the Purchased Receivables, and to treat the Trust as merely a security device and not as a separate entity.

                                      A-3-2

          This Definitive Certificate shall be transferable, in whole or in part, and exchangeable for other Certificates of other Authorized Denominations of equal aggregate Original Face Amount upon presentation and surrender thereof for registration of transfer or exchange at the Corporate Trust Office, accompanied, in the case of transfer, by appropriate instruments of assignment and transfer, duly executed by the Certificateholder hereof or by a duly authorized attorney (together with evidence of the power of attorney and any other documents or instruments required under the Trust Agreement) in form satisfactory to the Trustee. Notwithstanding the preceding sentence, in connection with any transfer, the Certificateholder will be subject to the restrictions on transfer contained in the Trust Agreement.

          This Definitive Certificate may not be divided into denominations of less than $250,000 in original face amount. Prior to registration of transfer, the Trustee shall deem and treat the Person in whose name this Definitive Certificate is registered on the Register as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. No fee shall be charged to the Certificateholders for any registration of transfer or exchange, but the Trustee may require payment by the Person requesting the same of a sum sufficient to reimburse it for any governmental tax, charge or other similar expense connected therewith.

          This Definitive Certificate shall not be deemed in any way a promise to pay of the Trustee, except out of monies received by the Trustee and applicable to such payment under the provisions of the Trust Agreement. The Certificateholder, by its acceptance hereof, agrees that it will look to the income and proceeds of the Trust Estate for payment hereof, and that the Trustee in its individual capacity shall not be personally liable to the Certificateholder for such payment.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof with the consent of the Required Percentage of Certificateholders then outstanding. Any such consent by the Certificateholder shall, subject to the terms of the Trust Agreement, be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Definitive Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Definitive Certificate.

          The Trust Agreement also provides for mandatory and voluntary redemptions, by Telefonica del Peru, of this Definitive Certificate (including partial voluntary redemptions to the extent set forth in the Trust Agreement), at the times and subject to the terms and conditions set forth in the Trust Agreement.

          The right of Certificateholders to receive payment from the Trust Estate shall terminate when the Adjusted Face Amount hereof shall be zero.

                                      A-3-3

          Upon the termination of the Trust pursuant to Section 12.06 of the Trust Agreement, the Trustee is required to distribute all monies, other property or proceeds constituting the Trust Estate to the Certificateholders in accordance with and only to the extent of their respective interests therein and any excess monies, property and proceeds, including, but not limited to, all amounts then on deposit in the Reserve Account or the Coverage Shortfall Account, shall be distributed to or at the direction of the holder of the Transferor Certificate.

                     [REST OF PAGE LEFT INTENTIONALLY BLANK]

                                      A-3-4

          IN WITNESS WHEREOF, the Trustee, not in its individual capacity but solely as Trustee, has caused this Definitive Certificate to be executed on behalf of the Trust.

                                         TELEFONICA DEL PERU GRANTOR TRUST


                                         By: THE BANK OF NEW YORK,
                                               not in its individual capacity
                                               but solely as Trustee


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                 -------------------------------

Dated: December 16, 1998

                         Certificate of Authentication:

This is one of the Definitive Certificates referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK,
     not in its individual capacity
     but solely as Trustee


By:
   ------------------------
   Authorized Officer

                                      A-3-5

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee

---------------------------------------------------------------------

---------------------------------------------------------------------
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

---------------------------------------------------------------------

the attached Definitive Certificate evidencing an interest in certain distributions with respect to the Trust Estate and hereby authorizes the transfer of registration of such interest to assignee on the Register.

     I (we) further direct the Trustee to issue a new Definitive Certificate of like interest to the above named assignee and deliver such Definitive Certificate to the following address:

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

     In connection with any offer, sale, resale, transfer, assignment, participation, sub-participation, pledge, or other disposition (each a "Transfer") of this Definitive Certificate, the undersigned registered holder hereof confirms that such Transfer is made:

     (i) in compliance with Section 2.09 of the Telefonica del Peru Trust Agreement, dated of December 16, 1998 (as it may be amended from time to time, the "Trust Agreement"); and

     (ii) (check applicable box):

               to a Person (as defined in the Trust Agreement) reasonably believed to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in the United States and reasonable steps have been taken to ensure that the Person to whom such Transfer is made is aware that such Transfer is being made in reliance on Rule 144A;

               to a Person outside the United States in reliance on Regulation S under the Securities Act;

in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

Dated:
      ------------------------------

------------------------------------
Signature by or on behalf of assignor

                                      A-3-6

                                                                       EXHIBIT B

                        [FORM OF TRANSFEROR CERTIFICATE]

                        Telefonica del Peru Grantor Trust
                             Transferor Certificate

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. A COPY OF THE TRUST AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS.

                   This Transferor Certificate represents the
         Transferor's Interest in the Telefonica del Peru Grantor Trust

Evidencing an undivided interest in certain assets of the Trust (as defined below), the property of which includes, among other things, the right of Telefonica del Peru S.A.A. ("Telefonica del Peru") or its designees (the "Certificateholder") to receive Dollar payments to the extent set forth in the Trust Agreement referred to herein.

     This certifies that the Certificateholder is the registered owner of an undivided beneficial interest in the Telefonica del Peru Grantor Trust (the "Trust") which is not represented by any Certificates issued pursuant to the Trust Agreement dated as of December 16, 1998 (as it may be amended from time to time, the "Trust Agreement") by and between Telefonica del Peru and The Bank of New York, as Trustee.

     All capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Transaction Documents.

     Reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

     THE TRUST AGREEMENT AND THE CERTIFICATES CREATED THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT THE TRANSFER AND ASSIGNMENT AGREEMENT AND THE VALIDITY AND EFFECTIVENESS OF THE ASSIGNMENT OF THE PURCHASED RECEIVABLES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF PERU, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     This Transferor Certificate has a limited right of payment to certain Collections in respect of the Purchased Receivables, all as more specifically set forth in the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Transferor Certificate shall not be entitled to any benefit under the Trust Agreement, or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Transferor Certificate to be duly executed.

                                           THE BANK OF NEW YORK,
                                              not in its individual capacity but
                                              solely as Trustee


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

Dated: December 16, 1998

                         Certificate of Authentication

      This is a Transferor Certificate referred to in the Trust Agreement.

                                           THE BANK OF NEW YORK,
                                              not in its individual capacity but
                                              solely as Trustee


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

                                                                       EXHIBIT C

                           [FORM OF ACCOUNT STATEMENT]

The Bank of New York                   Telefonica del Peru Grantor Trust     Statement Date:
                                    7.48% International Settlements Backed                   -----------
                                         Trust Certificates due 2008         Payment Date:
                                                                                             -----------
                                                                             Prior Payment:
                                                                                             -----------
                                                                             Record Date:
                                                                                             -----------

Trustee:
The Bank of New York                          [BANK ACCOUNT #]
101 Barclay Street, Floor 12 East
New York, NY 10286

================================================================================

I.   Purchased Receivables Information

     A. The Receivables Statement delivered by Telefonica del Peru for the immediately preceding Collection Period is attached hereto as Schedule X.

     B. The aggregate amount of Purchased Receivables paid to the undersigned by the Designated Carriers during the immediately preceding Collection
          Period was $             .
                      -------------

     C. The Servicing Report delivered by Telefonica del Peru for the immediately preceding Collection Period is attached hereto as Schedule Y.

II.  Distribution Information

     A. On the immediately preceding Payment Date, the amounts payable to the Certificateholders were as follows:

          1.   The Semiannual Payment Amount for such Payment Date was
               $             .
                -------------
          2.   Such Semiannual Payment Amount was comprised of:
               (a)  Certificate Interest of $             ;
                                             -------------
               (b)  Amortization Amount of $             ;
                                            -------------
               (c)  Additional Amounts not paid by Telefonica del Peru directly
                    to the applicable taxing authority of $             ; and
                                                           -------------
               (d)  Collection Shortfall Amount (if any) of $             .
                                                             -------------

     B. The amounts payable in II.A.1. were paid to the Certificateholders as follows:

          1.   $              was paid to the Certificateholders from the
                -------------
               Certificate Account.
          2.   $              was paid to the Certificateholders from the
                -------------
               Reserve Account.

III. Reserve Account/Coverage Shortfall Account

     A.   As of the end of the immediately preceding Payment Date, the amount in
          the Reserve Account was $             .
                                   -------------
     B.   As of the end of the immediately preceding Payment Date, the amount in
          the Coverage Shortfall Account was $             .
                                              -------------
     C.   As of the end of the immediately preceding Payment Date, the amount in
          the Debt Service Reserve Account was $             .
                                                -------------

================================================================================

                                                         Schedule X to Exhibit C

              [FORM OF TELEFONICA DEL PERU RECEIVABLES STATEMENT]

                        [TELEFONICA DEL PERU LETTERHEAD]

                                                                          [Date]

The Bank of New York,
   as Trustee
101 Barclay Street, Floor 12 East
New York, NY 10286
Attention: Hugo Gindraux, Assistant Vice President

Reference is made to Section 6.02 (a) of the Amended and Restated Trust Agreement, dated as of December 17, 2001, entered into by the undersigned and the Bank of New York, not in its individual capacity but solely as Trustee (as defined therein). Capitalized terms used herein shall have the meanings given thereto in the Trust Agreement.

----------------------------------------------------------------------------------
                                       (Figures in US$)
----------------------------------------------------------------------------------
                     Generated                                       Unpaid
                     Purchased         Collected Purchased          Purchased
                  Receivables(*)         Receivables (*)         Receivables (*)
----------------------------------------------------------------------------------
[DESIGNATED    [Amount of Purchased   [Amount of Purchased    [Amount of Purchased
CARRIER A]     Receivables            Receivables paid by     Receivables unpaid
               generated by           CARRIER A during        by CARRIER A
               CARRIER A during       immediately preceding   during any other
               immediately            Collection Period]      Collection Period,
               preceding Collection                           including the
               Period]                                        immediately
                                                              preceding one]
----------------------------------------------------------------------------------
[DESIGNATED    [Amount of Purchased   [Amount of Purchased    [Amount of Purchased
CARRIER B]     Receivables            Receivables paid by     Receivables unpaid
               generated by           CARRIER B during        by CARRIER B
               CARRIER B during       immediately preceding   during any other
               immediately            Collection Period]      Collection Period,
               preceding Collection                           including the
               Period]                                        immediately
                                                              preceding one]
----------------------------------------------------------------------------------
[Include information as to all Designated Carriers]
----------------------------------------------------------------------------------
Total          [Sum of Above]         [Sum of Above]          [Sum of Above]
Designated
Carrier Flow
----------------------------------------------------------------------------------

  Generated Purchased Receivables and International Settlement Receivables (*)

--------------------------------------------------------------------------------------
                                Immediately Preceding   Total of Immediately Preceding
(Figures in US$)                  Collection Period        Two Collection Periods
--------------------------------------------------------------------------------------
Total Designated Carrier
Flow
--------------------------------------------------------------------------------------
Total Net International
Settlement Receivables Net of
Designated Carrier Flow
--------------------------------------------------------------------------------------
Total Net International
Settlement Receivables
--------------------------------------------------------------------------------------

(*) For purposes of this information, the Collection Period with the next succeeding Payment Date occurring on June 15th shall be from January 1st to June 30th and the Collection Period with the next succeeding Payment Date occurring December 15th shall be from July 1st to December 31st.

                                                     Very truly yours,

                                                     TELEFONICA DEL PERU S.A.A.


                                                     By:
                                                            --------------------
                                                     Title:
                                                            --------------------

                                                         Schedule Y to Exhibit C

                           [FORM OF SERVICING REPORT]

                        [TELEFONICA DEL PERU LETTERHEAD]

                             January   February   March   April   May   June
                             -------   --------   -----   -----   ---   ----
Incoming Call                  ####      ####      ####
   Volume (Designated
   Carriers to TdP)

Outgoing Call Volume           ####      ####      ####
   (TDP to Designated
   Carriers)

Net Settlement                 ####      ####      ####
   Minutes (by
   Designated Carrier)

Net Settlement Tariff          $$$$      $$$$      $$$$
   (by Designated Carrier)

Net Settlement Cash            $$$$      $$$$      $$$$
   Flow ($)

(*) For purposes of this information, the Collection Period with the next succeeding Payment Date occurring on June 15th shall be from January 1st to June 30th and the Collection Period with the next succeeding Payment Date occurring December 15th shall be from July 1st to December 31st.

                                                                       EXHIBIT D

                     [FORM OF IDENTIFICATION OF COLLECTIONS]

                        [TELEFONICA DEL PERU LETTERHEAD]

                          Identification of Collections

[Date]/1/

The Bank of New York,
   as Trustee
101 Barclay Street, Floor 12 East
New York, NY 10286
Attention: Hugo Gindraux
           Assistant Vice President

Ladies and Gentlemen:

     We are notifying you as follows pursuant to Section 7.05 of the Telefonica del Peru Amended and Restated Trust Agreement, dated as of December 16, 1998 and amended and restated as of December 17, 2001 (as it may be amended from time to time, the "Trust Agreement"), by and between Telefonica del Peru S.A.A. ("Telefonica del Peru") and The Bank of New York, not in its individual capacity but solely as Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Trust Agreement.

     In response to your notice dated          ,   , regarding the receipt in
                                      --------   --
the Collection Account of Collections of Purchased Receivables in the amount of
$       , we hereby notify you that such Collections are from [insert name of
 -------
Carrier].

                                        Very truly yours,

                                        TELEFONICA DEL PERU S.A.A.


                                        By:
                                           -------------------------------
                                        Title:
                                              ----------------------------

----------
/1/ Pursuant to subsection (a)(v) of Section 7.05 of the Trust Agreement, Telefonica del Peru is to send this notice not later than five (5) days after receipt of written notification by the Trustee of any wire receipt of Collections.

                                                                       EXHIBIT E

                        [FORM OF NOTICE OF FACE AMOUNTS]

                        [TELEFONICA DEL PERU LETTERHEAD]

                             Notice of Face Amounts

                                                                       [Date]/2/

The Bank of New York,
   as Trustee
101 Barclay Street, Floor 12 East
New York, NY 10286
Attention: Hugo Gindraux
           Assistant Vice President

Ladies and Gentlemen:

     We are notifying you as follows pursuant to subsection (a)(vi) of Section
7.05 of the Amended and Restated Trust Agreement, dated as of December 16, 1998 and amdended and restated as of December 17, 2001 (as it may be amended from time to time, the "Trust Agreement"), by and between Telefonica del Peru S.A.A. ("Telefonica del Peru") and The Bank of New York, not in its individual capacity but solely as Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Trust Agreement.

     With respect to the Collection Period ending on [insert date]:

     1.   [CARRIER]
          a. The face amount of Purchased Receivables generated by [CARRIER] that have fallen due for payment on and after the beginning of such Collection Period to but excluding the date hereof is
               $          .
                ----------

     2.   [CARRIER]
          a. The face amount of Purchased Receivables generated by [CARRIER] that have fallen due for payment on and after the beginning of such Collection Period to but excluding the date hereof is
               $              .
                --------------

[INCLUDE INFORMATION AS TO ALL DESIGNATED CARRIERS]

----------
/2/ Pursuant to subsection (a)(vi) of Section 7.05 of the Trust Agreement, Telefonica del Peru is to send this notice within 40 days of the beginning of each Collection Period.

                                                      Very truly yours,

                                                      TELEFONICA DEL PERU S.A.A.


                                                      By:
                                                         -----------------------
                                                      Title:
                                                            --------------------

                                                                       EXHIBIT F

                     [FORM OF NOTICE OF DELINQUENT PAYMENTS]

                        [TELEFONICA DEL PERU LETTERHEAD]

                          Notice of Delinquent Payments

[Date]/3/

The Bank of New York,
   as Trustee
101 Barclay Street, Floor 12 East
New York, NY 10286
Attention: Hugo Gindraux
           Assistant Vice President

Ladies and Gentlemen:

     We are notifying you as follows pursuant to subsection (a)(vii) of Section
7.05 of the Amended and Restated Trust Agreement, dated as of December 16, 1998 and amended and restated as of December 17, 2001 (as it may be amended from time to time, the "Trust Agreement"), by and between Telefonica del Peru S.A.A. ("Telefonica del Peru") and The Bank of New York, not in its individual capacity but solely as Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Trust Agreement.

     A payment in the amount of $       in respect of a Purchased Receivables of
                                 ------
[CARRIER] is delinquent by thirty (30) days or more beyond the Due Settlement Date therefor.

                                         Very truly yours,

                                         TELEFONICA DEL PERU S.A.A.


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

----------
/3/ Pursuant to subsection (a)(vii) of Section 7.05 of the Trust Agreement Telefonica del Peru is to send this notice within five (5) days of becoming aware of any such delinquent payment.

                                                                       EXHIBIT G

                         [FORM OF OFFICER'S CERTIFICATE]

                        [TELEFONICA DEL PERU LETTERHEAD]

                              Officer's Certificate

                                                                          [Date]

The Bank of New York,
   as Trustee
101 Barclay Street, Floor 12 East
New York, NY 10286
Attention: Hugo Gindraux
           Assistant Vice President

Ladies and Gentlemen:

     We are notifying you as follows pursuant to subsection (a) of Section 9.01 of the Trust Agreement, dated as of December 16, 1998 and amended and restated as of December 17, 2001 (as it may be amended from time to time, the "Trust Agreement"), by and between Telefonica del Peru S.A.A. ("Telefonica del Peru") and The Bank of New York, not in its individual capacity but solely as Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Trust Agreement.

     During the period [____] to [____]:

     1. Telefonica del Peru [has] [has not {insert details}] performed all of its obligations and covenants set forth in the Trust Agreement and the Transfer Agreement.

     2. As of the date hereof, a Specified Event [has occurred and is continuing {insert details}] [has occurred but is no longer continuing] [has not occurred].

                                         Very truly yours,

                                         TELEFONICA DEL PERU S.A.A.


                                         By:
                                            ------------------------------
                                         Title:
                                               ---------------------------

                                                                       EXHIBIT H

                   [FORM OF INSTRUCTIONS OF SALE AND PAYMENT]

                        [TELEFONICA DEL PERU LETTERHEAD]

                        Instructions of Sale and Payment

                                                                December 1, 1998

[CARRIER]
[Address]
Attention: [Name]
           [Title]

The Bank of New York
101 Barclay Street, 12 East
New York, NY 10286
Attention: Joseph Ernst
           Vice President

Ladies and Gentlemen:

     We hereby notify [CARRIER] that it is the intention of Telefonica del Peru S.A.A. ("Telefonica del Peru") to effect an irrevocable sale and transfer of all of its right, title and interest in and to certain account receivables (the "Purchased Receivables") to The Bank of New York, a New York banking corporation, acting not in its individual capacity but solely as trustee (the "Trustee"), pursuant to (a) the Amended and Restated Trust Agreement entered into by Telefonica del Peru and the Trustee (as it may be amended from time to time, the "Trust Agreement") and (b) the Transfer and Assignment Agreement entered into by Telefonica del Peru and the Trustee (the "Transfer Agreement"). The Purchased Receivables shall include all international settlement payments due, if any, to Telefonica del Peru by [CARRIER] (after ordinary and appropriate netting out provisions in accordance with past practices and recommendations of the International Telecommunications Union) (the "[CARRIER Receivables]") under the informal or formal arrangements in effect from time to time between [CARRIER] and Telefonica del Peru and in accordance with past practice, as amended and supplemented from time to time (the "Service Arrangement").

     These Instructions of Sale and Payment (these "Instructions") contain the terms and conditions under which [CARRIER] agrees to comply with Telefonica del Peru's request to make said payments to the Trustee. [CARRIER] shall make payments of the [CARRIER Receivables] to the Trustee in accordance with the terms specified herein and only upon receipt of a duplicate original of these Instructions signed by an authorized representative of Telefonica del Peru and by an authorized representative of the Trustee. [CARRIER] shall not be required to make any investigation as to the effectiveness or legitimacy of the authorization of any purported representative whose signature appears on these Instructions. Telefonica del Peru acknowledges and irrevocably agrees that receipt by [CARRIER] of such duplicate original of these Instructions shall be sufficient to authorize [CARRIER] to make payments of the [CARRIER Receivables] to the Trustee as provided for herein.

     [CARRIER] hereby agrees that receipt of these Instructions is sufficient evidence of the notice of the transfer of the [CARRIER Receivables] to the Trust. [CARRIER] further agrees that, in accordance with the instructions herein, it will make direct payments to the Trustee of the entire amount of the [CARRIER Receivables] (if any) payable to Telefonica del Peru as and when due to Telefonica del Peru under the Service Arrangement until such date as [CARRIER] receives either (i) further notice solely from the Trustee (the "Termination Notice"), the form of which notice is an exhibit to the Trust Agreement, stating that the Trust Termination Date (as defined in the Trust Agreement) has occurred, and, as a consequence, Telefonica del Peru has acquired all right, title and interest on the [CARRIER Receivables] or (ii) further notice solely from the Trustee (the "Designated Carrier Termination Notice"), the form of which notice is an exhibit to the Trust Agreement, stating that Telefonica del Peru has terminated [CARRIER] as a Designated Carrier pursuant to Section 7.03(b) of the Trust Agreement, and, as a consequence, Telefonica del Peru has acquired all right, title and interest on the [CARRIER Receivables]. [CARRIER] hereby agrees that these Instructions shall constitute an irrevocable and unconditional demand and payment instruction and shall remain in full force and effect until receipt of the Termination Notice or Designated Carrier Termination Notice, following which date [CARRIER] shall remit all revenues under the Service Arrangement to Telefonica del Peru or in accordance with such other payment instructions as [CARRIER] may thereafter receive from Telefonica del Peru. [CARRIER] shall not be required to make any investigation as to the accuracy or legitimacy of such Termination Notice or Designated Carrier Termination Notice and may rely on such Termination Notice or Designated Carrier Termination Notice to make payments directly to Telefonica del Peru as new holder of the [CARRIER Receivables]. The [CARRIER] agrees that receipt of the Termination Notice or Designated Carrier Termination Notice is sufficient evidence of the notice of the transfer of the [CARRIER Receivables] to Telefonica del Peru.

     Telefonica del Peru hereby irrevocably authorizes and directs [CARRIER] to make all payments hereunder in respect of the [CARRIER Receivables] as follows until such time as [CARRIER] receives the Termination Notice or Designated Carrier Termination Notice from the Trustee:

Bank:                    The Bank of New York
-----                    --------------------
                         101 Barclay Street, Floor 12 East
                         New York, NY 10286
ABA#                     021000018
GLA#                     111-565
For further credit to:   A/C #356385
Reference:               Telefonica del Peru Collection Account
Att.:                    Hugo Gindraux

     Telefonica del Peru irrevocably agrees to indemnify and hold [CARRIER] harmless from and against any and all claims, losses or additional expenses, including costs of litigation and attorneys' fees, which may in any way arise out of or result from [CARRIER]'s agreement to these Instructions, the performance by [CARRIER] of its provisions or from disputes among Telefonica del Peru, the Trustee and any third party (or any combination of the above) arising out of these Instructions. By these Instructions, [CARRIER] does not in any way guarantee the transfer of monies to the Trustee. [CARRIER] agrees only to make payment to the Trustee in respect of the [CARRIER Receivables] in accordance with the terms of these Instructions to the extent that such monies are available as a result of the international settlement process after deducting any claims or amounts owed to [CARRIER] pursuant to the Service Arrangement.

     [CARRIER] assumes no liability for any payments made in accordance with the terms of these Instructions. Telefonica del Peru acknowledges and agrees that each transfer of monies made by [CARRIER] to the Trustee in accordance with these Instructions shall discharge [CARRIER] s obligation to Telefonica del Peru under the Service Arrangement to make such payment.

     Nothing in these Instructions shall be construed to affect or alter in any way whatsoever any provisions of the Service Arrangement between [CARRIER] and Telefonica del Peru, including the right to amend, terminate or suspend the Service Arrangement, or payments thereunder, in accordance with its terms. [CARRIER] agrees that it has no right of counterclaim, defense, recoupment or setoff against Telefonica del Peru with respect to the Purchased Receivables, other than any rights provided under the Service Arrangement. Telefonica del Peru shall continue to be the party responsible to determine settlement balances with [CARRIER] under the Service Arrangement, notwithstanding the terms and conditions of these Instructions. Except for the aforementioned sale and transfer of the [CARRIER Receivables] to the Trustee, Telefonica del Peru represents that it has not pledged or assigned any right, title or interest arising out of or related to the Service Arrangement.

     Telefonica del Peru, through the undersigned, its authorized representative, further represents and warrants that these Instructions are binding on Telefonica del Peru and does not contravene any laws or regulations of the Republic of Peru to which Telefonica del Peru is subject. Telefonica del Peru further represents and warrants that these Instructions constitute the only authorization required from Telefonica del Peru and that all required governmental authorizations of the Republic of Peru have been obtained in order for [CARRIER] to make transfers of monies in accordance with these Instructions. Telefonica del Peru further acknowledges and agrees that it releases [CARRIER] from any further liability of [CARRIER]'s obligations to Telefonica del Peru on the settlement balances for the period that these Instructions are in effect to the extent [CARRIER] transfers the appropriate sums hereunder to the Trustee in accordance with the terms of these Instructions.

     These Instructions shall supersede all prior instructions with respect to the method of payment by [CARRIER] to Telefonica del Peru under the Service Arrangement.

                [The rest of this page left intentionally blank]

                                            Very truly yours,

                                            TELEFONICA DEL PERU S.A.A.

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

Accepted and agreed:

[CARRIER]


By:
   -----------------------------------
Title:
      --------------------------------
Date:
     ---------------------------------

Acknowledged:

THE BANK OF NEW YORK
not in its individual capacity but solely as Trustee


By:
   -----------------------------------
Title:
      --------------------------------

                                                                       EXHIBIT I

               [FORM OF NOTICE OF CLOSING DATE AND EFFECTIVENESS]
                        [TELEFONICA DEL PERU LETTERHEAD]

                    Notice of Closing Date and Effectiveness

                                                                          [Date]

[CARRIER]
[Address]
Attention: [___]
[Title]

Ladies and Gentlemen:

     We hereby notify [CARRIER] that the Closing Date under the Transfer and Assignment Agreement (the "Transfer Agreement") between Telefonica del Peru S.A.A. ("Telefonica del Peru") and The Bank of New York, acting solely as trustee (the "Trustee"), is December 16, 1998 (the "Closing Date"). Pursuant to the Transfer Agreement, Telefonica del Peru has irrevocably sold and transferred to the Trust, effective as of the Closing Date, all of its right, title and interest in and to the [CARRIER] Receivables (referred to in those certain Instructions of Sale and Payment among [CARRIER], Telefonica del Peru and the Trustee, dated as of December 16, 1998, the "Instructions")), and that the related instructions for payment contained in said Instructions have become effective as of the Closing Date.

                              Very truly yours,

                              TELEFONICA DEL PERU S.A.A.


                              By:
                                 --------------------------------------
                              Title:
                                    -----------------------------------


                              THE BANK OF NEW YORK
                              not in its individual capacity but solely as Trustee


                              By:
                                 --------------------------------------
                              Title:
                                    -----------------------------------

                                                                       EXHIBIT J

                          [FORM OF TERMINATION NOTICE]

                        [THE BANK OF NEW YORK LETTERHEAD]

                               Termination Notice

                                                                          [Date]

[CARRIER]
[Address]
Attention: [___]
[Title]

Ladies and Gentlemen:

     We refer to the Instructions of Sale and Payment of Telefonica del Peru
S.A.A. ("Telefonica del Peru") dated as of       ,     (the "Instructions") [and
                                           ------  ---
to the Notice of Closing Date and Effectiveness of Telefonica del Peru dated as of December 16, 1998 (the "Notice of Closing", and together with the Instructions, the "Notices").] Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Instructions.

     We hereby notify [CARRIER] that the Trust Termination Date under the Trust Agreement (as defined in the Instructions) has occurred and, as a consequence, Telefonica del Peru has acquired all right, title and interest in the [CARRIER Receivables]. Accordingly, as of the date hereof, [CARRIER] shall make payments directly to Telefonica del Peru under the Service Arrangement in effect between Telefonica del Peru and [CARRIER], and the Instructions is hereby terminated.

                               Very truly yours,

                               THE BANK OF NEW YORK
                               not in its individual capacity but solely as Trustee


                               By:
                                  --------------------------------------
                               Title:
                                     -----------------------------------

                                                                       EXHIBIT K

                            [FORM OF DAILY STATEMENT]

DATE   WIRE RECEIVED FROM                  AMOUNT
       [NAME OF DESIGNATED CARRIER]
       [ACCOUNT INFORMATION]

DATE   COLLECTION ACCOUNT                  BALANCE
       [DEBIT/CREDIT]

DATE   RESERVE ACCOUNT                     BALANCE
       [DEBIT/CREDIT]

DATE   DEBT SERVICE RESERVE ACCOUNT        BALANCE
       [DEBIT/CREDIT]

DATE   CERTIFICATE ACCOUNT                 BALANCE
       [DEBIT/CREDIT]

DATE   COVERAGE SHORTFALL ACCOUNT          BALANCE
       [DEBIT/CREDIT]

DATE   ELIGIBLE INVESTMENTS                BALANCE
       [INVESTMENT INFORMATION FOR EACH
       ACCOUNT BELOW, INCLUDING YIELD
       AND MATURITY]

          COLLECTION ACCOUNT

          RESERVE ACCOUNT

          DEBT SERVICE RESERVE ACCOUNT

          CERTIFICATE ACCOUNT

          COVERAGE SHORTFALL ACCOUNT

                                                                       EXHIBIT L

                 [FORM OF DESIGNATED CARRIER TERMINATION NOTICE]

                        [THE BANK OF NEW YORK LETTERHEAD]

                      Designated Carrier Termination Notice

                                                                          [Date]

[CARRIER]
[Address]
Attention: [_____]
[Title]

Ladies and Gentlemen:

     We refer to the Instructions of Sale and Payment of Telefonica del Peru
S.A.A. ("Telefonica del Peru") dated as of           ,     (the "Instructions").
                                           ----------  ---
Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Instructions.

     We hereby notify [CARRIER] that Telefonica del Peru has terminated [CARRIER] as a Designated Carrier under Section 7.03(b) of the Trust Agreement (as defined in the Instructions) and, as a consequence, Telefonica del Peru has acquired all right, title and interest in the [CARRIER Receivables]. Accordingly, as of the date hereof, [CARRIER] shall make payments directly to Telefonica del Peru under the Service Arrangement in effect between Telefonica del Peru and [CARRIER], and the Instructions is hereby terminated.


                                       Very truly yours,

                                       THE BANK OF NEW YORK
                                       not in its individual capacity but solely as Trustee


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                                                      Schedule 1

                          Amended Amortization Schedule

                                               Principal
                    Amortization Amount         Balance
Payment Date         (in U.S. Dollars)     (in U.S. Dollars)
------------        -------------------    -----------------
                                             $  150,000,000
June 15, 1999          $   7,500,000         $  142,500,000
December 15, 1999          7,500,000            135,000,000
June 15, 2000              7,500,000            127,500,000
December 15, 2000          7,500,000            120,000,000
June 15, 2001              7,500,000            112,500,000
December 15, 2001          7,500,000             55,000,000**
June 15, 2002           3,928,571.43          51,071,428.57
December 15, 2002       3,928,571.43          47,142,857.14
June 15, 2003           3,928,571.43          43,214,285.71
December 15, 2003       3,928,571.43          39,285,714.29
June 15, 2004           3,928,571.43          35,357,142.86
December 15, 2004       3,928,571.43          31,428,571.43
June 15, 2005           3,928,571.43          27,500,000.00
December 15, 2005       3,928,571.43          23,571,428.57
June 15, 2006           3,928,571.43          19,642,857.14
December 15, 2006       3,928,571.43          15,714,285.71
June 15, 2007           3,928,571.43          11,785,714.29
December 15, 2007       3,928,571.43           7,857,142.86
June 15, 2008           3,928,571.43           3,928,571.43
December 15, 2008       3,928,571.43
                       $ 100,000,000

** Partial Redemption of U.S.$50 million on December 17, 2001

                                                                      Schedule 2

       Dispute with Designated Carriers Regarding the Service Arrangements

1. AT&T An accounting rate for the IV.Quarter-2001 is being negotiated.

2. CONCERT BT          Traffic discrepancies of approximately SDR. 67,500.00

3. TELEGLOBE, CANADA   Discrepancies in the application of termination rate. It
                       is required to establish this together with foreign operator.

                        INTERNATIONAL TELEPHONE SERVICES
                             PAYMENT 90 DAYS OVERDUE

------------------------------------------------------------------------------
            DESIGNATED       REMITTANCE
COUNTRY       CARRIER           DATE        PERIOD      CURRENCY     AMOUNT
------------------------------------------------------------------------------
Germany   Deutsche              07/03     I-QTR-2001       SDR     (10,348.33)
==============================================================================
Canada    Teleglobe             06/12      Apr.2001        SDR       8,325.14
                                                           US$         928.57
------------------------------------------------------------------------------
                                07/10      May.2001        SDR       2,937.55
                                                           US$     (12,002.04)
------------------------------------------------------------------------------
                                08/07      Jun.2001        SDR       4,565.68
                                                           US$      17,033.30
==============================================================================
Italy     Telecom Italia        09/04     II-QTR-2001      SDR     114,644.68
                                                           US$          (4.44)
==============================================================================
Korea     Korea Telec.          08/08     II-QTR-2001      SDR       2,142.50
==============================================================================
U.K.      Cable & Wireless      04/02      Jan.2001        SDR      32,230.71
                                05/29      Feb.2001        SDR      53,823.94
                                06/18      Mar.2001        US$     (12,172.31)
                                                           SDR.      4,997.47
==============================================================================
U.K.      Concert BT            04/02      Jan.2001        SDR     (13,930.06)
                                05/03      Feb.2001        SDR      43,779.84
                                                           US$          (6.30)
                                06/28      Mar.2001        SDR       1,562.82
                                06/28      Apr.2001                (13,339.72)
                                07/18      May.2001                (13,618.99)
------------------------------------------------------------------------------
                                                                      06/12/2001

                                                                      Schedule 3

                 Actions at Law, Suits in Equity and Proceedings
                Pending Against Telefonica del Peru or its Assets

None.

                                                                      Schedule 4

                           List of Designated Carriers

Carrier                                Country
-----------------------------------------------------

AT&T                                   U.S.

MCIWorldCom Inc.                       U.S.

Sprint                                 U.S.

KDDI                                   Japan

Cable and Wireless                     United Kingdom

Japan International Digital            Japan
Communications Inc.

Japan Telecom Co., Ltd.                Japan

Telefonica S.A.                        Spain

Deutsche Telekom A.G.                  Germany

Teleglobe Canada Inc.                  Canada

France Telecom                         France

Swisscom Ltd.                          Switzerland

Korea Telecom                          Korea

CTC Mundo                              Chile

Entel Chile                            Chile

Telefonica de Argentina                Argentina

Telecom Argentina (Norte)              Argentina

Telecom Italia S.p.A                   Italy

Concert Global Network Services Ltd.   United Kingdom
(UK)
-----------------------------------------------------